SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

BRIAZZ, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRIAZZ, INC.

July 3, 2003

Dear BRIAZZ Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of BRIAZZ, INC., which will be held at the offices of the Company on Tuesday, July 29, 2003, at 10:00 a.m.

      Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

      If you do not plan to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

VICTOR D. ALHADEFF
Chief Executive Officer,
Chief Financial Officer and Secretary

Seattle, Washington

YOUR VOTE IS IMPORTANT

In order to assure your representation at the Annual Meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

PURPOSE OF MEETING
VOTING RIGHTS AND SOLICITATION
Voting
Proxies
Solicitation of Proxies
PROPOSAL NO. 1
Nominees for Director
Effect of DB Financing and Bridge Financings on Composition of the Board of Directors
Board Recommendation
BOARD OF DIRECTORS
Meetings of the Board
Compensation of Directors
Committees of the Board
Report of the Audit Committee
EXECUTIVE OFFICERS AND KEY EMPLOYEES
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
Changes in Control
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION
Director Compensation
Compensation Committee Interlocks and Insider Participation
Executive Compensation
Option Grants in Last Fiscal Year
Option Exercises and Fiscal Year End Values
2003 Stock Plan
Cash Incentive Plans
2001 Employee Stock Purchase Plan
Indemnification and Limitation of Director and Officer Liability
Employment Agreements
Report on Executive Compensation
Certain Relationships and Related Transactions
Certain Business Relationships
PROPOSAL NO. 2
Background
Use of Proceeds
Considerations
Risks Relating to the DB Financing
Description of Securities to be Issued to Investors
Registration Rights
Board Representation
New Management; Issuance of Stock Options and Series F Preferred Stock to Management
Reasons for Seeking Stockholder Approval
Board Recommendation
PROPOSAL NO. 3
Background
Use of Proceeds
Considerations
Risks Relating to this Proposal
Description of Securities Issued to BV
Description of Securities Issued to Spinnaker
Board Representation
Registration Rights
Voting Agreements
Dilutive Effect
Reasons for Seeking Stockholder Approval
Board Recommendation
PROPOSAL NO. 4
Participation in the Plan
General Provisions of 2003 Stock Plan
Programs under 2003 Stock Plan
Discretionary Features
Deductibility of Executive Compensation
New Plan Benefits
Securities Authorized for Issuance under Equity Compensation Plans
Certain Federal Tax Consequences
Board Recommendation
PROPOSAL NO. 5
Series of Preferred Stock
Effects of the Amendment
Board Recommendation
AUDITORS
SHAREHOLDER PROPOSALS FOR 2003 PROXY STATEMENT
OTHER MATTERS
INDEX TO THE FORM 10-Q
PART I -- FINANCIAL INFORMATION
Item 1. Financial Statements
BRIAZZ, INC. BALANCE SHEETS
BRIAZZ, INC. STATEMENTS OF OPERATIONS
BRIAZZ, INC. STATEMENTS OF CASH FLOWS
NOTES TO FINANCIAL STATEMENTS
Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 3. Quantitative and Qualitative Disclosures About Market Risk
Item 4. Controls and Procedures
PART II -- OTHER INFORMATION
Item 1. Legal Proceedings
Item 2. Changes in Securities and Use of Proceeds
Item 3. Defaults Upon Senior Securities
Item 4. Submission of Matters to a Vote of Security Holders
Item 5. Other Information
Item 6. Exhibits and Reports on Form 8-K
SIGNATURES
CERTIFICATIONS

BRIAZZ, INC.

3901 7th Avenue South, Suite 200
Seattle, Washington 98108

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 29, 2003

       The Annual Meeting of Shareholders (the “Annual Meeting”) of BRIAZZ, INC. (the “Company”) will be held at the offices of the Company on Tuesday, July 29, 2003, at 10:00 a.m. for the following purposes:

1. To elect members of the board of directors;

2. To approve a proposed financing and related actions, including (i) the issuance of up to $5.9 million worth of promissory notes and shares of Series F Convertible Preferred Stock to DB Advisors, LLC (“DB”) and other investors, (ii) the issuance of shares of Series F Convertible Preferred Stock and common stock options to new and existing members of management, (iii) an amendment to the articles of incorporation to increase the number of authorized shares of common stock to 250 million shares, (iv) the adoption of a new stock incentive plan, (v) the right of the investors to designate up to five directors, and (vi) the issuance of promissory notes and shares of Series F Convertible Preferred Stock to Delafield Hambrecht, Inc.;

3. In the event shareholders do not approve Proposal No. 2, or if the financing with DB is not completed, to approve (i) the issuance of shares of the common stock of the Company upon conversion of shares of Series D Convertible Preferred Stock and a warrant issued to Briazz Venture, L.L.C. (“BV”) and shares of Series E Convertible Preferred Stock and a warrant issued to Spinnaker Investment Partners, L.P., and (ii) the right of BV to designate five of our directors pursuant to the financings completed in March and April 2003;

4. To approve the 2003 Stock Plan;

5. To approve an amendment to the articles of incorporation to eliminate any series of preferred stock where no shares of such series remain outstanding; and

6. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof is June 12, 2003. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company.

      Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. Please refer to the enclosed proxy card for instructions. You may revoke your proxy vote at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

By Order of the Board of Directors

VICTOR D. ALHADEFF
Chief Executive Officer,
Chief Financial Officer and Secretary

Seattle, Washington

July 3, 2003

PURPOSE OF MEETING	1
VOTING RIGHTS AND SOLICITATION	1
Voting	1
Proxies	1
Solicitation of Proxies	2
PROPOSAL NO. 1	2
Nominees for Director	2
Effect of DB Financing and Bridge Financings on Composition of the Board of Directors	3
Board Recommendation	3
BOARD OF DIRECTORS	3
Meetings of the Board	3
Compensation of Directors	4
Committees of the Board	4
Report of the Audit Committee	4
EXECUTIVE OFFICERS AND KEY EMPLOYEES	5
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS	5
Changes in Control	7
Section 16(a) Beneficial Ownership Reporting Compliance	8
EXECUTIVE COMPENSATION	8
Director Compensation	8
Compensation Committee Interlocks and Insider Participation	8
Executive Compensation	9
Option Grants in Last Fiscal Year	9
Option Exercises and Fiscal Year End Values	10
1996 Amended Stock Option Plan	10
2003 Stock Plan	12
Cash Incentive Plans	12
2001 Employee Stock Purchase Plan	13
Indemnification and Limitation of Director and Officer Liability	13
Employment Agreements	13
Report on Executive Compensation	14
Certain Relationships and Related Transactions	15
Certain Business Relationships	15
PROPOSAL NO. 2	16
Background	16
Use of Proceeds	18
Post-Transaction Capitalization	18
Considerations	19
Risks Relating to the DB Financing	20
Description of Securities to be Issued to Investors	21
Registration Rights	22
Board Representation	23

i

New Management; Issuance of Stock Options and Series F Preferred Stock to Management	23
Reasons for Seeking Stockholder Approval	24
Board Recommendation	24
PROPOSAL NO. 3	25
Background	25
Use of Proceeds	26
Considerations	27
Risks Relating to this Proposal	27
Description of Securities Issued to BV	28
Description of Securities Issued to Spinnaker	32
Board Representation	35
Registration Rights	35
Voting Agreements	36
Dilutive Effect	36
Reasons for Seeking Stockholder Approval	36
Board Recommendation	36
PROPOSAL NO. 4	37
Participation in the Plan	37
General Provisions of 2003 Stock Plan	38
Programs under 2003 Stock Plan	39
Discretionary Features	40
Deductibility of Executive Compensation	40
New Plan Benefits	40
Securities Authorized for Issuance under Equity Compensation Plans	41
Certain Federal Tax Consequences	41
Board Recommendation	42
PROPOSAL NO. 5	42
Series of Preferred Stock	42
Effects of the Amendment	43
Board Recommendation	43
PERFORMANCE GRAPH	44
AUDITORS	44
SHAREHOLDER PROPOSALS FOR 2003 PROXY STATEMENT	44
OTHER MATTERS	44

ii

BRIAZZ, INC.

3901 7th Avenue South, Suite 200
Seattle, Washington 98108

PROXY STATEMENT

FOR
ANNUAL MEETING OF SHAREHOLDERS

      These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of BRIAZZ, INC., a Washington corporation (the “Company”), for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m. on Tuesday, July 29, 2003, at the offices of the Company, and at any adjournments or postponements of the Annual Meeting. These proxy materials were first mailed on or about July 3, 2003 to all shareholders entitled to vote at the Annual Meeting.

PURPOSE OF MEETING

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

Voting

      Holders of the Company’s common stock are the only securityholders of the Company entitled to vote at the Annual Meeting. On June 12, 2003, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 5,990,916 shares of common stock outstanding. Each shareholder of record on June 12, 2003 is entitled to one vote for each share of common stock held by such shareholder on that date. Holders of a majority of the outstanding shares of common stock must be present or represented at the Annual Meeting to achieve a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Proposals Nos. 2 and 5, which approve amendments to our articles of incorporation, must be approved by a majority of all votes entitled to be cast at the meeting. In the case of Proposal No. 1, election of directors, the nominees who receive the greatest number of votes cast in the election will be elected. All other proposals will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Abstentions and broker non-votes may have an effect on Proposal Nos. 2 and 5, since approval of these proposals is based on the number of votes cast in favor of these proposals. Abstentions and broker non-votes will have no effect on other proposals, as approval of such proposals is based solely on the number of votes actually cast for or against. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proxies

      Whether or not you are able to attend the Annual Meeting, you are urged to submit your proxy, which is solicited by the Company’s Board of Directors (the “Board of Directors” or the “Board”) and which when properly completed will be voted as you direct. In the event proxies are left blank with respect to any proposal, such proxies will be voted FOR such proposal, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting. You may revoke or change your proxy vote at any time before the Annual Meeting by sending a written notice of revocation or submitting another proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy vote by attending the Annual Meeting and voting in person.

Solicitation of Proxies

      The Company will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material furnished to shareholders by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram and other means by directors, officers, and/or employees of the Company. No additional compensation will be paid to these individuals for any such services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

      The directors to be elected at the Annual Meeting will serve on the Board of Directors until the 2004 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal. See “Effect of DB Financing and Bridge Financings on Composition of the Board of Directors.” The accompanying proxy will be voted for the nominees indicated below except where you indicate otherwise or authority to so vote is withheld. Should any of these individuals be unable to serve, the proxy will be voted for such person(s) as is designated by the Board of Directors.

Nominees for Director

Victor D. Alhadeff	Age 57

      Mr.Alhadeff has served as our Chairman of the Board since founding BRIAZZ in 1995, and as our Chief Executive Officer since 1996. Mr. Alhadeff also served as our President from 1995 to 1996, as our Secretary from 1995 to 2001 and as our Treasurer from 1996 to 2001. In 1983, Mr. Alhadeff founded Egghead, Inc., a specialty retailer of personal computer software and accessories. Mr. Alhadeff served as Chairman of Egghead until 1990, when he purchased Egghead University, the software training division of Egghead. Egghead University was renamed Catapult, and Mr. Alhadeff served as its Chairman and Chief Executive Officer until 1993, when Catapult was purchased by IBM. Prior to founding Egghead, Mr. Alhadeff founded Equities Northwest Inc. (ENI), a corporation that formed, marketed and operated oil and gas partnerships, in 1971, and served as its Chief Executive Officer until the company was sold in 1983. While Mr. Alhadeff served at Egghead and ENI, each company, and Mr. Alhadeff, along with other officers and directors of each company, were the subject of shareholder lawsuits. All shareholder lawsuits were settled or dismissed. From 1969 to 1971, Mr. Alhadeff served as a First Lieutenant in the United States Army. Mr. Alhadeff received a B.A. in Business Administration from the University of Washington in 1968.

Charles C. Matteson, Jr.	Age 60

      Mr. Matteson has served as one of our directors since March 2002. From 2001 to 2002, Mr. Matteson has served as the Managing Director and was a Founding Partner of Spinnaker Capital Partners, LLC, a Private Equity investment firm in partnership with European banking interests specializing in Consumer, Franchisable and Food Technology Firms. From 1997 to 2000, Mr. Matteson was an Operations Director and Founding Partner of Incontrol Systems, LLC, a retail-based healthcare company. In 1987, Mr. Matteson founded Matteson Companies International, Inc., which became one of the largest franchisees for Nutri/ System’s medically/professionally supervised weight loss clinics. Mr. Matteson was the CEO for Matteson Companies International, Inc. from 1987 through 1997.

Effect of DB Financing and Bridge Financings on Composition of the Board of Directors

      As part of the Bridge Financings (as described in Proposal No. 3), we granted certain rights to Briazz Venture L.L.C. (“BV”) and Spinnaker Investment Partners, L.P. (“Spinnaker”) with respect to the composition of our Board of Directors. We granted BV the right to designate one (1) person to be elected to our Board of Directors immediately upon the closing of the FFG Financing (as described in Proposal No. 3). In addition, if shareholders approve the issuance of shares of common stock pursuant to the securities issued in the FFG Financing, BV’s right to designate directors would increase to up to five (5) persons. BV has not nominated any person pursuant to this right.

      Similarly, as part of the Spinnaker Financing (as described in Proposal No. 3), we granted Spinnaker the right to designate up to one (1) director for election to our Board of Directors. We believe Spinnaker will designate our existing director, Charles C. Matteson, Jr., pursuant to this right.

      As part of the anticipated DB Financing (as described in Proposal No. 2), we would grant DB Advisors LLC (“DB”), BV and Spinnaker (collectively, the “Investors”) the right to designate up to five (5) nominees for election to our Board of Directors. Because Spinnaker and BV have elected to participate in the DB Financing, their separate rights to designate persons to be elected to serve on the Board of Directors would terminate. As a result of the DB Financing, DB would have the right to designate two nominees, BV would have the right to designate two nominees and Spinnaker would have the right to designate one nominee.

      If the financing with DB is completed, we anticipate increasing the size of our Board of Directors to seven (7) directors. If the financing with DB is not completed, and the issuance of shares and the granting of the right to nominate directors in the Bridge Financings is approved, it may be necessary to increase the size of our Board of Directors to permit at least seven (7) directors to serve. In either case, we anticipate that designees of our investors would be appointed by our Board of Directors to fill vacancies on the Board of Directors. In addition, it may be necessary for some of our existing directors to resign in the future and for us to appoint designees of our investors to fill the vacancies created by such resignation.

Board Recommendation

      The Board unanimously recommends a vote “FOR” all the nominees named above.

BOARD OF DIRECTORS

      Our business is managed under the direction of the Board. We are currently authorized to have five directors. Five directors currently serve on the Board. Two persons are being nominated for election as directors at the Annual Meeting. In the event Proposal Nos. 2 or 3 are approved, we intend to increase the size of our Board to at least seven directors and to appoint designees of our investors to fill vacancies on our Board of Directors. Each director is elected for a period of one year at the annual meeting of shareholders and serves until the next annual meeting or until his or her successor is duly elected and qualified. Proxies may not be voted for a greater number of persons than the number of nominees named. The Board has responsibility for establishing broad corporate policies and for our overall performance. It is not, however, involved in operating details on a day-to-day basis.

      In order for a shareholder to nominate one or more candidates for election as directors at an annual meeting of shareholders, the shareholder must give timely notice of the proposal to nominate such candidate(s) in writing to our Secretary not less than 90 days prior to the first anniversary of the date that our annual meeting was held.

Meetings of the Board

      The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board met eight times during our fiscal year ended December 29, 2002. No incumbent member attended fewer than 75% of the total number of meetings of the Board and of any Board committees of which he was a member during that fiscal year.

Compensation of Directors

      Directors who are also our officers or employees do not receive any compensation for their services as directors. Each non-employee director receives reimbursement for reasonable expenses of attending board meetings. In addition, we grant nonqualified stock options to each non-employee director. During fiscal 2002, we granted options to acquire 10,000 shares of common stock to each of the following directors: Mr. Fersch, Mr. Matteson, and Mr. Kourkoumelis. Such options were fully vested upon grant and are exercisable for $1.26 per share. We do not provide additional compensation for committee participation or special assignments of the board of directors.

Committees of the Board

      Committees of the Board consist of an Audit Committee and a Compensation Committee. The Audit Committee, currently composed of Messrs. Fersch, Kourkoumelis and Matteson, reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendation to engage our independent auditors, the scope of the annual audits, the fees to be paid to our auditors, the performance of our auditors, our accounting practices, internal controls and conflict of interest transactions. The Board of Directors has adopted a written charter for the audit committee. The Audit Committee met two times during the fiscal year ended December 29, 2002. The Compensation Committee, currently composed of Messrs. Fersch, Kourkoumelis and Matteson, recommends, reviews and approves the salaries, benefits and stock incentive plans for our executive officers. The Compensation Committee also administers our compensation plans. The Compensation Committee met eight times during the fiscal year ended December 29, 2002.

Report of the Audit Committee

      The Audit Committee of the Board assists the Board in executing its responsibilities. The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of our financial information, control systems, and reporting practices, and for recommending to the Board for ratification by the shareholders of the Audit Committee’s selection of our independent auditors.

      The Audit Committee is composed of three (3) non-employee members, two of which are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Under Rule 4200(a)(15), Mr. Matteson is not considered independent because he is a limited partner in Spinnaker and a principal in the general partner of Spinnaker. Our independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

      The Audit Committee has reviewed and discussed the audited financial statements with BRIAZZ’s management. The Audit Committee has discussed with PricewaterhouseCoopers LLP certain matters required under Statement on Auditing Standard No. 61 and has received written disclosures and the letter required by Independent Standards Board Standard No. 1 from the outside auditors and has discussed with them their independence.

      Audit Fees: The aggregate fees billed by PricewaterhouseCoopers LLP for professional services provided for the audit of our financial statements for the fiscal year ended December 29, 2002, and for review of the financial statements included in each of BRIAZZ’s Form 10-Q’s for that fiscal year were $161,000.

      Financial Information Systems Designs and Implementation Fees:     PricewaterhouseCoopers LLP did not bill for any professional services for financial information systems design or implementation as described in Paragraph (c)(4)(ii) or Rule 2-01 of Regulation S-X for the fiscal year ended December 29, 2002.

      All Other Fees: Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP, other than the services covered in the two previous paragraphs, for the fiscal year ended December 29, 2002 are $11,600.

      The Audit Committee has considered whether the services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and has concluded that the independence of PricewaterhouseCoopers LLP is maintained and is not compromised by the services provided.

      Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2002, for filing with the SEC.

Respectfully submitted,	Audit Committee:
Richard Fersch
June 12, 2003	Dan Kourkemelis
Charles C. Matteson, Jr.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

      The following table sets forth information regarding our executive officers and other key personnel as of June 12, 2003.

Name	Age	Position

Victor D. Alhadeff	57	Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board
Nancy Lazara	47	Vice President Food
Joel Sjostrom	42	Vice President Retail Operations

      Victor D. Alhadeff, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board. See “Nominees for Director”

      Nancy Lazara, Vice President Food. Ms. Lazara has served as our Vice President Food since joining BRIAZZ in 1998. Ms. Lazara is responsible for menu strategy, product development, quality assurance and product purchasing. Prior to joining us, Ms. Lazara was Vice President of Product Development for H-E-B Grocery Company, a San Antonio-based supermarket chain, from 1989 to 1996; and Vice President, Food Services for Larry’s Markets, a Seattle-based supermarket chain, from 1984 to 1989. Ms. Lazara received a Grande Diplome from Le Cordon Bleu Cooking School in France in 1975.

      Joel Sjostrom, Vice President Retail Operations. Mr. Sjostrom has served as our Vice President Retail Operations since January 2000. Mr. Sjostrom was previously our Regional Vice President, California from 1998 to January 2000, and our California Market Manager from 1997 to 1998. From 1986 to 1997, Mr. Sjostrom served as a Regional Manager at Baker’s Square, a restaurant chain. Mr. Sjostrom received a B.A. in Marketing and Management from the University of Minnesota in 1986.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information known to BRIAZZ with respect to the beneficial ownership of our common stock as of April 10, 2003, by

(i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding common stock,

(ii) each of our directors,

(iii) each of our named executive officers, and

(iv) all directors and officers as a group.

      Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Directors, Named Executive Officers	Number of Shares	Percent of
and 5% Shareholders(1)	Beneficially Owned(2)	Class

Victor D. Alhadeff	1,108,246(3)	17.61%
Richard Fersch	38,525(4)	*
Dan Kourkoumelis	48,334(5)	*
C. William Vivian	180,000(6)	2.92%
Charles C. Matteson, Jr.	8,306,981(7)	58.12%
Nancy Lazara	105,000(8)	1.74%
Joel Sjostrom	56,300(9)	*

All directors and executive officers (7 persons)	9,843,396(10)	65.76%

5% Shareholders
Briazz Venture, L.L.C.	33,171,900(11)	84.70%
Spinnaker Investment Partners, L.P.	8,292,975(7)	58.06%
Whitney Equity Partners, L.P.	814,329(12)	13.47%
Jack Benaroya	676,152(13)	10.95%
Alhadeff Limited Partnership II	473,807(3)	7.91%
Howard Schultz	387,997(14)	6.35%

*	Represents beneficial ownership of less than one percent (1%) of the common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is the address of BRIAZZ.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options and warrants currently exercisable, or exercisable within 60 days after June 6, 2003, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership for any other person. Applicable percentage ownership is based on the aggregate common stock outstanding as of June 6, 2003, which was 5,990,916, together with the applicable options and warrants of such shareholder.

(3)	Represents, with respect to Mr. Alhadeff, 331,019 shares held directly, 101,430 shares issuable upon exercise of warrants exercisable at $5.74 per share, 202,000 shares issuable upon the exercise of stock options, of which 79,067 are exercisable at $1.50 per share, 2,000 are exercisable at $2.34 per share, 114,314 are exercisable at $4.70 per share, 6,519 are exercisable at $6.00 per share and 100 are exercisable at $1,632 per share, and 473,807 shares held by Alhadeff Limited Partnership II.

(4)	Represents 5,200 shares held directly, 1,599 shares issuable upon exercise of warrants exercisable at $5.74 per share and 31,726 shares issuable upon exercise of stock options, of which, 10,000 are exercisable at $1.26, 1,667 are exercisable at $1.50 per share, 10,000 are exercisable at $4.70 per share, 10,000 are exercisable at $6.00 per share, 34 are exercisable at $600.00 per share and 25 are exercisable at $1,800.00 per share.

(5)	Represents shares issuable upon exercise of stock options, of which 10,000 are exercisable at $1.26, 18,167 are exercisable at $1.50 per share, 10,000 are exercisable at $4.70 per share, 10,000 are exercisable at $6.00 per share and 167 are exercisable at $1,800.00 per share.

(6)	Represents shares issuable upon exercise of stock options, of which 49,822 are exercisable at $1.50 per share, 75,000 are exercisable at $2.34 per share, 50,652 are exercisable at $4.70 per share, 4,346 are exercisable at $6.00 per share and 180 are exercisable at $1,800.00 per share.

(7)	Represents 4,006 shares held directly by Mr. Matteson, 10,000 shares issuable upon exercise of stock options exercisable at $1.26 per share and up to approximately 8,292,975 shares of common stock issuable to Spinnaker Investment Partners, L.P. upon exercise of a warrant or conversion of 25 shares of Series E Convertible Preferred Stock at an aggregate conversion price of up to $500,000, assuming shareholders approve such conversion. Mr. Matteson is a limited partner in Spinnaker Investment Partners, L.P. and disclaims all beneficial ownership of these shares. The address of Spinnaker Investment Partners, L.P. is 56 John Street Southport, Connecticut 06890.

(8)	Represents 50,000 shares held directly and 55,000 shares issuable upon exercise of stock options, of which 13,000 are exercisable at $0.69 per share, 19,905 are exercisable at $1.50 per share, 19,842 are exercisable at $4.70 per share, 2,156 are exercisable at $6.00 per share, 34 are exercisable at $1,632.00 per share and 63 are exercisable at $1,800.00 per share.

(9)	Represents 1,300 shares held directly and 55,000 shares issuable upon exercise of stock options, of which 8,000 are exercisable at $0.69 per share, 24,960 are exercisable at $1.50 per share, 19,948 are exercisable at $4.70 per share, 2,049 are exercisable at $6.00 per share, 5 are exercisable at $1,632.00 per share and 38 are exercisable at $1,800.00 per share.

(10)	Includes 627,060 shares subject to options or warrants exercisable within 60 days of April 10, 2003 and approximately 8,292,975 shares issuable to Spinnaker Investment Partners, LP as described in footnote 7.

(11)	Represents up to approximately 33,171,900 shares issuable upon exercise of a warrant or upon conversion of 100 shares of Series D Convertible Preferred Stock at an aggregate conversion price of up to $2,000,000, assuming shareholders approve such conversion. The address for Briazz Venture, L.L.C. is 212 North Sangamon, Suite 1-A Chicago, Illinois 60607

(12)	Represents shares beneficially owned by Whitney Equity Partners, L.P. Represents 617,358 shares held directly, 196,971 shares issuable upon exercise of warrants exercisable at $5.74 per share and 21,692 shares issuable upon exercise of stock options held by Peter Castleman, a Managing Director of Whitney & Co., of which 1,667 are exercisable at $1.50 per share, 10,000 are exercisable at $4.70 per share, 10,000 are exercisable at $6.00 per share and 25 are exercisable at $1,800.00 per share. The name of the general partner of Whitney Equity Partners, L.P. is J. H. Whitney Equity Partners, L.L.C., a Delaware limited liability company, whose business address is 177 Broad Street, Stamford, CT 06901. The names and business address of the members of J. H. Whitney Equity Partners, L.L.C. are as follows: Peter M. Castleman, Jeffrey R. Jay, William Laverack, Jr., Daniel J. O’Brien and Michael R Stone, the business address of each of whom is 177 Broad Street, Stamford, CT 06901.

(13)	Represents 492,961 shares held directly and 183,191 shares issuable upon exercise of warrants exercisable at $5.74 per share. The address for Mr. Benaroya is c/o Benaroya Capital Company, L.L.C., 1001 Fourth Avenue, Suite 4700, Seattle, Washington 98154.

(14)	Represents 271,190 shares held directly, 104,470 shares issuable upon exercise of warrants exercisable at $5.74 per share and 12,337 shares issuable upon exercise of stock options, of which 1,667 are exercisable at $1.50 per share, 10,000 are exercisable at $6.00 per share, 167 are exercisable at $600.00 per share, 261 are exercisable at $1,632.00 per share and 242 shares are exercisable at $3,900.00. The address for Mr. Schultz is c/o Starbucks Corporation, 2401 Utah Avenue South, Seattle, Washington 98134.

Changes in Control

      Laurus Master Fund Ltd. (“Laurus”) has the right to acquire up to 9,262,142 shares of our common stock, subject to further adjustments, pursuant to a convertible promissory note. In addition, Laurus holds warrants to acquire up to 400,000 shares of our common stock. If Laurus were to convert or exercise a substantial portion of their convertible note or warrants, Laurus would hold more than 50% of our outstanding common stock. Even if Laurus exercised or converted for a lesser amount of shares, it would still hold sufficient shares to exercise a great deal of control over our affairs. While Laurus has agreed not to convert into and hold more than 4.99% of our shares of common stock at any given time, it may revoke this limitation at its option on 75 days notice.

      As described under the heading entitled “Proposal No. 3,” BV has the right to acquire up to approximately 33,171,900 shares of our common stock upon the conversion of shares of our Series D Preferred

Stock (should our shareholders approve such conversion) and the exercise of an associated common stock warrant. In addition, BV has the right, subject to shareholder approval, to nominate up to five of our directors.

      Also as described under the heading entitled “Proposal No. 3,” Spinnaker has the right to acquire up to approximately 8,292,975 shares of our common stock upon the conversion of shares of our Series E Preferred Stock (should our shareholders approve such conversion) and the exercise of an associated common stock warrant. In addition, Spinnaker has the right to nominate up to one of our directors, currently Charles C. Matteson, Jr. Mr. Matteson is a limited partner in Spinnaker and a principal in the general partner of Spinnaker.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires that our officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish us with copies of all such reports they file.

      Based solely on our review of the copies of such reports received by us, and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that, with respect to the fiscal year ended December 29, 2002, our officers and directors, and all of the persons known to us to own more than ten percent (10%) of our Common Stock, filed all required reports on a timely basis, except as follows:

•	Victor D. Alhadeff, chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary, filed one Form 4 late. The filing was due on September 1, 2002 but was not filed until September 10, 2002.

•	Dan Kourkoumelis, a director, did not file a Form 4 for an option grant made on May 2, 2002 until June 6, 2003.

•	Richard Fersch, a director, did not file a Form 4 for an option grant made on May 2, 2002 until June 6, 2003.

•	Charles C. Matteson, Jr., a director, filed his Form 3 late and did not file a Form 4 for an option grant made on May 2, 2002, and stock purchased on May 22, 2002 until June 19, 2003.

•	Joel Sjostrom, Vice President Retail Operations, did not file a Form 4 for certain stock purchases in May 2002 until May 14, 2003.

EXECUTIVE COMPENSATION

Director Compensation

      Directors who are also our officers or employees do not receive any compensation for their services as directors. Each non-employee director receives reimbursement for reasonable expenses of attending board meetings. In addition, we grant nonqualified stock options to each non-employee director. During fiscal 2002, we granted options to acquire 10,000 shares of common stock to each of the following directors: Mr. Fersch, Mr. Matteson, and Mr. Kourkoumelis. Such options were fully vested upon grant and are exercisable for $1.26 per share. We do not provide additional compensation for committee participation or special assignments of the board of directors.

Compensation Committee Interlocks and Insider Participation

      BRIAZZ’s Compensation Committee is currently composed of Messrs. Fersch, Kourkoumelis, and Matteson. No member of the Compensation Committee is an officer or employee of BRIAZZ. No executive officer of BRIAZZ serves as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our board or Compensation Committee. In addition, no interlocking relationship exists between any member of our Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Executive Compensation

      The following table sets forth the compensation paid to our Chief Executive Officer and four most highly compensated executive officers for the fiscal years ended December 31, 2000, December 30, 2001 and December 29, 2002. No other executive officer of BRIAZZ earned a salary and bonus for fiscal 2002 in excess of $100,000.

		Annual Compensation		Long-Term
				Compensation Securities
Name and Principal Position		Salary	Bonus	Underlying Options

Victor D. Alhadeff, Chief Executive Officer,	2002	$150,000	—	—
Chief Financial Officer, Secretary and	2001	150,000	—	122,833
Chairman of the Board(1)	2000	150,000	—	12,500

C. William Vivian, President and	2002	215,927	—	—
Chief Operating Officer(2)	2001	209,999	—	129,998
	2000	194,396	—	8,334

Nancy Lazara, Vice President Food	2002	115,287	—	8,000
	2001	115,750	—	21,998
	2000	112,223	—	5,000

Joel Sjostrom, Vice President	2002	119,800	—	13,000
Retail Operations	2001	117,431	—	21,997
	2000	111,130	—	10,001

Tracy L. Warner, Vice President Finance,	2002	129,583	40,500	8,000
Chief Financial Officer, Treasurer and	2001	124,231	—	22,000
Secretary(3)	2000	106,928	—	10,000

(1)	Mr. Alhadeff assumed the roles of Chief Financial Officer and Secretary upon the resignation of Tracy Warner effective October 31, 2002.

(2)	Mr. Vivian resigned as President and Chief Operating Officer effective February 28, 2003.

(3)	Ms. Warner resigned as Chief Financial Officer and Secretary effective October 31, 2002.

Option Grants in Last Fiscal Year

      The following table sets forth certain information regarding stock option grants to our Chief Executive Officer and four most highly compensated executive officers during the year ended December 29, 2002. The potential realizable value is calculated based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of its term. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

•	multiplying the number of shares of common stock subject to a given option by the exercise price;

•	assuming that the aggregate stock value derived from that calculation compounds at the annual five percent (5%) or ten percent (10%) rate shown in the table for the entire ten-year term of the option; and

•	subtracting from that result the aggregate option exercise price.

					Potential Realizable
	Option Grants in Fiscal 2002				Value at Assumed
					Annual Rates of
	Number of	% of Total			Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price (Per
Name	Granted(1)	Fiscal Year(2)	Share)(3)	Expiration Date	5%	10%

Victor D. Alhadeff	—	N/ A	N/ A	N/ A	N/ A	N/ A
C. William Vivian	—	N/ A	N/ A	N/ A	N/ A	N/ A
Nancy Lazara	13,000	5.6%	$0.69	August 5, 2012	$5,641	$14,296
Joel Sjostrom	8,000	3.5%	$0.69	August 5, 2012	$3,472	$8,797
Tracy L. Warner	8,000	3.5%	$0.69	August 5, 2012	$3,472	$8,797

(1)	All options are fully vested.

(2)	During the fiscal year ended December 29, 2002, options to purchase 230,843 shares were issued to employees.

(3)	The exercise price per share was equal to the fair market value of the common stock on the date of grant as determined by the board of directors.

Option Exercises and Fiscal Year End Values

      The following table sets forth for our Chief Executive Officer and four most highly compensated executive officers the number of shares acquired upon exercise of stock options during the year ended December 29, 2002 and the number of shares subject to exercisable and unexercisable stock options held at December 29, 2002.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
			Options at		Money Options at
	Securities		December 29, 2002(1)		December 29, 2002(2)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Victor D. Alhadeff	—	—	202,000	—	—	—
C. William Vivian	—	—	67,922	112,078	—	—
Nancy Lazara	—	—	55,000	—	—	—
Joel Sjostrom	—	—	55,000	—	—	—
Tracy L. Warner	—	—	29,751	—	—	—

(1)	All options became fully vested in the first fiscal quarter of 2003.

(2)	The closing price of the common stock on December 27, 2002, the last trading day before the fiscal year end on December 29, 2002, was $0.34 per share. As of December 29, 2002, no options were in-the-money.

1996 Amended Stock Option Plan

      The 1996 Amended Stock Option Plan was initially adopted by our Board of Directors and approved by our shareholders in December 1995 and was last amended in June 2002. The plan currently provides for the issuance of up to 1,165,000 shares of common stock upon the exercise of options granted thereunder, subject to adjustment for stock dividends, stock splits, reverse stock splits and other similar changes in our capitalization.

      We have implemented a stock option program under the terms of the plan that we refer to as our “Fresh Options” program. The Fresh Options program currently provides for all hourly employees to receive a one-time grant of non-qualified stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) after working 1,300 hours. The number of shares covered by the option is based on the employee’s wages. Additional options may be granted to employees who remain employed for more than three years. Fresh Options are granted two times per year, on May 1st and November 1st.

      Management-level employees are eligible to receive an initial grant of stock options at the next semi-annual grant date after the date of hire. The number of shares covered by the option is based on the manager’s salary level. If an hourly employee is promoted to the management level, an option to purchase additional shares is granted in an amount equal to that granted to a newly hired manager.

      Senior management-level employees are eligible to receive an initial grant of stock options on the employee’s hire date and performance-based annual grants as determined on a case-by-case basis.

      Directors are eligible to receive an initial grant of non-qualified stock options when elected or appointed to the board.

      On March 3, 1997, the Board of Directors authorized the compensation committee to serve as the plan administrator. The exercise price per share for options granted pursuant to the plan is the fair market value of the shares on the date of grant, as determined by the plan administrator. Options typically vest in equal annual installments over a four-year period. No options vest in any year in which the optionee, if an employee, works less than a minimum of 500 hours.

      With certain exceptions, each outstanding option terminates, to the extent not previously exercised, upon the occurrence of the first of the following events:

•	the expiration of the term of the option, which is specified by the plan administrator at the time of grant (generally ten years; or, with respect to incentive stock options granted to greater-than-ten-percent shareholders, a maximum of five years);

•	the date of an optionee’s termination of employment or contractual relationship with us for cause;

•	the expiration of three months from the date of an optionee’s termination of employment or contractual relationship with us for any reason other than cause, death or disability, unless, in the case of a non-qualified stock option, extended by the plan administrator until a date no later than the expiration date of the option; or

•	the expiration of one year from the date of an optionee’s cessation of employment or contractual relationship with us by reason of death or disability, unless, in the case of a non-qualified stock option, the exercise period is extended by the plan administrator until a date not later than the expiration date of the option.

      Upon exercise, the exercise price may be paid in cash or by:

•	with the approval of the plan administrator, delivering shares of common stock previously held;

•	having shares withheld or sold or margined from the number of shares to be received; or

•	complying with any other payment mechanisms the plan administrator may approve.

      The plan administrator may amend, modify or terminate the plan, or modify or amend options granted under the plan, except that no amendment with respect to an outstanding option that has the effect of reducing the holder’s benefits may be made over the objection of the holder (other than those provisions triggering acceleration of vesting of outstanding options).

      As of December 29, 2002, options to acquire 1,049,648 shares of common stock were outstanding and options to acquire 590,587 shares of common stock were exercisable under the plan (the vesting of all outstanding options was accelerated in the first fiscal quarter of 2003). In 2002, no options were exercised. Of the outstanding options:

•	115,988 were at an exercise price of $0.69 per share;

•	4,211 were at an exercise price of $0.95 per share;

•	4,000 were at an exercise price of $1.00 per share;

•	78,084 were at an exercise price of $1.26 per share;

•	381,695 were at an exercise price of $1.50 per share;

•	16,873 were at an exercise price of $1.66 per share;

•	77,000 were at an exercise price of $2.34 per share;

•	297,804 were at an exercise price of $4.70 per share;

•	72,092 were at an exercise price of $6.00 per share;

•	300 were at an exercise price of $600.00 per share;

•	666 were at an exercise price of $1,632.00 per share;

•	693 were at an exercise price of $1,800.00 per share; and

•	242 were at an exercise price of $3,900.00 per share.

2003 Stock Plan

      The Plan is more fully described under the heading “Proposal No. 4.”

      Under the Plan, stock options may be granted to employees, directors and such other persons as the plan administrator may select. As of June 12, 2003, BRIAZZ had 217 employees and directors, each of whom was eligible to receive stock options under the Plan.

      We have implemented a stock option program under the terms of the plan that we refer to as our “Fresh Options” program. The Fresh Options program currently provides for all hourly employees to receive a one-time grant of non-qualified stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) after working 1,300 hours. The number of shares covered by the option is based on the employee’s wages. Additional options may be granted to employees who remain employed for more than three years. Fresh Options are granted two times per year, on May 1st and November 1st.

      Management-level employees are eligible to receive an initial grant of stock options at the next semi-annual grant date after the date of hire. The number of shares covered by the option is based on the manager’s salary level. If an hourly employee is promoted to the management level, an option to purchase additional shares is granted in an amount equal to that granted to a newly hired manager.

      Senior management-level employees are eligible to receive an initial grant of stock options on the employee’s hire date and performance-based annual grants as determined on a case-by-case basis.

      Directors are eligible to receive an initial grant of non-qualified stock options when elected or appointed to the board.

Cash Incentive Plans

      We administer annual cash incentive plans that are targeted toward specific groups of our employees, including senior management, managers, supervisors, sales specialists and other salaried employees.

      In fiscal 2000, we administered a senior management team annual incentive plan. In the event that we exceeded our pre-tax contribution goal for 2000, participants were eligible to receive a cash bonus equal to the following percentage of their respective annual salaries: 35% for our President; 30% for our Vice Presidents; 25% for our employees at the “senior director” level; and 20% for our employees at the “director” level. Our named executive officers were eligible to participate in this plan. No cash bonuses were paid under the terms of this plan.

      The 2001 bonus plan for eligible officers and executives was based solely on BRIAZZ exceeding the budgeted pre-tax earnings. Eligible officers and executives were eligible to earn 30-35% of their annual base salary if BRIAZZ met specific financial goals. None of the eligible officers and executives received any compensation from this plan since BRIAZZ did not exceed it pre-tax budget.

      The 2002 bonus plan for eligible officers and executives was based solely on BRIAZZ exceeding the budgeted pre-tax earnings. Eligible officers and executives were eligible to earn 30-35% of their annual base salary if BRIAZZ met specific financial goals. None of the other eligible officers and executives received any compensation from this plan.

      The 2003 bonus plan remains the same, except that bonuses will accrue and be paid on a quarterly, rather than on an annual, basis.

      In March 2002, Tracy Warner was awarded a performance bonus equal to 30% of her 2001 salary. The bonus was awarded on an individual basis, outside of the terms of our bonus plans.

2001 Employee Stock Purchase Plan

      We implemented an employee stock purchase plan in 2001. We intend that the plan qualifies under Section 423 of the Internal Revenue Code. The plan permits our eligible employees to purchase common stock through payroll deductions of up to 10% of their cash compensation per year. The plan provides for six month offering periods, beginning on each January 1 and July 1. No employee may purchase more than $12,500 in common stock in any offering period. We have authorized the issuance of up to a total of 200,000 shares of common stock pursuant to the plan. The price of common stock issued under the plan will be the lesser of 85% of the fair market value on the first day of the offering period or 85% of the fair market value on the last day of the offering period. Since its inception through the most recent purchase period ended on December 31, 2002, a total of 129,457 shares of common stock were purchased under the plan. The Board of Directors has suspended the plan indefinitely.

Indemnification and Limitation of Director and Officer Liability

      Our articles of incorporation and our bylaws limit the liability of directors to the fullest extent permitted by the Washington Business Corporation Act as it currently exists or as it may be amended in the future. Consequently, subject to the Washington Business Corporation Act, no director will be personally liable to us or our shareholders for monetary damages resulting from his or her conduct as a director, except liability for:

•	acts or omissions involving intentional misconduct or knowing violations of law;

•	unlawful distributions; or

•	transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

      Our articles of incorporation also provide that we may indemnify any individual made a party to a proceeding because that individual is or was a director or officer of ours, and this right to indemnification will continue as to an individual who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors or administrators. Any subsequent repeal of or modification to our articles of incorporation will not adversely affect any right of a director or officer of ours who is or was a director or officer at the time of such repeal or modification. To the extent the provisions of our articles of incorporation provide for indemnification of directors or officers for liabilities arising under the Securities Act, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy as expressed in the Securities Act and therefore unenforceable.

      Our articles of incorporation provide that we will indemnify our directors and officers and may indemnify our other employees and agents to the fullest extent permitted by law. Our directors, officers and employees also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by BRIAZZ for such purpose.

Employment Agreements

      We have entered into a non-competition agreement with our Chief Executive Officer and Chairman of the Board, Victor D. Alhadeff, dated October 18, 1996. This agreement provides that during the term of his employment with us and for two years thereafter, Mr. Alhadeff will not act as an agent of, own (except for less than 5% of a competitor’s equity interests) or participate in the management of any of our competitors, without geographical limitation, or induce any of our employees, consultants or agents to leave us.

      We previously maintained an employment agreement with C. William Vivian, our former President and Chief Operating Officer. Mr. Vivian resigned as our President and Chief Operating Officer on February 28, 2003. The agreement provided that, in the event that we terminate Mr. Vivian’s employment without cause, we agree to provide Mr. Vivian with monthly separation payments equal to Mr. Vivian’s base monthly salary, for a period of 12 months, subject to Mr. Vivian providing us with a waiver and release of all claims. This clause was not triggered because Mr. Vivian ended his employment with us by tendering his resignation.

Report on Executive Compensation

      The Compensation Committee of the Board of Directors recommends, reviews and approves the salaries, benefits and stock incentive plans for our executive officers, and reviews and approves compensation recommendations made by the Chief Executive Officer for the other officers and key employees. The Committee is also responsible for administering all of our compensation plans.

      The Company’s Chief Executive Officer’s annual compensation of $150,000 for 2002 and 2001 was unchanged from that of 2000.

      BRIAZZ administers several incentive-based programs for our executive officers and other employees.

      The Compensation Committee awards stock options to employees pursuant to our 1996 Amended Stock Option Plan based upon the employee’s salary, level of responsibility and length of service. Senior management-level employees, including our named executive officers, are eligible to receive an initial grant of stock options on the employee’s hire date and performance-based annual grants as determined on a case-by-case basis.

      The Compensation Committee administers annual cash incentive plans that are targeted toward specific groups of employees, including senior management, managers, supervisors, sales specialists and other salaried employees. The 2002 bonus plan for eligible officers and executives was based solely on Briazz exceeding the budgeted pre-tax earnings. Eligible officers and executives could earn 30-35% of their annual base salary if Briazz meets specific financial goals. None of the eligible officers and executives received any compensation from this plan since Briazz did not exceed it pre-tax budget. The 2003 bonus plan remains the same, except for those officers and executives with operational responsibilities. The bonus plan for officers and executives with operational responsibilities will be based on the roll-up of their unit’s ability to exceed pre-tax contributions and the company exceeding pre-tax contributions.

      Eligible employees may also participate in our 2001 Employee Stock Purchase Plan, which permits eligible employees to purchase Common Stock through payroll deductions of up to 10% of their cash compensation per year, during six month offering periods. The price of Common Stock issued under the plan is the lesser of 85% of the fair market value on the first day of the offering period and 85% of the fair market value on the last day of the offering period. This plan has been suspended indefinitely by the Board of Directors.

      Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by BRIAZZ during 2002 exceeded the $1 million limitation.

Respectfully submitted,	Compensation Committee
Richard Fersch
April 28, 2003	Dan Kourkoumelis
Charles C. Matteson, Jr.

Certain Relationships and Related Transactions

      In 2002, Mr. Alhadeff, our Chief Executive Officer and Chairman of the Board, pledged collateral to secure our $500,000 term note with U.S. Bank National Association. Mr. Alhadeff receives no compensation from us for pledging this collateral. The term note expires on March 31, 2004. In addition, until April 15, 2002 we maintained a $2,000,000 operating line of credit with U.S. Bank National Association. Mr. Alhadeff was a co-obligor on the line of credit. He received no compensation from us for serving in this capacity.

      We are a party to a lease agreement dated November 6, 1998 with Benaroya Capital Company, LLC, pursuant to which we have agreed to lease a 517 square foot retail space in Metropolitan Park West, 1100 Olive Way, Seattle, Washington for the period from November 15, 1998 to May 31, 2003. Our monthly rent is the lesser of $1,300 or 6% of our gross sales. During the fiscal year ended December 30, 2001, we paid Benaroya Capital a total of $26,205 in connection with our lease obligations. We anticipate that our future rent obligations from December 31, 2001 to May 31, 2003 will be a maximum of $6,500 under the calculation described above. Benaroya Capital is controlled by Jack Benaroya, one of our principal shareholders.

      Starbucks Corporation currently supplies the coffee for our cafes. During fiscal 2002, we purchased a total of $1,788,000 in coffee and coffee-related supplies from Starbucks. Mr. Schultz, one of our principal shareholders and a former director, is the Chairman and Chief Global Strategist of Starbucks.

      As described under the heading “Proposal No. 3”, Charles C. Matteson, Jr. is a limited partner in Spinnaker and a principal in Spinnaker’s general partner.

Certain Business Relationships

      We entered into a Food Production Agreement with Flying Food Group, Inc. (“FFG”), who holds a significant amount of our debt and equity, dated as of December 1, 2002. Under the agreement, FFG has agreed to manufacture and package all food products we sell in our existing markets for the term of the agreement. We will pay them for their actual cost incurred in production of the food items plus a profit factor to be negotiated with FFG. The agreement allows us to change our menu items provided we give reasonable notice to FFG and the number of items on our menu remains relatively constant. In addition, the agreement generally prohibits FFG from using our trademarks for its own purposes. However, it does not forbid FFG to use the same food formulations, recipes or ingredients for products that it sells to the food service industry.

      Under the agreement, FFG must ensure that all products sold to us meet state and federal standards and must maintain a Hazard Analysis Critical Control Point (HACCP) program similar to the program previously maintained at our central kitchens. FFG must also indemnify us for damages arising from their failure to provide us with food meeting these standards.

      Under the food production agreement with FFG dated December 1, 2002, FFG has agreed to manufacture and package all food products we sell in our existing markets for the term of the agreement. We will pay FFG for its actual cost incurred in production of the food items plus a profit factor to be negotiated. The agreement allows us to change our menu items provided we give reasonable notice to FFG and the number of items on our menu remains relatively constant. In addition, the agreement generally prohibits FFG from using our trademarks for its own purposes. However, it does not forbid FFG from using the same food formulations, recipes or ingredients for products that it sells to the food service industry.

      As part of the agreement, we agreed to transfer production of our food products over to FFG in a multi-staged process. As part of this process, we have already transferred food production to FFG facilities in the Chicago, Los Angeles and Seattle markets. As part of this transition, we agreed to transfer to FFG, without charge, any of our central kitchen equipment that may be requested by FFG. If the production agreement is terminated within one year following commencement of production, FFG will return the equipment to us. Otherwise, FFG will retain all transferred equipment.

      We and FFG have agreed at this time it would be in both parties’ best interest to seek a third party central kitchen operator due to limited production space in the FFG kitchen in San Francisco. We may either, outsource to a third party, make arrangements with FFG to produce within their kitchen, or continue to operate our own kitchen in San Francisco. At this time we are in negotiations with two third party kitchens. There can be no guarantee that we will successfully complete those negotiations.

      The agreement has a term of ten years subject to earlier termination if (i) we fail to obtain shareholder approval for the issuance of common stock upon the conversion of shares of Series D Preferred Stock held by FFG or (ii) we or FFG become insolvent. In addition, the agreement may be terminated in specific markets (i) by the non-defaulting party in the event of a default in a specific market or (ii) if FFG is not able to resume production within 60 days of a Force Majeure event. After the initial ten-year term, the agreement renews automatically for successive one-year terms unless terminated by either party on one-year’s notice.

PROPOSAL NO. 2

APPROVAL OF A PROPOSED FINANCING AND RELATED ACTIONS, INCLUDING

(I) THE ISSUANCE OF UP TO $5.9 MILLION WORTH OF PROMISSORY NOTES, SHARES OF SERIES F CONVERTIBLE PREFERRED STOCK AND COMMON STOCK OPTIONS, (II) THE RIGHT OF THE INVESTORS TO DESIGNATE UP TO FIVE DIRECTORS, (III) THE ADOPTION OF A NEW STOCK INCENTIVE PLAN, (IV) AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 250 MILLION SHARES.

      At the Annual Meeting, our shareholders will be asked to approve a proposed debt financing pursuant to which we would issue $5.9 million of senior secured non-convertible promissory notes to DB, an affiliate of Deutsche Bank, BV and Spinnaker. As part of the financing, we would issue to the investors and to certain new and existing members of our management shares of our Series F Convertible Preferred Stock (“Series F Preferred Stock”). The Series F Preferred Stock would be convertible at the option of the holder, at a conversion price of $0.10 per share of our common stock, into approximately 90% of our outstanding common stock on a fully-diluted, post-conversion basis (currently, approximately 80,995,607 shares of our common stock). Of this amount, approximately 84% (or approximately 75,689,233 shares of our common stock) would be allocated to DB, BV and Spinnaker, and approximately 6% (or approximately 5,306,374 shares of our common stock) would be divided among new and existing members of our management. We would also grant DB, DV and Spinnaker the right to designate up to five persons to our Board of Directors.

      In connection with this financing, our shareholders will be asked to approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock to 250 million shares, the adoption of a new stock incentive plan, the grant of stock options to new and existing members of management estimated to be exercisable for approximately 5,406,374 shares of common stock, and the issuance to Delafield Hambrecht, Inc. (“Delafield”) of $100,000 of senior secured non-convertible promissory notes and shares of Series F Preferred Stock convertible into up to 850,000 shares of our common stock in connection with settlement of fees owed to Delafield.

      Our Board of Directors believes that if this proposal is not approved or the financing with the investors is not completed, we may be required to declare bankruptcy or cease our operations in the immediate future.

Background

      We intend to offer up to $5.9 million in principal amount of senior secured non-convertible promissory notes (the “DB Financing”) to DB, BV and Spinnaker. The investment will consist of (i) $3.4 million of cash from DB; (ii) the conversion of an outstanding promissory note in the principal amount of $2.0 million held by BV and the surrender of all outstanding shares of Series D Convertible Preferred Stock (“Series D Preferred Stock”) and an outstanding warrant held by BV; and (iii) the conversion of an outstanding promissory note in the principal amount of $0.55 million held by Spinnaker and the surrender of all outstanding shares of Series E Convertible Preferred Stock (“Series E Preferred Stock”) and an outstanding warrant held by Spinnaker. These securities held by BV and Spinnaker are described more fully below under the heading “Proposal No. 3.”

      As additional inducement to DB, BV and Spinnaker to participate in the financing, we agreed to issue shares of our Series F Preferred Stock that will be convertible into the number of shares of our common stock that, as of the date of the closing of the financing, would equal approximately 90% of our outstanding common stock on a fully-diluted, post-conversion basis (excluding from the calculation of fully-diluted those shares of common stock underlying the convertible note issued to Laurus Master Fund, Ltd. (“Laurus”) on June 18, 2002, as amended, but including the shares of Series F Preferred Stock to be issued to Delafield at the closing of the financing). Of the 90%, DB would receive shares of Series F Preferred Stock convertible into 48.407% of the common stock on a fully-diluted, post-conversion basis, BV would receive shares of Series F Preferred Stock convertible into 28.474% of the common stock on a fully-diluted, post-conversion basis and Spinnaker would receive shares of Series F Preferred Stock convertible into 7.119% of the common stock on a fully-diluted, post-conversion basis. In addition, shares of Series F Preferred Stock representing approximately 6% of our outstanding common stock on a fully-diluted, post-conversion basis would be allocated to new and existing members of our management.

      As discussed in Proposal No. 3, BV is a wholly-owned subsidiary of FFG. We have a food production agreement with FFG whereby FFG produces the majority of our food products in three of our four markets. See “Proposal No. 3 — Background.” In addition, Charles C. Matteson, Jr., one of our directors, is a limited partner in Spinnaker and a general partner of Spinnaker Capital Partners, LLC, the entity that controls Spinnaker. Both FFG and Charles C. Matteson, Jr. are likely to be deemed our affiliates by virtue of our relationships with them.

      We are also seeking shareholder approval of the issuance of senior secured non-convertible promissory notes and shares of Series F Preferred Stock to Delafield in connection with a settlement of fees owed to Delafield under the Engagement Agreement dated April 18, 2002, as amended (the “Delafield Agreement”). Pursuant to the Delafield Agreement change of control provision, Delafield was owed a $750,000 change of control fee. In lieu of this fee, we have agreed to pay Delafield $100,000 in cash at closing, $100,000 in senior secured non-convertible promissory notes (in substantially the same form as issued to the Investors) and shares of Series F Preferred Stock convertible into 850,000 shares of our common stock upon the closing of the financing with the Investors. In addition, we would pay Delafield $100,000 at the end of the third quarter of 2003. These payments will be in full satisfaction of any fees under the Delafield Agreement.

      The Investors and Delafield would receive registration rights covering the shares as described below in the section entitled “Registration Rights”, and the Investors would receive the right to appoint up to five directors and approve certain transactions as described below in the section entitled “Board Representation.”

      In addition, we are asking shareholders to approve the adoption of a new stock incentive plan that will authorize the issuance of 12 million shares of common stock upon exercise of stock options or upon the grant of restricted stock. This plan, combined with all of our other stock incentive plans, will total less than 15% of our outstanding shares of common stock on a fully-diluted basis as measured on the closing date of the financing with the Investors after giving effect to the issuance of the Series F Preferred Stock. The plan will be otherwise identical to the 2003 Stock Plan described under the heading “Proposal No. 4.” We believe this plan will provide us with the necessary flexibility to provide long-term incentives to our employees and directors. If this plan is approved, it will be adopted in lieu of the 2003 Stock Plan described under the heading “Proposal No. 4.”

      Finally, as a result of the number of shares issuable upon conversion of the Series F Preferred Stock and reserved for issuance under the new stock incentive plan, we are seeking shareholder approval to increase the number of shares of common stock that we are authorized to issue from 100 million to 250 million. The additional shares will be either reserved for issuance pursuant to conversion of the shares of Series F Preferred Stock and exercise of stock options to be issued to the Investors, Delafield and management or available for future financing activities or employee grants.

      On May 28, 2003, we entered into a securities purchase agreement with DB, BV, Spinnaker and Delafield setting forth the terms of the DB Financing (the “Purchase Agreement”). The approval of the financing by our shareholders is a condition to the obligations of the Investors and Delafield to purchase the notes and the Series F Preferred Stock. For the complete text of the Purchase Agreement, see Appendix A attached hereto.

      We are asking shareholders to specifically approve the transactions described above in the following four categories:

•	approve the issuance of the promissory notes, shares of Series F Preferred Stock and common stock options described in this Proposal No. 2;

•	approve the right of the Investors to designate up to five directors;

•	approve the adoption of the stock incentive plan described in this Proposal No. 2; and

•	approve the amendment of the articles of incorporation to increase the number of authorized shares of common stock to 250 million shares.

      In the event shareholders do not approve any one of these items, then the transactions contemplated by this Proposal No. 2 may not be completed.

Use of Proceeds

      We have agreed with the Investors and Delafield to use a portion of the $3,400,000 of new funds raised for the following purposes:

Dedicated Use of Proceeds	Amount(1)

Laurus Note(2)	$940,000
US Bank term note(3)	$500,000
Professional fees(4)	$730,000
Delafield Hambrecht, Inc.(5)	$200,000
Total	$2,370,000

(1)	With respect to all amounts listed, the amount outstanding is calculated as of May 28, 2003.

(2)	$300,000 to be paid at closing, with the remainder amortized over 12 months.

(3)	$300,000 to be paid at closing, $100,000 to be paid on the first month anniversary of the closing date and $100,000 plus all remaining accrued and unpaid interest to be paid on the second month anniversary of the closing date. This note is currently secured by a $500,000 certificate of deposit owned by Victor D. Alhadeff, our Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. Upon repayment of the note, US Bank will release its security interest in the certificate of deposit.

(4)	Various outstanding professional fees, to be paid at the times and in the amounts we determine prior to the closing date.

(5)	$100,000 to be paid at closing, and $100,000 to be paid at the end of the third quarter in fiscal 2003.

      In addition, we have agreed to use a portion of the proceeds of the DB Financing to pay FFG any amounts owed pursuant to the food production agreement between us. As of June 12, 2003, we owed FFG $793,000 under this agreement.

      The remainder of the new funds raised will be used for working capital purposes and to reduce other outstanding debt.

Post-Transaction Capitalization

      The issuance of the additional common stock upon conversion of the Series F Preferred Stock and exercise of the stock options issued in this financing will be dilutive to the outstanding shares of our common stock. Assuming the conversion of all of the shares of the Series F Preferred Stock and exercise of the stock options issued to Investors and management in this transaction, existing shareholders on June 4, 2003 (excluding Victor D. Alhadeff) would own approximately 5.5% of our outstanding shares of common stock. The resale of the common stock, once issued, could also depress the market price of our common stock by increasing volatility of our stock price due to our historically low trading volume.

      The following table sets forth the approximate number of shares of our held by the Investors, management and our existing shareholders and their respective percentage ownership, based on 5,990,916 shares of our common stock, warrants to purchase 1,330,404 shares of our common stock and options to purchase 689,303 shares of our common stock outstanding as of June 12, 2003, and assuming:

•	conversion of such outstanding warrants and options into shares of our common stock;

•	the issuance of shares of Series F Preferred Stock to the Investors and Delafield, and the conversion of such shares into 76,539,233 shares of our common stock; and

•	the issuance of shares of Series F Preferred Stock to new and existing management, and the conversion of such shares into 5,306,374 shares of our common stock.

      The following table excludes all shares of our common stock (i) reserved for issuance upon exercise or conversion of the warrants and preferred stock currently held by BV and Spinnaker, which will be cancelled if the DB Financing is closed, (ii) reserved for issuance upon conversion of the convertible note held by Laurus, and (iii) reserved for issuance pursuant to stock incentive plans but not subject to stock options or other awards under such plans.

	Approximate Number
	of Shares of	Percentage
Shareholder	Common Stock	of Shares

Preferred Stock Holders
DB Advisors, LLC	43,617,723(1)	48.407%
Briazz Venture, L.L.C	25,656,848(2)	28.474%
Spinnaker Investment Partners, L.P.	6,414,662(3)	7.119%

Subtotal — Investors	75,689,233	84.0%
New and Existing Management	5,306,374	5.9%

Subtotal — Investors and
Management	80,995,607	89.9%
Delafield Hambrecht, Inc.	850,000	.9%
Consultants(1)	250,000	.3%

Subtotal — All Preferred Stock	82,095,607	91.1%
Existing Common Stock Holders	5,990,916	6.6%
Existing Warrant Holders	1,330,404	1.5%
Existing Option Holders	689,303	0.8%

Total	90,106,230	100.0%
Additional Options to Be Granted to New and Existing Management	5,406,374

(1)	We intend to issue additional shares of Series F Preferred Stock initially convertible into 250,000 shares of common stock for consulting services.

Considerations

      We believe that if this transaction is not completed we may be required to file for bankruptcy or cease operations. See “Risk Factors.”

      In entering into the financing transaction with the Investors and establishing the terms and conditions of the financing, we have considered a number of factors including, but not limited to, the following information:

•	the advice of our financial advisors,

•	negotiations from alternative financing sources, if any,

•	the general financing environment,

•	the viability of other financing alternatives, and

•	the feedback received from discussions with potential investors.

      The terms of the financing agreement have been ultimately determined through negotiation between the parties.

Risks Relating to the DB Financing

      You should consider the following factors in evaluating whether to approve this proposal. These factors should be considered in conjunction with the other information included in this proxy statement.

      If shareholders do not approve the financing with the Investors and such financing does not close, we will not have sufficient cash to continue operations and may be forced to file for bankruptcy or cease our operations. At March 30, 2003, we had a working capital deficit of $6.7 million and cash equivalents of $667,000. Our operations do not currently generate sufficient revenue to meet our costs. As a result, we need an immediate cash infusion from the financing. If shareholders do not approve the financing, or if we are otherwise unable to complete the financing, we will not have sufficient resources to continue our operations for an extended period. Therefore, we will likely be required to file for bankruptcy or face involuntary insolvency proceedings initiated by our creditors. Due to our outstanding obligations to secured creditors in the event that we are forced to seek bankruptcy or otherwise liquidate, it is unlikely that any assets will remain to be distributed to our existing common shareholders after making payments to our creditors. At March 30, 2003, our outstanding obligations to secured creditors totaled approximately $2.9 million principal amount, plus accrued and unpaid interest, which then increased to an aggregate of approximately $3.5 million principal amount in the second quarter of 2003, plus accrued and unpaid interest.

      Following completion of this financing, the shares of common stock currently outstanding will represent only approximately 5.5% of our common stock assuming the conversion of all shares of Series F Preferred Stock and exercise of the stock options issued to management in this transaction. As part of the proposed financing, we intend to issue shares of our Series F Preferred Stock to the Investors, Delafield and management convertible into up to approximately 81,845,607 shares of our common stock. In addition, we intend to issue management additional stock options exercisable for up to 5,406,374 shares of our common stock. After giving effect to these issuances, existing shareholders will only hold approximately 5.5% of our outstanding common stock assuming conversion of the Series F Preferred Stock and exercise of the management stock options into shares of our common stock. As a result, if a liquidity event, such as a sale of the Company, occurs in the future, our existing shareholders would be entitled to a much smaller portion of the consideration than they would be entitled to prior to the financing.

      The Investors will have functional control of the Company after the financing. As described above, the Investors will receive shares of our Series F Preferred Stock convertible into over 80% of our common stock on a post-conversion basis. As a result, the Investors will have de facto control of us upon conversion of their shares of Series F Preferred Stock. While the Series F Preferred Stock does not possess an independent right to vote, we intend to appoint new executive officers selected by the Investors and grant the Investors the right to designate up to five of our seven board members as part of the financing. Therefore, even before converting their shares of Series F Preferred Stock, the Investors will have substantial control of our day-to-day operations. In addition, the Investors, either through their control of the Board of Directors, or by converting their shares of Series F Preferred Stock, will have the ability to approve or disapprove any significant corporate event, such as a merger, sale of all or substantially all our assets or other similar transaction. There can be no assurance that the interests of the Investors will be aligned with the interests of our existing shareholders or that they will exercise their control over us in a manner beneficial to existing shareholders.

      The extent of dilution and amount of debt incurred in the financing may make it difficult to obtain future financing when and if needed. Due to the substantial number of shares issuable upon conversion of the Series F Preferred Stock, we have little leverage with which to negotiate subsequent equity financing. In addition, the debt incurred in, and being converted into, the financing represents a substantial percentage of our current asset value. As a result of this high level of leverage, we may find it difficult to incur additional debt, either in the form of an operating line of credit or discretionary debt financing.

      The debt incurred in, and converted into, the financing will substantially reduce any proceeds received by the shareholders upon the occurrence of a liquidity event. The Investors and Delafield will receive non-convertible promissory notes in the face amount of $6.0 million. These notes would have to be retired in a liquidity event, such as an asset sale, prior to any proceeds being received by our existing shareholders. As a result, our shareholders would not receive any proceeds from such event until the notes, and any other outstanding obligations, were paid in full. In addition, in the event of a liquidation or bankruptcy, the notes would be entitled to payment prior and in preference to our existing shareholders.

      The anticipated conversion price for the Series F Preferred Stock is below our current trading price and substantially below the price paid by many of our existing shareholders. The shares of Series F Preferred Stock are convertible at a conversion price of $0.10 per share. This represents a 66.7% discount to our closing price as of June 4, 2003, which was $0.30 per share. As a result, this financing will have a dilutive impact on our existing shareholders (as discussed below under the heading “Dilutive Effect” and may cause the price of our common stock to decline to a price more closely approximating the conversion price.)

      The shares of Series F Preferred Stock issued to management in the financing may not have the desired incentive effect and, if exercised, would give management control of us. The shares of Series F Preferred Stock issued to management will not be subject to any form of vesting or conversion restrictions tied to employment. As a result, members of management have no continuing obligations to us in order to receive the benefit of these securities; they could exercise or convert the securities then leave our employment immediately. Further, assuming that the Investors and Delafield never convert their Series F Preferred Stock, then the members of management could gain effective control of us by converting the Series F Preferred Stock issued in this financing into approximately 5,306,374 shares of our common stock representing approximately 47.0% of our issued and outstanding common stock as of June 12, 2003 assuming such conversion.

Description of Securities to be Issued to Investors

Senior Secured Non-Convertible Promissory Notes

      Basic Terms. The notes will mature two years from the date of closing. Interest will accrue at the one month LIBOR (London Interbank Offered Rate) plus 1% per annum. Interest will be due quarterly. The notes will not be convertible, but the conversion price of the Series F Preferred Stock may be satisfied by the holder surrendering a portion of the notes for cancellation.

      Repayment. We must repay the notes in cash.

      Events of Default. The notes shall include standard events of default, including:

•	breaches of material terms; and

•	failure to pay amounts owed.

      Redemption. Holders will have the right to call for early payment of the notes in whole or in part with such payments to come from internally generated cash flows or net proceeds from the sale of assets, if any.

      Security. The notes will be secured by a security interest in all our assets. This security interest will be subordinate to the security interest we granted with respect to our revolving accounts receivable facility, pari passu with respect to the security interest we granted to Laurus, and senior with respect to all other security interests.

Series F Preferred Stock

      Basic Terms. In connection with the financing with DB, we intend to issue to DB, BV, Spinnaker and certain existing and new members of management shares of Series F Preferred Stock convertible into up to approximately 90% of our common stock on a fully-diluted, post-conversion basis (currently, approximately 80,995,607 shares of common stock). We also intend to issue Delafield shares of Series F Preferred Stock convertible into an additional 850,000 shares of common stock and to issue consultants shares of Series F Preferred Stock convertible into an additional 250,000 shares of common stock. In the event that the shares of the Series F Preferred Stock are not converted into shares of our common stock before the tenth anniversary of their issuance, each share of Series F Preferred Stock will automatically convert into a nominal amount of our common stock.

      Conversion Price. The conversion price of the Series F Preferred Stock will initially be $0.10 per share of common stock. The Series F Preferred Stock also will contain cashless conversion provisions allowing the holder to convert the Series F Preferred Stock by surrendering a portion of the shares that would be issued upon conversion in lieu of a cash payment of the conversion price. The Series F Preferred Stock will also permit the holder to satisfy the conversion price by cancellation of indebtedness.

      The conversion price of the Series F Preferred Stock may be adjusted in certain circumstances such as if we pay a stock dividend, or subdivide or combine outstanding shares of common stock into a greater or lesser number of shares. In addition, the Series F Preferred Stock will have weighted average anti-dilution protection that would cause the conversion price to adjust downward and number of shares received upon conversion to adjust upward if we issue shares of common stock, or securities convertible into common stock, at a price less than the then-current conversion price of the Series F Preferred Stock. Securities issued pursuant to stock option agreements and stock option, incentive and purchase plans as contemplated or permitted by the Purchase Agreement will not trigger such adjustments.

      Dividends. The holders of the Series F Preferred Stock are not entitled to receive dividends.

      Voting. The Series F Preferred Stock will be non-voting until conversion into common stock.

Registration Rights

      In connection with the financing, we intend to grant the Investors and Delafield (collectively referred to as the “Holders”) certain registration rights covering the shares of common stock issuable upon conversion of the Series F Preferred Stock to be issued in the financing. We intend to grant the Holders the right to request up to three registration statements be filed on Form S-1 (or other applicable form). In addition, the Holders will have the right to request that we register the shares issuable upon conversion of the Series F Preferred Stock on Form S-3 up to five times during the duration of the registration rights agreement.

      The Holders also will be entitled to “piggyback” registration rights in connection with any registration by us of our securities in connection with a public offering solely for cash, for our own account or for the account of other security holders (other than a registration relating solely to the sale of securities to participants in a stock-based incentive plan). If we propose to register any shares of common stock under the Securities Act of 1933, as amended (the “Securities Act”), the Holders will be entitled to receive notice of the registration and to include their shares in the registration statement, subject to certain limitations. The registration rights terminate on the earlier of (i) the tenth anniversary of the issuance of the senior secured non-convertible promissory notes or (ii) such time as none of the Holders holds or has the right to receive upon conversion of the Series F Preferred Stock any shares of common stock, or other security then issuable upon conversion of the Series F Preferred Stock. The registration rights will also terminate sooner with respect to a specific holder upon the occurrence of any of the following: (i) such Investor may resell all of such holder’s shares acquired upon conversion of the Series F Preferred Stock pursuant to Rule 144(k) under the Securities Act, or (iii) such holder may resell all of such holder’s shares acquired upon conversion of the Series F Preferred Stock within a three-month period pursuant to Rule 144 under the Securities Act.

      All registration rights are subject to conditions and limitations, among them the right of the underwriters of any offering to limit the number of shares of common stock held by the security holders to be included in the registration. We are generally required to bear all of the expenses of all registrations, except underwriting discounts and selling commissions. Registration of the shares of common stock held by security holders with registration rights would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of the registration statement.

Board Representation

      As part of the financing transaction with the Investors, we will grant the Investors the right to designate five of our seven directors effective upon closing of the DB Financing. DB will have the right to designate two directors, BV may designate two directors and Spinnaker may designate one director. The Investors have not informed us who they will designate pursuant to this right. We anticipate, however, that Spinnaker will designate Charles C. Matteson, Jr., one of our existing directors, and that DB and DV will designate persons not currently on our Board of Directors. We are seeking shareholder approval of the right of the Investors to designate directors to our Board of Directors because shareholder approval is a condition of closing.

      As this financing is anticipated to result in the cancellation of the current BV and Spinnaker notes described below under the heading “Proposal No. 3,” BV and Spinnaker would no longer have the right to designate directors under the BV and Spinnaker notes.

      In addition, as long as the notes issued in this financing are outstanding, we may not take any of the following actions without the prior written consent of a majority of the directors designated by the Investors:

•	use or apply any of the proceeds of the notes otherwise than in accordance with use of proceeds schedule we provided to the Investors;

•	create, incur or assume any indebtedness for borrowed money or issue any debt securities exceeding $100,000, which shall not include accounts payable;

•	issue any of our shares of capital stock other than as contemplated by the Purchase Agreement or pursuant to outstanding convertible securities;

•	permit any material change to our business other than in the ordinary course or as contemplated by the parties; provided that we may seek franchising agreements with respect to one or more of our markets;

•	amend or waive any provision of our articles of incorporation or bylaws, other than an amendment and restatement of our articles of incorporation to remove the designations of preferred stock if no such shares of preferred stock are currently outstanding or subject to rights to be acquired as contemplated by Proposal No. 5;

•	convey, sell, lease, transfer or otherwise dispose of all or any material business, asset, property or right, other than such dispositions in the ordinary course of business or as contemplated by the parties;

•	acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof;

•	dissolve, liquidate, wind up or permit a change of control of us;

•	declare or pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock;

•	(i) make any material change in our accounting methods or practices for tax purposes, (ii) make any material tax election, (iii) amend any material tax return or (iv) settle or compromise any material tax liability, except, in each case, in the ordinary course of business consistent with past practice; or

•	enter into any agreement or understanding with respect to any of the foregoing.

New Management; Issuance of Stock Options and Series F Preferred Stock to Management

      As part of the financing with the Investors, we intend to substantially modify our management team. It is a condition to the obligations of the Investors to purchase the notes and Series F Preferred Stock that we appoint the executive officers selected by the Investors. In addition, we have agreed to enter into agreements with each of these individuals effective as of the closing date of the financing, setting forth the terms and conditions of their employment. We believe that these new individuals will provide us with the necessary direction and experience to continue to reshape our image and move toward profitable operations.

      The list of executive officers to be appointed by us at closing, their respective positions and the terms of their employment have yet to be determined; we anticipate, however, that Victor D. Alhadeff will continue to serve as the Chairman of our Board of Directors.

      As previously described, we anticipate issuing shares of Series F Preferred Stock (currently estimated to be convertible into approximately 5,306,374 shares of common stock) to new and existing management as part of the financing. These shares will be issued to management with a conversion price less than the current market price of our common stock. The conversion price of the Series F Preferred Stock is set at $0.10 and the closing price of our common stock on the Over-the-Counter Bulletin Board on June 4, 2003 was $0.30. In addition, the shares of Series F Preferred Stock will not be subject to any vesting restrictions. The allotment of these shares among new and existing management has not yet been determined.

      As an inducement to new and existing members of management to remain with us following the completion of this financing, we will issue to members of management stock options anticipated to be exercisable for approximately 5,406,374 shares of common stock for an aggregate total of approximately 10,712,748 shares of common stock underlying the Series F Preferred Stock and stock options. The options will be vest over four years in accordance with the terms of the new stock incentive plan and will be issued at fair market value at the time of the closing of this financing. The allotment of these options among new and existing management has not yet been determined.

Reasons for Seeking Stockholder Approval

      The approval of the financing by our shareholders is a condition to the obligations of the Investors and Delafield to purchase the notes and the Series F Preferred Stock. Therefore, we expect that the approval of this proposal by our shareholders will be required to complete the financing.

      The approval of the new stock incentive plan by our shareholders is required for stock options granted thereunder to be eligible for treatment as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The approval of the new stock incentive plan by our shareholders is also required under the securities laws of local jurisdictions in which we grant awards under the plan.

      In addition, under RCW 23B.10.030 of the Washington Business Corporation Act, we are required to receive the approval of the holders of a majority of our common stock prior to amending our articles of incorporation to increase the number of authorized shares of stock.

Board Recommendation

      Our Board of Directors believes that it is in the best interests of our Company and shareholders to approve the financing and related actions described in this section, including (i) the issuance of the promissory notes, shares of Series F Preferred Stock and common stock options described in this Proposal No. 2, (ii) the right of the investors to designate up to five directors, (iii) the adoption of a stock incentive plan permitting the issuance of up to 12 million shares of common stock upon exercise of stock options or upon the grant of restricted stock and (iv) the amendment of the articles of incorporation to increase the number of authorized shares of common stock to 250 million shares. In the event that shareholders do not approve each portion of this Proposal No. 2, then the transactions contemplated by Proposal No. 2 may not be completed. Our Board of Directors believes that approval of each portion of the proposal is in the best interests of our company and shareholders for the following reasons:

•	we anticipate will be able to reduce or eliminate the outstanding Laurus and U.S. Bank debt, and other outstanding debts;

•	we believe will have working capital sufficient into the fourth quarter of fiscal 2003, which will provide time to further restructure our operations and to implement our revised pricing and product strategies, and more flexibility with respect to future financing needs;

•	we expect to settle our fees with Delafield;

•	we will gain new officers and directors who will bring invaluable management expertise; and

•	the stock incentive plan will provide us with the ability to provide better incentives to our officers, directors and employees.

      Our Board of Directors has unanimously approved each portion of the proposed financing on the terms outlined in this section and recommends that you vote “FOR” the approval of each portion of the proposal.

PROPOSAL NO. 3

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK PURSUANT TO CONVERSION OF THE SERIES D PREFERRED STOCK HELD BY BRIAZZ VENTURE, L.L.C. AND SERIES E PREFERRED STOCK HELD BY SPINNAKER INVESTMENT PARTNERS, L.P. AND APPROVAL OF THE RIGHT OF BRIAZZ VENTURE, L.L.C.

TO DESIGNATE UP TO FIVE (5) PERSONS

      At the Annual Meeting, our shareholders will be asked to approve the issuance of shares of our common stock upon the conversion of the Series D Preferred Stock issued to BV, an affiliate of FFG, and the right of BV to designate up to five (5) persons for election to our Board of Directors. In addition, we are asking shareholders to approve the issuance of our common stock upon the conversion of the Series E Preferred Stock issued to Spinnaker. Charles C. Matteson, Jr., one of our directors, is a manager of the limited liability company that acts as the general partner of Spinnaker. The shares of common stock described in this proposal will only be issued in the event shareholders do not approve Proposal No. 2 or if we are otherwise unable to complete the financing contemplated by Proposal No. 2.

Background

      On March 6, 2003, we completed the offer and sale of $2.0 million in secured promissory notes, shares of Series D Preferred Stock and warrants to BV (the “FFG Financing”). In addition, on April 10, 2003, we completed the offer and sale of a secured promissory note in the principal amount of $550,000, as well as shares of our Series E Preferred Stock and a warrant to purchase common stock, on substantially similar terms to Spinnaker (the “Spinnaker Financing” and collectively with the FFG Financing, the “Bridge Financings”). The Bridge Financings were approved by our Board of Directors. Shareholder approval of the Bridge Financings was not required. Under the terms of the Bridge Financings, however, the conversion and voting rights of the Series D Preferred Stock and the Series E Preferred Stock and the right of BV to designate up to five (5) persons for election to our Board of Directors will not take effect unless we have received shareholder approval.

      In September 2002, we entered into negotiations to issue $2.0 million in debt and equity securities to FFG or one or more of its affiliates, and to outsource the production of our BRIAZZ-branded food items to FFG in each of our geographic markets. From October 2002 through January 2003, FFG and its affiliates loaned us $1.45 million in secured demand notes in anticipation of closing the $2.0 million financing. As of December 1, 2002, we entered into a food production agreement with FFG, whereby FFG will have the first option to produce all branded food products in each of our four geographic markets. As of the date hereof, FFG and or an affiliate of FFG has assumed the production of our BRIAZZ-branded food products and we have closed our central kitchens in our Seattle, Chicago and Los Angeles markets. We continue to operate our San Francisco central kitchen, pending the transfer of food production to FFG or, more likely, another third-party in that market.

      On March 6, 2003, we closed the $2.0 million FFG Financing. We issued BV a $2.0 million secured promissory note in consideration for cash and conversion of the outstanding demand notes issued to FFG and its affiliates. As part of the FFG Financing, we issued BV a warrant exercisable for 1,193,546 shares of our common stock at a price per share of $0.50, and one hundred (100) shares of Series D Preferred Stock. The Series D Preferred Stock will become convertible into shares of our common stock if our shareholders approve the proposal and the financing with DB is not approved or consummated.

      If our shareholders approve the proposal, the warrant will terminate to the extent not previously exercised, the Series D Preferred Stock will become convertible at the option of BV for up to 66.67% of our fully-diluted share capital on a post-conversion basis (as more fully described below), for an aggregate conversion price of up to $2.0 million, and the holders of the Series D Preferred Stock will become entitled to vote together with the holders of our common stock on an as-converted basis. The terms of the Series D Preferred Stock, the note and the warrant are described more fully below under “Description of Securities Issued to BV — Series D Preferred Stock”, “Description of Securities Issued to BV — Promissory Note”, and “Description of Securities Issued to BV — Warrant”, respectively.

      On April 10, 2003, we closed the $550,000 Spinnaker Financing pursuant to which we issued Spinnaker a $550,000 secured promissory note in consideration for cash. We also issued Spinnaker a warrant exercisable for 1,193,546 shares of our common stock at a price per share of $0.50, and twenty-five (25) shares of Series E Preferred Stock. The Series E Preferred Stock will become convertible into shares of our common stock if our shareholders approve the proposal.

      If our shareholders approve the proposal, the warrant will terminate to the extent not previously exercised and each share of Series E Preferred Stock will become convertible at the option of Spinnaker for the same number of shares of common stock as each share of Series D Preferred Stock can be converted (currently, approximately 331,719). The Series E Preferred Stock is convertible for an aggregate conversion price of up to $500,000 if all shares of Series E Preferred Stock are converted, and the holders of the Series E Preferred Stock will become entitled to vote together with the holders of our common stock on an as-converted basis. Spinnaker is permitted to pay the conversion price by canceling a corresponding amount of indebtedness owed to it pursuant to the secured note issued in the Spinnaker Financing. The terms of the Series E Preferred Stock, the note and the warrant are described more fully below under “Description of Securities Issued to Spinnaker — Series E Preferred Stock”, “Description of Securities Issued to Spinnaker — Promissory Note”, and “Description of Securities Issued to Spinnaker — Warrant”, respectively.

      We granted BV and Spinnaker registration rights covering the shares of our common stock issuable upon conversion of the Series D Preferred Stock and the Series E Preferred Stock and exercise of the warrants as described below in the section entitled “Registration Rights.”

      We agreed to cause up to one (1) person designated by BV to be appointed to our Board of Directors, subject to increase if we receive shareholder approval. We have agreed that, if we receive shareholder approval, we will cause up to five (5) persons designated by BV to be appointed to our Board of Directors. We have agreed that Spinnaker may designate up to one (1) person to our Board of Directors; it is anticipated that Spinnaker will designate Charles C. Matteson, Jr., one of our existing directors.

      The Bridge Financings have provided us with working capital as we focus on reducing unit costs and improving margins. In addition, we believe that the food production agreement with FFG will help us reduce costs as we have eliminated the significantly underutilized capacity we had with our central kitchens in Seattle, Chicago and Los Angeles.

      Victor D. Alhadeff, our Chief Executive Officer, Chief Financial Officer, Secretary and Chairman has entered into a voting agreement with BV in which he has agreed to vote all shares of our voting capital stock that he owns, of record or beneficially, or over which he has voting authority or discretion, to approve this proposal.

      BV and Spinnaker are parties to the Purchase Agreement described in Proposal No. 2. If the DB Financing is completed, the right of BV to designate up to five (5) persons and Spinnaker to designate up to one (1) person for to our Board of Directors will be terminated, and the securities issued to BV and Spinnaker pursuant to the Bridge Financings will be converted into the securities to be issued pursuant to the DB Financing.

Use of Proceeds

      We have used all of the gross proceeds of the $2.55 million Bridge Financings. BV deducted $100,000 of the gross proceeds of the offering in partial payment of its closing costs. We paid a total of $100,000 of closing costs relating to the Spinnaker Financing from the gross proceeds of that financing. We have used the remaining gross proceeds for general working capital.

Considerations

      The terms of the Bridge Financings were determined through an arms-length negotiation between the parties. In negotiating the financing, we considered a number of factors including, but not limited to, the following information:

•	the advice of our financial advisors;

•	negotiations with alternative financing sources;

•	the general financing environment;

•	the viability of other financing alternatives; and

•	the feedback received from discussions with potential investors.

Risks Relating to this Proposal

      You should consider the following factors in evaluating whether to approve this proposal. These factors should be considered in conjunction with the other information included in this proxy statement.

      We do not currently have sufficient financial resources to meet our obligations under the notes issued to BV and Spinnaker. At March 30, 2003, we had a working capital deficit of $6.7 million and cash equivalents of $667,000. This amount is not sufficient to meet our obligations to BV and Spinnaker under our notes. If Proposal No. 1 is not approved and the BV and Spinnaker notes are not converted into the new financing, we may be forced to seek bankruptcy protection or otherwise cease our operations.

      Following completion of this financing, and assuming the financing described in Proposal No. 2 is not approved, the shares of our common stock presently outstanding will represent only 12.6% of our common stock assuming the conversion or exercise of all shares of Series D Preferred Stock, Series E Preferred Stock and warrants issued in these transactions. As part of the Bridge Financings, we issued shares of our Series D Preferred Stock, Series E Preferred Stock and common stock warrants exercisable for up to 41,464,875 shares of our common stock. After giving effect to these issuances, existing shareholders will hold approximately 12.6% of our outstanding common stock assuming conversion of the Series D Preferred Stock and Series E Preferred Stock or exercise of the warrants issued in the Bridge Financing. As a result, if a liquidity event, such as a sale of the Company, occurs in the future, our existing shareholders would be entitled to a much smaller portion of the consideration than they would be entitled to prior to the financing.

      The Investors will have functional control of the Company after the financing. As described above, we issued shares of our Series D Preferred Stock, Series E Preferred Stock and common stock warrants exercisable for up to 41,464,875 shares of our common stock. As a result, BV and Spinnaker will have de facto control of us upon conversion of the securities issued in the Bridge Financing. In addition, both the Series D Preferred Stock and Series E Preferred Stock will be entitled to vote on matters presented to the shareholder on an as-converted basis if shareholders approve this proposal. Each of Spinnaker and BV are currently entitled to designate one director to our Board of Directors. In addition, assuming shareholder approval is received for this proposal and Proposal No. 2 is not approved, BV will be entitled to nominate up to five persons to our Board of Directors. As a result, BV and Spinnaker would exercise substantial day-to-day control over our operations and may be able to approve transactions over the objections of other shareholders. Further, BV and Spinnaker will have the ability to approve or disapprove any significant corporate event, such as a merger, sale of all or substantially all our assets or other similar transaction. There can be no assurance that the interests of BV and Spinnaker will be aligned with the interests of our existing shareholders or that they will exercise their control over us in a manner beneficial to existing shareholders.

      The extent of dilution and amount of debt incurred in the financing may make it difficult to obtain future financing if and when needed. Due to the substantial number of shares issuable upon conversion of the Series D Preferred Stock and Series E Preferred Stock, we have little leverage with which to negotiate subsequent equity financing. In addition, the debt incurred in the financing represents a substantial percentage of our current asset value. As a result of this high level of leverage, we may find it difficult to incur additional debt, either in the form of an operating line of credit or discretionary debt financing.

      The debt incurred will substantially reduce any proceeds received by the shareholders upon the occurrence of a liquidity event. Spinnaker and BV hold promissory notes in the face amount of $2.55 million in the Bridge Financings. These notes would have to be retired in a liquidity event, such as an asset sale, prior to any proceeds being received by our existing shareholders. As a result, our shareholders would not receive any proceeds from such event until the notes, and any other outstanding obligations, were paid in full. In addition, in the event of a liquidation or bankruptcy, the notes would be entitled to payment prior and in preference to our existing shareholders.

      The anticipated conversion price for the Series D Preferred Stock and Series E Preferred Stock is below our current trading price, below the conversion price of the Series F Preferred Stock in Proposal No. 2 and substantially below the price paid by many of our existing shareholders. Assuming the shares of Series D Preferred Stock and Series E Preferred Stock were immediately convertible for an aggregate conversion price of $2,500,000, the effective conversion price into shares of the common stock will be approximately $0.06 per share. This represents an 80% discount to our closing price as of June 4, 2003, which was $0.30 per share and a 40% discount to the conversion price of the Series F Preferred Stock in Proposal No. 2, which is set at $0.10. As a result, conversion of these shares will have a dilutive impact on our existing shareholders and may cause the price of our common stock to decline to a price more closely approximating the conversion price and is on substantially less favorable terms to us than the terms of Proposal No. 2.

Description of Securities Issued to BV

Promissory Note

      Basic Terms. We issued BV a secured note in the amount of $2.0 million dated March 6, 2003, bearing interest at a rate of 10% per year for cash and conversion of outstanding secured demand notes issued to FFG and its affiliates, which totaled $1.45 million plus accrued and unpaid interest through the date of conversion. Interest is payable monthly in arrears, in cash. The note matures, and all principal and accrued and unpaid interest becomes due, on March 6, 2004. The note may, however, become due prior to March 6, 2004 if we fail to meet financial covenants set forth in the note or our outstanding loan from U.S. Bank becomes due.

      Acceleration of Maturity Date. We have agreed that as of the end of each fiscal quarter beginning with the second fiscal quarter of 2003, we will have either generated positive EBITDA for such fiscal quarter or we will have generated positive EBITDA for the cumulative period beginning on the first day of the second fiscal quarter of 2003 through the end of the fiscal quarter in question. In the event we do not achieve at least one of these goals in any fiscal quarter, the note will mature on the 45th day after the end of the fiscal quarter. Example 1: If we do not generate positive EBITDA for our second fiscal quarter of 2003, which ends on June 30, 2003, the note will be due on August 14, 2003. Example 2: If we generate positive EBITDA for our second fiscal quarter of 2003, but we do not generate positive EBITDA for our third fiscal quarter of 2003, or for the second and the third quarters of 2003, taken cumulatively, the note will be due on November 14, 2003. For purposes of the note, EBITDA means net income before extraordinary items, income taxes, interest expense, investment income, non-recurring expenses, depreciation and amortization, plus any losses incurred by us because of FFG’s failure to comply with certain of its obligations under the food production agreement. In each of the last five completed fiscal years, we have generated negative EBITDA. We do not expect to generate positive EBITDA during the second fiscal quarter of 2003, but have received a waiver from each of BV and Spinnaker with respect to this requirement until July 31.

      Repayment. We may repay the note before the maturity date in whole or in part without penalty.

      Protective Covenants. For so long as the note is outstanding, we have agreed to comply with a number of covenants unless otherwise waived or consented to by BV in writing, including but not limited to covenants that:

•	in each fiscal quarter beginning with our second fiscal quarter of 2003, we will generate positive EBITDA either for such fiscal quarter or for the cumulative period beginning on the first day of our second fiscal quarter of 2003 through the end of the fiscal quarter in question;

•	we will hold a shareholder meeting at which we seek shareholder approval from the holders of a majority of our common stock of the issuance of shares of our common stock upon the conversion of the Series D Preferred Stock;

•	we will provide BV with monthly, quarterly and annual financial information and copies of our annual budgets; and

•	we will take the actions relating to board representation set forth below under “Board Representation.”

      In addition, unless we receive the consent of BV, we have agreed that we will not:

•	declare or pay any dividends or distribution on capital stock, purchase, redeem or otherwise retire for value any capital stock or make any investment in any person;

•	make any payment on any subordinated indebtedness prior to the scheduled maturity of the subordinated indebtedness;

•	subject to certain exceptions, conduct any business or enter into any transaction with or for the benefit of any of our affiliates;

•	incur any new indebtedness, except for accounts payable not to exceed $3.0 million at any one time (including existing accounts payable), and subject to certain other exceptions;

•	wind up, liquidate or dissolve or enter into any merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing) all or any substantial part of our property or assets, other than in the ordinary course of business, or purchase, lease or otherwise acquire any property or assets of any person other than in the ordinary course of business;

•	make any material change in the type of business we now conduct;

•	amend our Articles of Incorporation or Bylaws;

•	issue any shares of our capital stock or any securities or other rights convertible into or exercisable for shares of our capital stock, except pursuant to outstanding convertible securities and rights disclosed to BV in the purchase agreement;

•	make any change in our officers or directors or their compensation;

•	make any principal payments on our indebtedness to Laurus, unless made in shares of our common stock if such common stock payments are permissible under the Laurus loan documents; or

•	file for protection under the federal bankruptcy code or undertaking any similar reorganization actions.

      Events of Default. The events of default under the note are similar to those customary for convertible debt securities, including:

•	material breaches of terms of the BV Financing documents;

•	failure to pay amounts owed;

•	defaults under other agreements (including the food production agreement); or

•	bankruptcy or similar actions with respect to insolvency.

      If an event of default occurs, BV may make all unpaid amounts under the note immediately due and payable without demand, presentment or notice, or grace period. In the event of a default, the amount due and owing under the note will be increased to 130% of the outstanding principal and accrued but unpaid interest, and interest will continue to accrue at a default rate of 14% per year.

      Security Interest. The note is secured by a blanket security interest in all our assets. This security interest is subordinate to the security interest we granted with respect to our revolving accounts receivable facility, pari passu with respect to the security interest we granted to Laurus and Spinnaker, and senior with respect to all other security interests.

Series D Preferred Stock

      Creation and Issuance. On March 5, 2003, we amended our Second Amended and Restated Articles of Incorporation by filing Articles of Amendment which designated an aggregate of one hundred (100) shares of our preferred stock as “Series D Convertible Preferred Stock.” The one hundred (100) shares of Series D Preferred Stock we issued to BV on March 6, 2003 have the rights, preferences, terms and conditions set forth in the Articles of Amendment.

      Conversion. The terms and conditions of the Series D Preferred Stock originally provided that the Series D Preferred Stock would become convertible at the option of the holder on varying dates and for varying amounts of our common stock depending upon the occurrence of certain events, such as additional financings and the receipt of Nasdaq or shareholder approvals. We are now able to determine that the Series D Preferred Stock will only become convertible at the option of the holder if our shareholders approve the issuance of shares of our common stock upon conversion of the Series D Preferred Stock. If we do not receive shareholder approval, the Series D Preferred Stock will not become convertible at the option of the holder and will instead, on the fifth anniversary of the issuance of the Series D Preferred Stock, be automatically converted into an aggregate of one (1) share of our common stock.

      If our shareholders approve the proposal, the Series D Preferred Stock will initially be convertible at the option of the holder, for an aggregate conversion price of $2.0 million (less any amounts we receive upon exercise of the warrant), into that number of shares of our common stock equal to 66.67% of our common stock on the date we receive shareholder approval (less any shares we issue upon exercise of the warrant), on a post-conversion, fully-diluted basis, but excluding (i) shares issued or subject to issuance pursuant to our existing and future stock incentive plans and agreements, up to a maximum number of shares to be excluded equal to 15% of our outstanding shares of common stock, assuming conversion of the Series D Preferred Stock and (ii) shares issuable upon conversion of the Series E Preferred Stock.

      The number of shares of our common stock into which our Series D Preferred Stock may be converted and the conversion price per share of common stock will initially be fixed on the date that the Series D Preferred Stock first becomes convertible in accordance with the foregoing formula. If our shareholders approve this proposal, then based upon our outstanding securities as of April 22, 2003, assuming that we do not issue, cancel or modify any of our securities prior to the date of shareholder approval and assuming that BV does not exercise its warrant prior to the date of shareholder approval, the Series D Preferred Stock would initially be convertible into a total of 33,171,900 shares of our common stock at a conversion price of approximately $0.06 per share of common stock. The exact number of shares of our common stock that may be issued on conversion of the Series D Preferred Stock and the exact conversion price of the Series D Preferred Stock cannot be determined until the date we receive shareholder approval.

      On the fifth anniversary of the issuance of the Series D Preferred Stock, any shares of Series D Preferred Stock that have not been converted into shares of our common stock at the option of the holder will be automatically converted into an aggregate of one (1) share of our common stock.

      Voting Rights. If our shareholders approve the proposal, then so long as the note we issued in the FFG Financing remains outstanding, the holders of the Series D Preferred Stock will be entitled to vote together with the holders of shares of our common stock on an as-converted basis. If, as in the previous example, each share of the Series D Preferred Stock was convertible into 331,719 shares of our common stock, the holders of the Series D Preferred Stock would be entitled (subject to the limitations described below) to 331,719 votes per share of Series D Preferred Stock on all matters upon which the holders of our common stock would be entitled to vote. The exact number of votes to which the holders of the Series D Preferred Stock will be entitled cannot be determined until the date we receive shareholder approval.

      In accordance with Nasdaq rules applicable to us at the time of issuance, the voting rights of the holders of the Series D Preferred Stock were made subject to two limitations. First, the holders of the Series D Preferred Stock will not be entitled to vote with respect to the approval of the FFG Transactions. Second, regardless of any adjustments that may occur to the conversion price of the Series D Preferred Stock, each share of Series D Preferred Stock will be subject to an overall maximum number of votes equal to the number of votes held by a holder of 111,111 shares of common stock (as adjusted for any stock splits or similar changes in the common stock).

      BV has required that:

•	notwithstanding any future ownership changes within BV, BV’s members as of March 5, 2003 shall retain the exclusive right to direct the voting of the Series D Preferred Stock until such shares are converted into common stock; and

•	prior to transferring any Series D Preferred Stock to a third party, it will enter into a voting agreement satisfactory to us with such third party providing that any transferred Series D Preferred Stock will be voted in accordance with BV’s direction until the shares of Series D Preferred Stock are converted into common stock.

      If our shareholders do not approve the conversion of our Series D Preferred Stock, the holders of the Series D Preferred Stock will not be entitled to any voting rights, except in those limited circumstances where such voting rights are mandated by the Washington Business Corporation Act.

      Antidilution Protection. If at any time after the Series D Preferred Stock first becomes convertible, we issue any additional shares of our common stock or securities that are convertible into or exercisable for shares of our common stock without consideration or for a consideration per share less than the Series D Preferred Stock conversion price in effect immediately before the issuance of such additional securities, the Series D Preferred Stock conversion price in effect upon such issuance shall be adjusted to equal the consideration per share at which such additional securities were issued; provided, however, that no adjustments will be made to the Series D Preferred Stock conversion price upon the issuance of any securities pursuant to:

•	securities outstanding on the date the Series D Preferred Stock first becomes convertible;

•	securities issued pursuant to our existing and future stock incentive plans and agreements up to 15% of the fully-diluted common stock as of the date shareholder approval is received for conversion of the Series D; and

•	any other securities designated by the prior vote or written consent of the holder of the Series D Preferred Stock.

      In addition to the foregoing price protections, the conversion price and the number and type of securities to be received upon conversion of the Series D Preferred Stock will appropriately adjust upon the occurrence of any stock split, stock dividend, reorganization, reclassification or similar change in our shares of common stock.

      Liquidation. The holders of the Series D Preferred Stock are not entitled to participate in respect thereof in any distribution of our assets to our shareholders upon the voluntary or involuntary dissolution, liquidation or winding up of our company.

      Dividends. The holders of the Series D Preferred Stock are entitled to receive dividends only upon resolution of our Board of Directors.

Warrant

      Basic Terms. We issued to BV a warrant to purchase up to 1,193,546 shares of our common stock at a price of $0.50 per share. The warrant terminates upon the earliest to occur of (i) the date we obtain approval from our shareholders of the issuance of shares of common stock on conversion of the Series D Preferred Stock, or (ii) five years from the date of issuance.

      To the extent the warrant is exercised, the number of shares issuable upon conversion of the Series D Preferred Stock and the aggregate conversion price of the Series D Preferred Stock will be proportionally reduced.

      Antidilution Protection. If at any time we issue any additional shares of our common stock or securities that are convertible into or exercisable for shares of our common stock without consideration or for a consideration per share less than the warrant exercise price in effect immediately before the issuance of such additional securities, the warrant exercise price in effect upon such issuance shall be adjusted to equal the consideration per share at which such additional securities were issued; provided, however, that no adjustments will be made to the warrant exercise price upon the issuance of any securities pursuant to:

•	securities outstanding on the date of issuance of the warrant;

•	securities issued pursuant to our existing and future stock incentive plans and agreements, up to a maximum of 15% of our outstanding common stock on the date the Series D Preferred Stock first becomes convertible, assuming conversion of the Series D Preferred Stock; and

•	any other securities designated by the prior vote or written consent of the holder.

      In addition to the foregoing price protections, the exercise price and the number and type of securities to be received upon exercise of the warrant will appropriately adjust upon the occurrence of any stock split, stock dividend, merger, reorganization, reclassification or similar event.

Description of Securities Issued to Spinnaker

Promissory Note

      Basic Terms. We issued Spinnaker a secured note in the amount of $550,000 dated April 10, 2003, bearing interest at a rate of 10% per year for cash. The note matures, and all principal and accrued and unpaid interest becomes due, on March 6, 2004. The note may, however, become due prior to March 6, 2004 if we fail to meet financial covenants set forth in the note.

      Acceleration of Maturity Date. The acceleration of the note issued to Spinnaker is subject to the same conditions and triggers as the note issued to BV as more fully described under the heading “Description of Securities Issued to BV — Promissory Note — Acceleration of Maturity Date.”

      Repayment. We may repay the note before the maturity date in whole or in part without penalty.

      Protective Covenants. For so long as the note is outstanding, we have agreed to comply with certain covenants unless otherwise waived or consented to by Spinnaker in writing, including but not limited to covenants that:

•	in each fiscal quarter beginning with our second fiscal quarter of 2003, we will generate positive EBITDA either for such fiscal quarter or for the cumulative period beginning on the first day of our second fiscal quarter of 2003 through the end of the fiscal quarter in question;

•	we will hold a shareholder meeting at which we seek shareholder approval from the holders of a majority of our common stock of the issuance of shares of our common stock upon the conversion of the Series E Preferred Stock;

•	we will provide Spinnaker with monthly, quarterly and annual financial information and copies of our annual budgets; and

•	we will take the actions relating to board representation set forth below under “Board Representation.”

      The events of default under the note are similar to those customary for convertible debt securities, including if we:

•	declare or pay any dividends or distribution on capital stock, purchase, redeem or otherwise retire for value any capital stock or make any investment in any person;

•	make any payment on any subordinated indebtedness prior to the scheduled maturity of the subordinated indebtedness;

•	subject to certain exceptions, conduct any business or enter into any transaction with or for the benefit of any of our affiliates;

•	incur any new indebtedness, except for accounts payable not to exceed $2.0 million at any one time (including existing accounts payable), and subject to certain other exceptions;

•	wind up, liquidate or dissolve or enter into any merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing) all or any substantial part of our property or assets, other than in the ordinary course of business, or purchase, lease or otherwise acquire any property or assets of any person other than in the ordinary course of business;

•	make any material change in the type of business we now conduct;

•	amend our Articles of Incorporation or Bylaws;

•	issue any shares of our capital stock or any securities or other rights convertible into or exercisable for shares of our capital stock, except pursuant to outstanding convertible securities and rights disclosed to Spinnaker in the purchase agreement;

•	make any change in our officers or directors or their compensation;

•	make any principal payments on our indebtedness to Laurus, unless made in shares of our common stock if such common stock issuance are permissible under the Laurus documents; or

•	file for protection under the federal bankruptcy code or undertaking any similar reorganization actions.

      Events of Default. The events of default under the note issued to Spinnaker are substantially similar to the events of default under the note issued to BV as more fully described under the heading “Description of Securities Issued to BV — Promissory Note — Events of Default.”

      Security Interest. The note is secured by a blanket security interest in all our assets. This security interest is subordinate to the security interest we granted with respect to our revolving accounts receivable facility, pari passu with respect to the security interest we granted to Laurus and BV, and senior with respect to all other security interests.

Series E Preferred Stock

      Creation and Issuance. On April 10, 2003, we amended our Second Amended and Restated Articles of Incorporation by filing Articles of Amendment which designated an aggregate of twenty-five (25) shares of our preferred stock as “Series E Convertible Preferred Stock.” The twenty-five (25) shares of Series E Preferred Stock we issued to Spinnaker on April 10, 2003 have the rights, preferences, terms and conditions set forth in the Articles of Amendment.

      Conversion. The Series E Preferred Stock will become convertible at the option of the holder if our shareholders approve the issuance of shares of our common stock upon conversion of the Series E Preferred Stock. If we do not receive shareholder approval, the Series E Preferred Stock will not become convertible at the option of the holder and will instead, on the fifth anniversary of the issuance of the Series E Preferred Stock, be automatically converted into an aggregate of one (1) share of our common stock.

      If our shareholders approve the proposal, each share of Series E Preferred Stock will initially be convertible at the option of the holder, for an aggregate conversion price of $20,000 (less a pro rata portion of any amounts we receive upon exercise of the warrant), into the same number of shares of common stock as each share of Series D Preferred Stock is convertible (less a pro rata portion of any shares we issue upon exercise of the warrant).

      The number of shares of our common stock into which our Series E Preferred Stock may be converted and the conversion price per share of common stock will initially be fixed on the date that the Series D Preferred Stock and Series E Preferred Stock first become convertible in accordance with the foregoing formula. If our shareholders approve this proposal, then based upon our outstanding securities as of June 4, 2003, assuming that we do not issue, cancel or modify any of our securities prior to the date of shareholder approval and assuming that Spinnaker does not exercise its warrant prior to the date of shareholder approval, all the shares of Series E Preferred Stock would initially be convertible into a total of 8,292,975 shares of our common stock at a conversion price of approximately $0.06 per share of common stock. The exact number of shares of our common stock that may be issued on conversion of the Series E Preferred Stock and the exact conversion price of the Series E Preferred Stock cannot be determined until the date we receive shareholder approval.

      On the fifth anniversary of the issuance of the Series E Preferred Stock, any shares of Series E Preferred Stock that have not been converted into shares of our common stock at the option of the holder will be automatically converted into our common stock at a rate of 1/25th share of common stock for each share of Series E Preferred Stock.

      Voting Rights. If our shareholders approve the proposal, then so long as the note we issued in the Spinnaker Financing remains outstanding, the holders of the Series E Preferred Stock will be entitled to vote together with the holders of shares of our common stock on an as-converted basis. If, as in the previous example, each share of the Series E Preferred Stock was convertible into 331,719 shares of our common stock, the holders of the Series E Preferred Stock would be entitled (subject to the limitations described below) to 331,719 votes per share of Series E Preferred Stock on all matters upon which the holders of our common stock would be entitled to vote. The exact number of votes to which the holders of the Series E Preferred Stock will be entitled cannot be determined until the date we receive shareholder approval.

      In accordance with Nasdaq rules applicable to us at the time of issuance, the voting rights of the holders of the Series E Preferred Stock were made subject to two limitations. First, the holders of the Series E Preferred Stock will not be entitled to vote with respect to the approval of the Bridge Financings. Second, regardless of any adjustments that may occur to the conversion price of the Series E Preferred Stock, each share of Series E Preferred Stock will be subject to an overall maximum number of votes equal to the number of votes held by a holder of 111,111 shares of common stock (as adjusted for any stock splits or similar changes in the common stock).

      If our shareholders do not approve the conversion of our Series E Preferred Stock, the holders of the Series E Preferred Stock will not be entitled to any voting rights, except in those limited circumstances where such voting rights are mandated by the Washington Business Corporation Act.

      Antidilution Protection. The antidilution protections of the Series E Preferred Stock are substantially similar to the antidilution protections of the Series D Preferred Stock as more fully described under the heading “Description of Securities Issued to BV — Series D Preferred Stock — Antidilution Protection.”

      Liquidation. The holders of the Series E Preferred Stock are not entitled to participate in respect thereof in any distribution of our assets to our shareholders upon the voluntary or involuntary dissolution, liquidation or winding up of our company.

      Dividends. The holders of the Series E Preferred Stock are entitled to receive dividends only upon resolution of our Board of Directors.

Warrant

      Basic Terms. We issued to Spinnaker a warrant to purchase up to 1,193,546 shares of our common stock at a price of $0.50 per share. The warrant terminates upon the earliest to occur of (i) the date we obtain approval from our shareholders of the issuance of shares of common stock on conversion of the Series E Preferred Stock or (ii) five years from the date of issuance.

      To the extent the warrant is exercised, the number of shares issuable upon conversion of the Series E Preferred Stock and the aggregate conversion price of the Series E Preferred Stock will be proportionally reduced.

      Antidilution Protection. The antidilution protections of the warrant issued to Spinnaker are substantially similar to the antidilution protections of the warrant issued to BV as more fully described under the heading “Description of Securities Issued to BV — Warrant — Antidilution Protection.”

Board Representation

      In connection with the FFG Financing, we granted BV the right to designate one (1) person to be appointed to our Board of Directors prior to our receipt of shareholder approval of the FFG Financing. We have also agreed, upon our receipt of shareholder approval and assuming that the financing with DB is not approved or consummated, and upon BV’s written demand, to cause a sufficient number of our directors to resign to permit up to five (5) designees of BV to be appointed to our Board of Directors. However, BV must name directors who will allow us to comply with independent director requirements mandated by the SEC and, if applicable, Nasdaq.

      In connection with the Spinnaker Financing, we granted Spinnaker the right to designate one (1) person to be appointed to our Board of Directors. We believe Spinnaker will designate Charles C. Matteson, Jr. to serve on the Board of Directors.

      Our Board of Directors currently consists of five (5) directors, Victor D. Alhadeff, C. William Vivian, Richard Fersch, Dan Kourkoumelis and Charles R. Matteson, Jr. If our shareholders approve the right of BV to designate up to five (5) persons, we may need to replace members of our Board of Directors with individuals nominated by BV. BV has not indicated when or if it will exercise this right, or whom it would nominate to the Board of Directors.

Registration Rights

      In connection with the Bridge Financings, we granted certain registration rights to BV and Spinnaker. We agreed to file a resale registration statement with respect to the shares of common stock issuable upon exercise of the warrants and upon conversion of the Series D Preferred Stock and Series E Preferred Stock within 90 days of the earlier of the date Laurus Master Fund, Ltd. consents to the effectiveness of the registration statement or the date the promissory note in the original principal amount of $1.25 million, dated June 18, 2002, between Laurus and us, is repaid in full. We agreed to keep the registration statement effective until BV and Spinnaker have sold all their shares of common stock issuable upon conversion of the shares of Series D Preferred Stock and Series E Preferred Stock, respectively, or exercise of the warrants or until BV and Spinnaker are able to offer and sell all of such shares of common stock pursuant to Rule 144(k) promulgated under the Securities Act.

      In addition, BV and Spinnaker are entitled to demand that we use our best efforts to register on Form S-3 for public resale all of the shares of common stock they request be registered unless such shares are otherwise covered by an effective registration statement. In addition, BV and Spinnaker are entitled to “piggyback” registration rights in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in one of our stock-based incentive plans). If we propose to register any shares of common stock under the Securities Act, BV and Spinnaker would be entitled to receive notice of the registration and to include their shares in the registration statement, subject to certain limitations.

      These registration rights terminate as to any person:

•	When such person can sell such shares of common stock pursuant to Rule 144(k) under the Securities Act;

•	When such person no longer holds or has any right to receive any such shares of common stock; or

•	The later of five years after the issuance of the warrant and the Series E Preferred Stock to Spinnaker or, if any such shares of common stock are then included in a registration statement, on the date that we are no longer required to keep such registration statement effective.

      All registration rights would be subject to conditions and limitations, among them the right of the underwriters of any offering to limit the number of shares of common stock held by the security holders to be included in the registration. We would be generally required to bear all of the expenses of all registrations, except underwriting discounts and selling commissions. Registration of the shares of common stock held by security holders with registration rights would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of the registration statement.

Voting Agreements

      Victor D. Alhadeff, our Chief Executive Officer, Chief Financial Officer, Secretary and Chairman has entered into a voting agreement with BV in which he has agreed to vote all shares of our voting capital stock that he owns, of record or beneficially, or over which he has voting authority or discretion, to approve this proposal.

Dilutive Effect

      The issuance of the additional common stock upon conversion of the Series D Preferred Stock and the Series E Preferred Stock will be dilutive and the issuance of the additional common stock upon exercise of the warrants may be dilutive to the outstanding shares of our common stock. Assuming that the financing with DB is not approved and the exercise of all warrants and conversion of the Series D Preferred Stock and Series E Preferred Stock issued to BV and Spinnaker in this transaction, existing shareholders on the Record Date would own approximately 12.6% of our outstanding shares of common stock. The sale of common stock by BV or Spinnaker into the market could also depress the market price of our common stock due to the high volatility of our stock price.

Reasons for Seeking Stockholder Approval

      As part of the Bridge Financings, we agreed to hold a shareholder meeting at which we would seek shareholder approval from the holders of a majority of our common stock of the issuance of shares of our common stock upon the conversion of the Series D Preferred Stock and Series E Preferred Stock. In addition, the Series D Preferred Stock and Series E Preferred Stock will not be convertible into shares of our common stock, the holders of our Series D Preferred Stock and Series E Preferred Stock will not be entitled to vote together with the holders of our common stock on an as-converted basis, and BV will not be entitled to designate up to five (5) persons for election to our Board of Directors unless this proposal is approved by our shareholders.

Board Recommendation

      Our Board of Directors believes that it is in the best interests of our company and shareholders to approve the issuance of shares of our common stock upon conversion of the Series D Preferred Stock, the Series E Preferred Stock and exercise of the warrants as described in this section, and to approve the right of BV to designate up to five (5) persons for election to our Board of Directors. Our Board of Directors believes that approval of the proposal is in the best interests of our company and shareholders for the following reasons:

•	the Bridge Financings have provided us with additional working capital as we focus on reducing unit costs and improving margins;

•	we do not currently have sufficient cash on hand to pay off the notes in cash; and

•	our strategic relationship with FFG allows us to eliminate costs associated with our central kitchens immediately while providing flexibility to enter into new markets.

      Our Board of Directors has unanimously approved the Bridge Financings, including, but not limited to, the issuance of shares of our common stock upon conversion of the Series D Preferred Stock and Series E Preferred Stock and exercise of the warrants and the grant to BV and Spinnaker of the right to designate up to five (5) persons and one (1) person, respectively, for election to our Board of Directors, subject to obtaining shareholder approval, and recommends that you vote “FOR” the approval of the proposal.

PROPOSAL NO. 4

APPROVE THE 2003 STOCK PLAN AND THE RESERVATION OF 500,000 SHARES

OF COMMON STOCK FOR ISSUANCE UPON THE EXERCISE OF OPTIONS
GRANTED UNDER THE PLAN

      At the annual meeting, the shareholders are being requested to approve the 2003 Stock Plan (the “Plan”), including any amendments to the Plan approved by the Board of Directors in order to comply with the applicable laws and regulations of any state or other jurisdiction or any stock exchange or trading system on which shares of our common stock are quoted or traded. The Plan authorizes the issuance of 500,000 shares of the common stock. As a result, the Board of Directors is asking shareholders to approve the issuance of up to 500,000 shares of common stock pursuant to the Plan. In the event that Proposal No. 2 is approved and the DB Financing is closed, the Plan described in this Proposal will not be adopted. Instead, a stock plan on substantially the same terms, but with a larger number of shares subject to grant will be approved as more fully described in Proposal No. 2.

      The purposes of the Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility;

•	to provide additional incentive to our employees and consultants to promote the success of our business; and

•	to align the interests of eligible employees and other eligible recipients directly with those of the shareholders.

      The Board of Directors believes that the use of stock options as authorized under the Plan is essential to accomplish these purposes.

      Approval of the Plan is required in order to (a) allow for the qualification of options granted under the Plan as incentive stock options (“Incentive Options”) under Section 422 of the Code and (b) to the extent applicable, assure that Plan Options are qualified “performance-based compensation” and thereby exempt from the application of Section 162(m) of the Code.

      The adoption of the Plan will have no adverse impact on the rights of holders of outstanding options under the 1996 Amended Stock Option Plan.

      For the complete text of the Plan, see Appendix B attached hereto.

Participation in the Plan

      Under the Plan, stock option grants and grants of restricted stock may be made to directors, employees and certain consultants. Currently, we have five directors and 212 employees eligible to receive option grants and grants of restricted stock under the Plan. The plan administrator has not determined the number of stock options or grants of restricted stock that will be granted to our directors, named executive officers or other employees if the Plan is approved.

      The plan administrator may amend, modify or terminate the plan, or modify or amend options or restricted stock granted under the Plan, except that no amendment with respect to an outstanding option or grants of restricted stock that has the effect of reducing the holder’s benefits may be made over the objection of the holder (other than those provisions triggering acceleration of vesting of outstanding options).

      As of June 4, 2003, no options exercisable for our common stock and no grants of restricted stock were outstanding under the Plan.

General Provisions of 2003 Stock Plan

      Administration. Both the Board and the Compensation Committee have the authority to administer the discretionary option grant and stock issuance programs with respect to option grants and stock issuances made to the Company’s executive officers and non-employee directors and will also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. The Board may at any time appoint a secondary committee comprised of one or more directors to have concurrent authority to make option grants and stock issuances under those two programs to individuals other than executive officers and non-employee directors.

      The term “Plan Administrator,” as used in this summary, will mean the Board, the Compensation Committee or any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the Plan.

      Amendment and Termination. The Board may amend or modify the Plan at any time, subject to any required shareholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Plan will terminate in 2013.

      Share Reserve. Initially, the Company will reserve 500,000 shares for issuance under the Plan. The shares of common stock issuable under the Plan may be drawn from shares of authorized but unissued common stock or from shares of common stock that the Company acquires, including shares purchased on the open market.

      Shares subject to any outstanding options under the Plan that expire or otherwise terminate prior to exercise in full will be available for subsequent issuance. Unvested shares issued under the Plan which the Company subsequently purchases, at a price not greater than the option exercise or direct issue price paid per share, pursuant to the Company’s purchase rights under the Plan will be added back to the number of shares reserved for issuance under the Plan and will accordingly be available for subsequent issuance.

      Changes in Capitalization. Subject to the limitations of the Plan, the maximum number of shares of common stock reserved for Plan Options and the number of shares of common stock represented by a Plan Option shall be subject to adjustment or substitution, as determined by the Plan Administrator in its sole discretion, as to the number or price of a share of stock subject to such options (A) in the event of changes in the outstanding common stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any option or (B) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, persons granted options under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

      Valuation. The fair market value of common stock on June 4, 2003, as determined in accordance with the Plan, was approximately $0.30 per share. In addition, the aggregate fair market value (as of the date of grant) of all shares of stock issuable to an optionee pursuant to Incentive Option grants which become exercisable in a given calendar year cannot exceed $100,000 for such calendar year.

      Shareholder Rights. No optionee will have any shareholder rights with respect to the shares subject to the option until such optionee has exercised the option and paid the exercise price for the shares.

      Option Transferability. Incentive options will not be assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee.

Programs under 2003 Stock Plan

      Discretionary Option Grant Program. The Plan Administrator will have the discretion under the discretionary option grant program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an Incentive Option or a non-statutory option (“Nonqualified Option”) under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

      Each granted option will have an exercise price per share determined by the Plan Administrator. No granted option will have a term in excess of ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date.

      Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

      In the event the Company should experience a change in control, each outstanding option under the discretionary option grant program will automatically accelerate in full, unless assumed, substituted or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option shares (which is the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout of that spread no later than the time the optionee would have vested in such shares. The Plan Administrator has the authority to exempt any specific transaction from the definition of “change in control.”

      Generally speaking, a change in control will occur if (i) the Company is acquired by merger or asset sale or (ii) a change in ownership of more than 50% of the Company’s outstanding voting stock occurs pursuant to a tender or exchange offer.

      Stock Issuance Program. Shares may be issued under the stock issuance program at a fixed price per share, payable in cash. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of common stock may also be issued under the program pursuant to share right awards that entitle the recipients to receive those shares upon the attainment of designated performance goals. The Plan Administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share rights award.

      The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the stock issuance program.

      Outstanding share right awards under the program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

      All unvested shares outstanding under the stock issuance programs will immediately vest in connection with a change in control, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The Plan Administrator has the authority to exempt any particular transaction from the definition of “change in control”.

Discretionary Features

      Acceleration of Vesting. The Plan Administrator will have the discretion to grant one or more options under the discretionary option grant program which will become exercisable for all the option shares in the event the optionee’s service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect. The vesting of outstanding shares issued under the stock issuance program may also be structured to accelerate upon similar terms and conditions. The Plan Administrator will have discretion to structure one or more option grants under the discretionary option grant program so that those options will immediately vest upon the occurrence of certain events, including a change in control, regardless of whether the options are to be assumed or otherwise continued in effect. The Plan Administrator may also structure stock issuances under the stock issuance program so that those issuances will immediately vest upon the occurrence of certain events, including a change in control.

      The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

      Immediately Exercisable Options. One or more options under the discretionary option grant program may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by the Company, at the lower of the exercise price paid per share or the fair market value per share (determined at the time of repurchase), if the optionee ceases service prior to vesting in those shares.

      Special Tax Election. The Plan Administrator may provide one or more holders of options or unvested share issuances under the Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

Deductibility of Executive Compensation

      Any compensation deemed paid by the Company in connection with the disqualifying disposition of Incentive Option shares or the exercise of Nonqualified Options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) provided the grant was approved by a committee comprised of two or more “outside directors.” Compensation that is considered to be performance-based will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company, and accordingly, should be deductible by the Company without limitation under Code Section 162(m).

New Plan Benefits

      No options will be granted under the Plan prior to its approval by the Company’s shareholders. If this Proposal is not approved, then no such grants will be made.

Securities Authorized for Issuance under Equity Compensation Plans

      The following table sets forth the number of securities issuable under our equity compensation plans as of the end of our last completed fiscal year and indicates whether or not the plan received shareholder approval:

Number of
Securities
		Weighted-	Remaining Available
	Number of	Average Exercise	for Future Issuance
	Securities to be	Price of	Under Equity
	Issued upon	Outstanding	Compensation
	Exercise of	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected
	and Rights	Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,049,648	$5.96	185,895(1)
Equity compensation plans not approved by security holders	—	—	—

Total	1,049,648	$5.96	185,895

(1)	Includes 70,543 shares of common stock subject to the 2001 Employee Stock Purchase Plan

Certain Federal Tax Consequences

      The following is a summary of material federal income tax consequences to the optionees and the Company of the grant of options under the Plan and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. The tax treatment of an optionee may vary depending upon the particular facts and circumstances of that optionee. Each prospective optionee is urged to consult with his or her own tax advisors with respect to the consequences of holding options under the Plan.

      If an option is granted to an optionee in accordance with the terms of the Plan, no income will be recognized by such optionee at the time the option is granted. Generally, on exercise of a Nonqualified Option, the amount by which the fair market value of the shares of the common stock on the date of exercise exceeds the purchase price of such shares will be taxable to the optionee as ordinary income. The disposition of shares acquired upon exercise of a Nonqualified Option under the Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the length of time that the option or underlying stock has been held) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the Nonqualified Option.

      Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a “Section 16 Person”) begins a six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise. However, the six month period of potential short-swing liability may be eliminated if the option grant (a) is approved in advance by the Board of Directors (or a committee composed solely of two or more non-employee directors) or (b) is approved in advance, or subsequently ratified by the Company’s shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (a) or (b) above will be the date of exercise.

      Generally, on exercise of an Incentive Option, an optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of common stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income and the optionee may be subject to the alternative minimum tax. The disposition of shares acquired upon exercise of an Incentive Option under the Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the length of time that the option or underlying stock has been held). Generally, however, if the optionee disposes of shares of common stock acquired upon exercise of an Incentive Option within two years after the date of grant or within one year after the date of exercise, the optionee will recognize ordinary income in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the holder on the disposition of such shares over the fair market value of the shares on the date of exercise of the incentive option will ordinarily constitute capital gain.

      If an option is exercised through the use of common stock previously owned by the optionee, such exercise (i) will generally have the same tax consequences as if the option had been exercised with cash and (ii) generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. Upon such exercise, shares received by the optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. Shares received in excess of the number of shares surrendered have a zero basis and have a holding period beginning on the date of exercise. However, if the previously owned shares were acquired on the exercise of an Incentive Option or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above. If any otherwise qualifying Incentive Option becomes first exercisable in any one year for shares having a value in excess of $100,000 as of the grant date, the portion of the option in respect of such excess shares will be treated as a nonqualified option.

Board Recommendation

      Our Board of Directors has unanimously approved the Plan, and recommends that you vote “FOR” the approval of the proposal.

PROPOSAL NO. 5

AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION TO

ELIMINATE SERIES OF PREFERRED STOCK WHERE NO SHARES REMAIN OUTSTANDING
AND THE COMPANY HAS NO OBLIGATIONS TO ISSUE ANY SHARES OF SUCH SERIES

      At the Annual Meeting, shareholders are being requested to approve the amendment and restatement of our articles of incorporation to eliminate any series of Preferred Stock where no shares of such series remain outstanding and we do not have any obligation to issue any shares of such series. As part of this proposal, we are also asking shareholders to approve the elimination of the Series D Preferred Stock and Series E Preferred Stock if the DB Financing (as more fully described under the heading “Proposal No. 2”) is completed and BV and Spinnaker elect to participate by surrendering, in part, their shares of Series D Preferred Stock and Series E Preferred Stock, respectively.

Series of Preferred Stock

      Currently, we have five authorized series of Preferred Stock:

•	Series A Preferred Stock, of which 33,000 shares are authorized and no shares are outstanding or subject to an obligation to be issued;

•	Series B Preferred Stock, of which 34,450 shares are authorized and no shares are outstanding or subject to an obligation to be issued;

•	Series C Preferred Stock, of which 30,000,000 shares are authorized and no shares are outstanding or subject to an obligation to be issued;

•	Series D Preferred Stock, of which 100 shares are authorized and 100 shares are issued and outstanding; and

•	Series E Preferred Stock, of which 25 shares are authorized and 25 shares are issued and outstanding.

      Each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock were created and issued as part of pre-initial public offering early stage financing transactions. As part of our initial public offering, shareholders approved the elimination of these series of Preferred Stock.

      The Series D Preferred Stock and Series E Preferred Stock were created as part of our Bridge Financings with BV and Spinnaker as more fully described in Proposal No. 3. We intend to create a Series F Preferred Stock in connection with the financing with DB more fully described in Proposal No. 2.

Effects of the Amendment

      The proposal asks shareholders to approve the amendment of the articles of incorporation to eliminate the Series D Preferred Stock in the event that BV elects to surrender its shares of Series D Preferred Stock as part of its participation in the financing described in Proposal No. 2 and to eliminate the Series E Preferred Stock in the event that Spinnaker elects to surrender its shares of Series E Preferred Stock as part of its participation in the financing described in Proposal No. 2. We also ask the shareholders to approve the elimination of the Series F Preferred Stock if at any point in the future no such shares are outstanding or subject to rights to be acquired, and the filing of one or more amended and restated articles of incorporation to eliminate any series of Preferred Stock where no shares of such series remain outstanding and we do not have any obligation to issue any shares of such series.

Board Recommendation

      To reduce the complexity of our articles of incorporation and provide the necessary shares of common stock for future issuances, our Board of Directors has unanimously approved, and recommends that the shareholders approve, the amendment and restatement of the articles of incorporation to:

•	eliminate the Series D Preferred Stock in the event that BV surrenders its shares of Series D Preferred Stock as part of its participation in the DB Financing;

•	eliminate the Series E Preferred Stock in the event that Spinnaker surrenders its shares of Series E Preferred Stock as part of its participation in the DB Financing;

•	eliminate the Series F Preferred Stock if at any point in the future no such shares are outstanding or subject to rights to be acquired; and

•	to file one or more amended and restated articles of incorporation to eliminate any series of Preferred Stock where no shares of such series remain outstanding and we do not have any obligation to issue any shares of such series.

PERFORMANCE GRAPH

      The following chart presents a comparison of the cumulative total return to shareholders since the date of our initial public offering (May 2, 2001) of our Common Stock, the Nasdaq Composite Index, and the S&P Small Cap Restaurant Index. The graph assumes an initial investment of $100 and reinvestment of all dividends, if any. The stock performance shown on the graph below is not necessarily indicative of future price performance.

AUDITORS

      Representatives of PricewaterhouseCoopers LLP, independent accountants for BRIAZZ for fiscal 2002 and the current fiscal year, will be present at the meeting, have an opportunity to make a statement, and be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 2003 PROXY STATEMENT

      An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement and form of proxy prepared in connection with our 2004 Annual Meeting of Shareholders must deliver a copy of the proposal to our Secretary at our principal executive offices, no later than February 25, 2004 and satisfy certain other requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. A shareholder must have been a record or beneficial owner of at least one percent of our outstanding common stock, or shares of common stock having a market value of at least $2,000, for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

      A shareholder of record who intends to nominate a director for election or submit a proposal at the 2004 Annual Meeting that is not eligible for inclusion in our proxy statement must provide written notice to us, addressed to our Secretary at our principal executive offices, not later than May 12, 2004. Any shareholder proposal for next year’s annual meeting submitted after May 12, 2004 will not be considered filed on a timely basis with us under SEC Rule 14a-4(c)(1). For proposals that are not timely filed, we retain discretion to vote proxies we receive. For proposals that are timely filed, we retain discretion to vote proxies we receive, provided that (1) we include in its proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.

OTHER MATTERS

      The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Financial Information

      The following items are incorporated by reference from our Annual Report on Form 10-K for the year ended December 29, 2002, filed with the Securities and Exchange Commission on March 31, 2003, a copy of which accompanies this Proxy Statement:

•	Financial Statements and Supplementary Data;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•	Quantitative and Qualitative Disclosures About Market Risk.

      In addition, the following sections of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, included with this proxy statement as Appendix C, constitute part of this Proxy Statement:

•	Financial Statements;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•	Quantitative and Qualitative Disclosures About Market Risk.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ VICTOR D. ALHADEFF
_______________________________________ Victor D. Alhadeff
Chief Executive Officer,
Chief Financial Officer and Secretary

Dated: July 3, 2003

APPENDIX A

SECURITIES PURCHASE AGREEMENT

AMONG
BRIAZZ, INC.,
DEUTSCHE BANK LONDON AG, ACTING THROUGH DB ADVISORS LLC,
BRIAZZ VENTURE L.L.C.,
SPINNAKER INVESTMENT PARTNERS, L.P.
AND
DELAFIELD HAMBRECHT, INC.
DATED MAY 28, 2003

1.	Purchase and Sale of Securities		A-1
	1.1	Sale and Issuance of the Notes and Series F Stock	A-1
	1.2	Grant of a Security Interest	A-2
	1.3	Registration Rights Agreement	A-2
	1.4	Closing	A-2
2.	Representations and Warranties of the Company		A-2
	2.1	Incorporation and Corporate Power	A-2
	2.2	Execution, Delivery; Valid and Binding Agreement	A-3
	2.3	Approval of the Agreement; Meeting of Shareholders	A-3
	2.4	Corporate Books and Records	A-3
	2.5	No Conflict	A-3
	2.6	Valid Issuance	A-3
	2.7	No Breach	A-3
	2.8	Governmental Authorities; Consents	A-3
	2.9	Subsidiaries	A-4
	2.10	Capital Stock	A-4
	2.11	Registration Rights	A-4
	2.12	SEC Filings; Financial Statements	A-4
	2.13	Absence of Undisclosed Liabilities	A-5
	2.14	No Material Adverse Changes	A-5
	2.15	Absence of Certain Developments	A-5
	2.16	Title to Properties, Liens	A-6
	2.17	Tax Matters	A-6
	2.18	Contracts and Commitments	A-7
	2.19	Intellectual Property Rights	A-8
	2.20	Litigation	A-8
	2.21	Employee Benefit Plans	A-8
	2.22	Insurance	A-10
	2.23	Compliance with Laws; Permits	A-10
	2.24	Environmental Matters	A-11
	2.25	Brokerage	A-11
	2.26	Disclosure	A-11
	2.27	Key Employees	A-12
	2.28	Certain Interests	A-12
	2.29	Real Property	A-12
3.	Representations and Warranties by the Purchasers		A-13
	3.1	Investment Intent; Authority	A-13
	3.2	No Breach; Consents	A-14
	3.3	Securities Not Registered	A-14
	3.4	No Transfer	A-14
	3.5	Accredited Investor	A-14
	3.6	Access to Information	A-14
	3.7	Knowledge and Experience	A-14
	3.8	Brokerage	A-15
4.	Payment of the Notes		A-15
	4.1	Optional Prepayments	A-15
	4.2	Option to Call for Prepayments	A-15
	4.3	Repayment of the Notes	A-15
	4.4	Registered Form	A-15
	4.5	Taxes	A-16
5.	Administrative Agent		A-16
	5.1	Appointment and Authorization of Administrative Agent	A-16
	5.2	Delegation of Duties	A-16

A-i

	5.3	Liability of Administrative Agent	A-16
	5.4	Reliance by Administrative Agent	A-16
	5.5	Notice of Default	A-17
	5.6	Indemnification of Administrative Agent	A-17
	5.7	Administrative Agent in its Individual Capacity	A-17
	5.8	Successor Administrative Agent	A-17
	5.9	Administrative Agent May File Proofs of Claim	A-18
	5.10	Collateral Matters	A-18
	5.11	Plan of Reorganization	A-18
6.	Event of Default		A-18
	6.1	Payment Default	A-18
	6.2	Covenant Default	A-18
	6.3	Voluntary Bankruptcy or Insolvency Proceeding	A-19
	6.4	Involuntary Bankruptcy or Insolvency Proceeding	A-19
7.	Rights of the Purchasers upon Default		A-19
	7.1	Purchaser or Administrative Agent May Accelerate Notes	A-19
	7.2	Automatic Acceleration of Notes	A-19
8.	Company Covenants		A-19
	8.1	Conduct of Business Prior to Closing	A-19
	8.2	Access to Books and Records	A-20
	8.3	Board Size	A-20
	8.4	Good Standing	A-21
	8.5	Termination of Financing Statements	A-21
	8.6	Indemnification and Directors’ and Officers’ Insurance	A-21
	8.7	Shareholder Approval	A-21
	8.8	Listing of Conversion Shares	A-22
	8.9	Executive Officer Retention	A-22
	8.10	Adoption of 2003 Stock Option Plan	A-22
	8.11	No Solicitation or Negotiation	A-22
	8.12	Negative Covenants	A-23
	8.13	Taxes	A-23
	8.14	Dedicated Use of Proceeds	A-24
9.	Conditions to the Obligations of the Purchasers		A-24
	9.1	Representations and Warranties	A-24
	9.2	Compliance	A-24
	9.3	Consents	A-24
	9.4	Board and Shareholder Authorization	A-24
	9.5	Deliveries by the Company	A-24
	9.6	Briazz Venture and Spinnaker Participation	A-25
	9.7	Due Diligence	A-25
	9.8	Directors and Officers	A-25
	9.9	Delafield Hambrecht	A-25
	9.10	UCC Filings	A-25
	9.11	Laurus Documents	A-25
10.	Conditions to Obligations of the Company		A-25
	10.1	Representations and Warranties	A-25
	10.2	Deliveries by the Purchaser	A-25
	10.3	Tax Forms	A-25
	10.4	Consents	A-26
	10.5	Compliance	A-26
11.	Indemnification		A-26
	11.1	Survival of Representations and Warranties	A-26
	11.2	Indemnification by the Company	A-26

A-ii

	11.3	Indemnification by the Purchasers	A-26
	11.4	Indemnification	A-27
	11.5	Limits on Indemnification	A-27
12.	Termination		A-28
	12.1	Termination	A-28
	12.2	Effect of Termination	A-28
13.	Miscellaneous		A-28
	13.1	Waivers, Amendments and Termination	A-28
	13.2	Press Releases and Announcements	A-28
	13.3	Legal Fees and Expenses	A-28
	13.4	Entire Agreement	A-28
	13.5	Governing Law	A-28
	13.6	Notices, etc.	A-29
	13.7	Validity	A-29
	13.8	Counterparts	A-29
	13.9	Severability	A-29
	13.10	Assignment	A-29
	13.11	No Third Party Beneficiaries	A-29
	13.12	Waiver of Jury Trial	A-29

A-iii

SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement, dated as of May 28, 2003 (this “Agreement”) is entered into by and among BRIAZZ, Inc., a Washington corporation (the “Company”), and Deutsche Bank London Ag, acting through DB Advisors LLC, a limited liability corporation (“DB”), Briazz Venture L.L.C., a limited liability corporation (“Briazz Venture”), Spinnaker Investment Partners, L.P., a Delaware limited partnership (“Spinnaker”), Delafield Hambrecht, Inc., a Delaware corporation (“Delafield”) (each a “Purchaser” and collectively, the “Purchasers”), and DB, as Administrative Agent with respect to the Notes, with respect to the following:

RECITALS

      WHEREAS, the Company has authorized the sale and issuance of $6.0 million in principal amount of non-convertible secured promissory notes (the “Notes”) and shares of Series F Convertible Preferred Stock (the “Series F Stock”) convertible into a certain number of shares of the Company’s common stock, no par value (the “Shares”);

      WHEREAS, the Purchasers are willing to purchase from the Company and the Company is willing to sell to the Purchasers the Notes and Series F Stock on the terms and conditions set forth in this Agreement, and the Company is willing to grant the Purchasers (i) the security interest set forth in the security agreement (the “Security Agreement”) to be made by the Company in favor of the Purchasers, and (ii) the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) to be entered into among the Company and the Purchasers (this Agreement, the Notes, the Security Agreement and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents”).

AGREEMENT

      NOW THEREFORE, in consideration of the foregoing, and the representations, warranties and conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

      1.     Purchase and Sale of Securities

      1.1     Sale and Issuance of the Notes and Series F Stock.

      (a) Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase and the Company agrees to sell and issue to each Purchaser at the Closing (as defined below) a Note in the face amount of U.S. dollars set forth opposite each such Purchaser’s name on the Schedule of Investors attached hereto as Schedule A. The Notes issued to the Purchasers pursuant to this Agreement shall be substantially in the form of Exhibit A to this Agreement.

      (b) Series F Stock. Subject to the terms and conditions of this Agreement, in connection with each Purchaser’s purchase of a Note at the Closing, each such Purchaser other than Delafield, shall receive and the Company agrees to issue to such Purchaser at the Closing, shares of Series F Stock to initially purchase a number of Shares (the “Conversion Shares”) equal to (w) the product resulting from multiplying (1) the Fully-Diluted Number of Outstanding Shares immediately prior to Closing, by (2) the Post-Exercise Percentage, multiplied by (x) ten (10). Subject to the terms and conditions of this Agreement, in connection with Delafield’s purchase of a Note at the Closing, Delafield shall receive and the Company agrees to issue to Delafield at the Closing, shares of Series F Stock to initially purchase 1,000,000 Conversion Shares. The “Fully-Diluted Number of Outstanding Shares” shall mean the number of Shares outstanding, plus (x) the number of Shares issuable upon conversion, exercise or exchange of all securities of the Company outstanding at such time that are convertible into, or exercisable or exchangeable for Shares and (y) an additional 1,000,000 Shares, but excluding from this calculation (i) the number of shares issuable upon conversion or exercise of any securities held by Briazz Venture or Spinnaker that are being paid to the Company pursuant to Section 1.4 hereof and (ii) the number of shares issuable upon conversion of the convertible promissory note held by Laurus Master Fund, Ltd. (“Laurus”) dated June 18, 2002, as amended. The “Post-Exercise Percentage” for each Purchaser is set forth opposite each such Purchaser’s name on the Schedule of Investors attached hereto. The terms of the Series F Stock issued to the Purchaser pursuant to this Agreement shall be substantially as set forth in the form of the Articles of Amendment attached as Exhibit B to this Agreement.

      (c) Purchase Price. The purchase price (the “Purchase Price”) of the Notes and Series F Stock to be paid by each Purchaser is set forth opposite each such Purchaser’s name on the Schedule of Investors attached hereto under the heading “Amount and Form of Payment of Purchase Price.”

      (d) Allocation. Each Purchaser shall allocate its purchase price for the Notes and Series F Stock in accordance with Exhibit C.

      1.2     Grant of a Security Interest. In connection with the Closing (as defined below), the Company shall have (a) executed and delivered the Security Agreement, substantially in the form attached hereto as Exhibit D, and (b) taken all other actions reasonably requested by the Purchasers necessary to perfect Purchasers’ security interest in the Company’s assets, in accordance with the terms of the Security Agreement. In connection with the Closing (as defined below), the Purchasers shall have executed and delivered the Security Agreement.

      1.3     Registration Rights Agreement. In connection with the Closing (as defined below), the Company and the Purchasers shall have executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit E.

      1.4     Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Notes and Series F Stock contemplated by this Agreement shall take place at a closing (the “Closing”) at the offices of Dorsey & Whitney LLP, 1420 Fifth Avenue, Suite 3400, Seattle, Washington, on such date as shall be mutually acceptable to the Company and the Purchasers (such date, the “Closing Date”). At the Closing, on the terms and subject to the conditions hereof, (i) DB shall pay to the Company, by cashier’s check or wire transfer of immediately available funds the Purchase Price for DB’s securities as specified in Section 1.1(c) above and on the Schedule of Investors, (ii) each of Briazz Venture and Spinnaker shall pay to the Company, by cancellation of all senior secured notes, warrants and Series D Preferred Stock and Series E Preferred Stock, the purchase price for such Purchaser’s securities as specified in Section 1.1(c) above and on the Schedule of Investors, and (iii) Delafield shall pay to the Company, by cancellation or conversion of certain amounts owed under its letter agreement with the Company dated April 18, 2002, the purchase price for such Purchaser’s securities as specified in Section 1.1(c) above , and in exchange for and upon receipt or confirmation of each such payment, the Company will issue and deliver the Notes and Series F Stock to the Purchasers.

      2.     Representations and Warranties of the Company

      The Company hereby represents and warrants to Purchasers that, except as set forth in the corresponding paragraph of the Disclosure Schedule delivered by the Company to Purchasers on the date hereof (the “Disclosure Schedule”) (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Section 2):

      2.1     Incorporation and Corporate Power. The Company is a corporation duly organized and validly existing under the laws of the State of Washington, has all requisite corporate power and authority to carry on its business as presently conducted and, subject to approval of this Agreement by the Company’s shareholders, has the requisite corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in all material jurisdictions where such qualification or licensing is required. The Company has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the Company’s Articles of Incorporation and Bylaws, as amended to date (the “Charter Documents”), which have been furnished by the Company to Purchasers prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof.

      2.2     Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement, other than the approval of this Agreement and related transactions by the shareholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights or by general principles of equity.

      2.3     Approval of the Agreement; Meeting of Shareholders. The Board of Directors has, by resolutions duly adopted by written consent on May 14, 2003, approved the Transaction Documents and the transactions contemplated hereby and thereby, including the issuance of the Notes, Series F Stock and Conversion Shares, and resolved to recommend approval of such agreements and transactions by the Company’s shareholders. None of the resolutions described in this Section 2.3 has been amended or otherwise modified in any respect since the date of adoption thereof and all such resolutions remain in full force and effect.

      2.4     Corporate Books and Records. The minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders, Boards of Directors and all committees of the Boards of Directors of the Company. Complete and accurate copies of such minute books and of the stock register of the Company have been provided by the Company to the Purchasers.

      2.5     No Conflict.

      Except as set forth on Schedule 2.5 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Transaction Documents by the Company do not and will not (a) violate, conflict with or result in the material breach of any provision of the Charter Documents of the Company, (b) conflict with or violate (or cause an event which could have a material adverse effect as a result of) any material Law (as defined below), or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Notes, Series F Stock or Conversion Shares or any of the material assets of the Company pursuant to, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of the shares of the Company or any of such assets or properties is bound or affected.

      2.6     Valid Issuance. The Notes, the Series F Stock and the Conversion Shares (together, the “Securities”), when issued in compliance with the provisions of the Transaction Documents and the Charter Documents, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer imposed (i) by the Transaction Documents, (ii) under applicable state and/or federal securities laws as set forth on the certificates or instruments representing such securities, and (iii) as may be required by future changes in such laws.

      2.7     No Breach. The Company is not in violation or default of any material provisions of its Charter Documents. The Company is in material compliance in all respects with all applicable material statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company’s assets, business or properties (“Law”).

      2.8     Governmental Authorities; Consents. Other than, if required, filings or qualifications under federal securities law or applicable state securities laws, which filings or qualifications, if required, will be timely filed or obtained by the Company, the Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Schedule 2.8 of the

Disclosure Schedule, no approval or authorization of any governmental or regulatory authority or any other party or person (except the approval of the Agreement by the shareholders of the Company) is required to be obtained by the Company in connection with its execution, delivery and performance of the Transaction Documents or the transactions contemplated hereby or thereby.

      2.9     Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

      2.10     Capital Stock. As of the date hereof, the capitalization of the Company consists of a total of 100,000,000 authorized Shares, 5,990,916 of which Shares are issued and outstanding, and 50,000,000 shares of Preferred Stock, of which 100 shares of Series D preferred stock and 25 shares of Series E preferred stock are issued and outstanding. Of the 33,000 shares of Series A Preferred Stock, 34,450 shares of Series B Preferred Stock, and 30,000,000 shares of Series C Preferred Stock, no shares are issued and outstanding. All of the outstanding shares of capital stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except for (A) 1,235,543 Shares reserved for future issuance pursuant to the Company’s stock incentive plans and agreements, of which 767,993 shares are the subject of currently outstanding option grants, (B) Shares reserved for issuance pursuant to the convertible secured note and warrant, each dated June 18, 2002, and the warrant dated December 3, 2002 issued by the Company to Laurus, (C) 930,404 Shares reserved for issuance pursuant to other outstanding warrants, (D) Shares reserved for issuance pursuant to warrants and Series D Preferred Stock issued to Briazz Venture and (E) Shares reserved for issuance pursuant to warrants and Series E Preferred Stock issued to Spinnaker, there are no other outstanding shares of capital stock or outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, subscriptions, obligations or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock. The common stock constitutes the only class of equity securities of the Company registered or required to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      2.11     Registration Rights. Except as set forth in Schedule 2.11 of the Disclosure Schedule or as contemplated by this Agreement or the Registration Rights Agreement, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which the Company is bound granting to any person the right to require the Company to (i) file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any securities of the Company or requiring the Company to include such securities with the Conversion Shares registered pursuant to any registration statement, or (ii) to purchase or offer to purchase any securities of the Company.

      2.12     SEC Filings; Financial Statements. The Company has filed all required forms, reports and documents required under Section 13(a) of the Exchange Act (the “Company SEC Reports”) with the Securities and Exchange Commission (the “SEC”) since January 1, 2002, each of which complied at the time of filing in all material respects of the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The audited financial statements of the Company included in the Company SEC Reports fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. The Company’s financial statements are prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) (subject, in the case of interim financial statements, to the absence of footnote disclosures and other presentation items and normal, recurring, year-end adjustments).

      2.13     Absence of Undisclosed Liabilities. Except as reflected in the Company’s most recent balance sheet filed with and as part of the Company SEC Reports (the “Latest Balance Sheet”), the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit or would be otherwise material), or (ii) as otherwise set forth in Schedule 2.13 of the Disclosure Schedule. Reserves are reflected on the Latest Balance Sheet against all liabilities of the Company in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with GAAP.

      2.14     No Material Adverse Changes. Since the date of the Latest Balance Sheet (the “Balance Sheet Date”) or as otherwise disclosed in the Company SEC Reports since the Balance Sheet Date, the business of the Company has been conducted in the ordinary course and consistent with past practice, and there has been no material adverse change in the business or financial condition of the Company.

      2.15     Absence of Certain Developments. Except as set forth in Schedule 2.15 of the Disclosure Schedule, since the Balance Sheet Date, the Company has not:

(a) borrowed any amount or incurred or become subject to any liabilities in excess of an aggregate principal amount of $2.55 million, except (i) current liabilities incurred in the ordinary course of business consistent with past practice and (ii) liabilities under contracts entered into in the ordinary course of business and consistent with past practice;

(b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers’ compensation laws, (iv) liens set forth in Schedule 2.15 of the Disclosure Schedule, or (v) liens created in the ordinary course of business and consistent with past practice (subsections (i)-(v) collectively, “Permitted Liens”);

(c) sold, assigned, transferred or otherwise disposed (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets with a fair market value in excess of $10,000, or canceled any debts or claims or otherwise discharged any liabilities, in each case, except in the ordinary course of business and consistent with past practice;

(d) sold, assigned, transferred or otherwise disposed of (including, without limitation, transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

(e) waived any rights of material value or suffered any extraordinary losses, except in the ordinary course of business;

(f) declared or paid any dividends or other distributions with respect to any shares of the Company’s capital stock or redeemed or purchased, directly or indirectly, any shares of the Company’s capital stock or any options;

(g) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

(h) taken any other action, failed to take any action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, other than the transactions contemplated by this Agreement;

(i) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

(j) made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization;

(k) made any single capital expenditure or commitment therefore in excess of $50,000;

(l) made any change in accounting principles or practices from those utilized in the preparation of the audited financial statements for the most recently completed fiscal year.

(m) (i) made any material change in its accounting methods or practices for tax purposes, (ii) made any material tax election, (iii) amended any material Return (as defined in Section 2.17) or (iv) settled or compromised any material tax liability, except, in each case, in the ordinary course of business consistent with past practice.

(n) failed to pay any creditor any material amount owed to such creditor when due;

(o) allowed any material permit that was issued or relates to the Company to lapse or terminate or failed to renew any insurance policy or material permit that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

(p) failed to maintain the Company’s plant, property and equipment in good repair and operating condition, ordinary wear and tear excepted;

(q) amended, modified or consented to the termination of any material contract or the Company’s rights thereunder; and

(r) amended or restated the Charter Documents of the Company, except to create the Series D Preferred Stock or Series E Preferred Stock.

      2.16 Title to Properties, Liens. Except as set forth on Schedule 2.16 of the Disclosure Schedule, the Company has good and marketable title to its properties and assets and has good title to all its leasehold interests, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, (ii) liens pursuant to equipment leases, (iii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business, and (iv) security interests granted to Laurus, CAPCO Financial Company (“CAPCO”), Briazz Venture and Spinnaker.

      2.17 Tax Matters. (a) The Company and any affiliated, combined or unitary group of which the Company is or was a member, as the case may be (each, a “Tax Affiliate” and, collectively, the “Tax Affiliates”), has: (i) timely filed (or has had timely filed on behalf of the Company or any Tax Affiliate) all returns, declarations, reports, estimates, information returns, and statements (“Returns”) required to be filed or sent by it in respect of any “Taxes” (as defined in subsection (f) below) or required to be filed or sent by it by a taxing authority having jurisdiction, which Returns are true, correct and complete in all material respects; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns or otherwise; and (iii) established on the Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable.

      (b) There are no liens for Taxes upon any assets of the Company or of any Tax Affiliate, except liens for Taxes not yet due and payable.

      (c) No deficiency for any Taxes has been proposed, asserted or assessed against the Company or the Tax Affiliates that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or the Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. No adjustment relating to any Returns has been proposed formally or informally by any taxing authority and, to the best knowledge of the Company and Tax Affiliates, no basis exists for any such adjustment. There are no pending or, to the best knowledge of the Company and the Tax Affiliates, threatened actions or proceedings for the assessment or collection of Taxes.

      (d) Neither the Company nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

      (e) Neither the Company nor any Tax Affiliate has any income reportable for a period ending after the Closing Date but attributable to a transaction occurring in or a change in accounting method made for a period ending on or prior to the Closing Date that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction). The Company and any Tax Affiliate has timely withheld, collected and paid over to the proper taxing authorities all Taxes required to have been withheld by the Company and any Tax Affiliate.

      (f) For purposes of this Agreement, the term “Taxes” means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon the Company or any Tax Affiliate.

      2.18 Contracts and Commitments.

      (a) Schedule 2.18 of the Disclosure Schedule lists the following agreements, whether oral or written, to which the Company is a party, which are currently in effect, and which relate to the operation of the Company’s business: each (i) contract, agreement or understanding relating to the voting of Common Stock or the election of directors of the Company; (ii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company; (iii) guaranty of any obligation for borrowed money or otherwise; (iv) lease or agreement under which the Company is lessee of, or holds or operates any property, real or personal, owned by any other party; (v) lease or agreement under which the Company is lessor of, or permits any third party to hold or operate, any property, real or personal; (vi) contract or group of related contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $25,000; (vii) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $10,000; (viii) contract or group of related contracts with the same party (other than any contract or group of related contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalty; (ix) contract or commitment for capital expenditures in excess of $100,000; (x) agreement for the sale of any capital asset; (xi) management contract and contract with an independent contractor or consultant (or similar arrangements) to which the Company is a party and which are not cancellable without penalty or further payment and without less than 30 days’ notice; (xii) contract or agreement that limit or purport to limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time; (xiii) contracts or agreements between or among the Company, on one hand, and any affiliate of the Company, on the other hand; or (xiv) other agreement which is either material to the Company’s business or was not entered into by the Company in the ordinary course of business (collectively, the “Material Contracts”).

      (b) The Company has performed all obligations required to be performed by it in connection with the Material Contracts and is not in receipt of, and has no knowledge after due inquiry of, any claim of default under any Material Contract; and the Company has no present expectation or intention of not fully performing any material obligation pursuant to any Material Contract.

      (c) Each Material Contract: (i) is valid and binding on the Company and to the Company’s knowledge after due inquiry is valid and binding on the parties thereto and is in full force and effect, (ii) if consummation of the transactions contemplated by this Agreement and the Transaction Documents constitutes a “change of control” under any Material Contract, such Material Contract is freely and fully assignable without penalty or other adverse consequences, and (iii) upon consummation of the transactions contemplated by this Agreement and the Transaction Documents, except to the extent that any consents set forth in Schedule 2.18 of the Disclosure Schedule are not obtained, shall continue in full force and effect without any penalty or other adverse consequences.

      (d) To the knowledge of the Company after due inquiry, no other party to any Material Contract in breach thereof or default thereunder and the Company has not received any notice of termination, cancellation, breach or default under any Material Contracts.

      (e) The Company has made available to the Purchasers true and complete copies of all Material Contracts.

      2.19 Intellectual Property Rights. Schedule 2.19 of the Disclosure Schedule describes all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights or other intellectual property rights owned by, licensed to or otherwise controlled by the Company or used in, developed for use in or necessary to the conduct of the Company’s business which are, individually or in the aggregate with such other intellectual property rights, material to the business of the Company. The Company is the exclusive owner and possesses all right, title and interest, or holds a valid license, in and to the rights set forth under such caption. To the knowledge of the Company after due inquiry, the conduct of the business of the Company as currently conducted does not infringe or misappropriate any intellectual property rights of any third parties, and the Company has not received any notice of, any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights which are listed in Schedule 2.19 of the Disclosure Schedule. No claim by any third party contesting the validity of any intellectual property rights listed in Schedule 2.19 of the Disclosure Schedule has been made, is currently outstanding or, to the best knowledge of the Company after due inquiry, is threatened. The Company has not received any notice of any infringement, misappropriation or violation by the Company of any intellectual property rights of any third parties. The Company is entitled to use all of its intellectual property in the continued operation of the business of the Company without limitation. None of the intellectual property has been adjudged invalid or unenforceable in whole or in part, and to the best knowledge of the Company after due inquiry is valid and enforceable.

      2.20 Litigation. Except as set forth in the Company SEC Reports or Schedule 2.20 the Disclosure Schedule, there are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of the Company after due inquiry, threatened against the Company. None of the matters set forth in the Company SEC Reports or Schedule 2.20 of the Disclosure Schedule has or has had a material adverse effect on the business of the Company or could affect the legality, enforceability or validity of this Agreement, the Transaction Documents or the consummation of the transactions contemplated by this Agreement or thereby. Neither the Company nor any of its assets is subject to any governmental order, nor, to the best knowledge of the Company after due inquiry, are there any such governmental orders threatened to be imposed by any governmental authority.

      2.21 Employee Benefit Plans. (a) Schedule 2.21 of the Disclosure Schedule lists each material employee benefit plan, program, arrangement and contract (including, without limitation, any “employee benefit plan”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any bonus, retention, incentive, deferred compensation, vacation, equity, severance, change-of-control or fringe benefit plan, program, policy, arrangement or agreement) maintained, sponsored or contributed to by the Company with respect to any current employee or former employee of the Company, or with respect to which the Purchasers could incur liability under Section 4069, 4212(c) or 4204 of ERISA (each, a “Plan” and collectively, the “Plans”).

      (b) With respect to each of the Plans, the Company has made available to the Purchasers true, complete and correct copies of each of the following documents, if applicable: (A) the plan document and any amendments thereto; (B) the most recent summary plan description for each Plan for which a summary plan description is required or available; (C) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”) or the U.S. Department of Labor; (D) the most recent determination letter received from the IRS, and (E) the most recently prepared actuarial valuation report.

      (c) Each Plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”) has received a favorable determination letter from the IRS, and nothing has occurred since the receipt of such letter that could reasonably be expected to result in the revocation of such determination letter.

      (d) The Company has made available to the Purchasers copies of, (A) all employment agreements between the Company and any current employee or former employee (or copies of forms of agreements setting forth representative employment terms and conditions) and all agreements that deviate from any such standard forms; (B) all severance and retention agreements, plans, programs and policies of the Company relating to any current employee or former employee (or copies of forms of agreements setting forth representative employment terms and conditions); and (C) all plans, programs, agreements and other arrangements of the Company, with respect to any current employees or former employee, which contain change-of-control provisions triggered by the transactions contemplated under this Agreement.

      (e) To the knowledge of Company, each Plan has been operated and administered and is in compliance in all material respects in accordance with its terms and applicable laws, regulations and rules promulgated thereunder including ERISA and the Code, except where such non-compliance would not reasonably be expected to have a material adverse effect on the business or financial condition of the Company.

      (f) There are no actions or lawsuits by any current employee or former employee of the Company pending or, to the knowledge of the Company, threatened in writing relating to any Plans (other than for claims in the ordinary course) that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the business or financial condition of the Company, and, to the knowledge of the Company, no fact or event exists that could give rise to any such claim or lawsuit.

      (g) To the knowledge of the Company, the Company has not incurred any liability for any tax or civil penalty or any disqualification of any Plan imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

      (h) With respect to the Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Purchasers could be subject to any actual or potential liability under the terms of such Plans, ERISA, the Code or any other applicable law which could reasonably be expected to have a material adverse effect on the business or financial condition of the Company.

      (i) Except as otherwise disclosed on Schedule 2.21 of the Disclosure Schedule, the Company has no obligation under any Plan for retiree health or life benefits applicable to current employees or former employees of the Company other than coverage mandated by applicable law.

      (j) (A) No Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”); and (B) none of the Company or any ERISA Affiliates (as defined below in this Section 2.21(j)) has incurred, or is reasonably expected to incur, any liability nor any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) that has not been satisfied in full. For purposes of this Section 2.21(j), “ERISA Affiliates” shall mean, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code to the extent required by such section, Section 414(m) or (o) of the Code, or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

      (k) None of the transactions contemplated by this Agreement, including the conversion of the Series F Stock by the Purchasers into the Conversion Shares, either alone or in combination with any other event, will (A) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any current employee or former employee of the Company, under any compensation and benefit plan, agreement, arrangement or understanding; (B) materially increase the amount of benefits payable under any compensation and benefit plan, agreement, arrangement or understanding; or (C) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

      (l) None of the transactions contemplated by this Agreement, including the conversion of the Series F Stock by the Purchasers into the Conversion Shares, either alone or in combination with any other event, will obligate the Company or the Purchasers to make a payment to an individual that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

      (m) To the knowledge of the Company, neither the Company nor any of its directors, officers, employees or other “fiduciaries”, as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company or any of its respective directors, officers or employees to any liability under ERISA or any applicable law.

      (n) The Company is not a party to any collective bargaining or other labor union contract, nor, to the knowledge of the Company, is any labor union or other bargaining representative engaged in or seeking to be engaged in collective bargaining with respect to employees of the Company. During the five-year period prior to the date hereof, there is and has been no labor dispute, strike or work stoppage against the Company pending or threatened in writing, except where such labor dispute, strike or work stoppage would not have a material adverse effect. To the knowledge of the Company, the Company and its respective representatives or employees have not committed any unfair labor practices in connection with the employees of the Company, and there is no charge or complaint against the Company, with respect to any employee, by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a material adverse effect.

      2.22 Insurance. All material assets, properties and risks of the Company are, and for the past five years have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers’ compensation insurance) issued in favor of the Company, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company. Schedule 2.22 of the Disclosure Schedule lists and briefly describes each insurance policy maintained by the Company with respect to the Company’s properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force. The Company is not in default with respect to its obligations under any of such insurance policies.

      2.23 Compliance with Laws; Permits.

      (a) The Company is not in violation of or default under any Law applicable to it, the effect of which, individually or in the aggregate with such other violations and defaults, could reasonably be expected to have a material adverse effect on the business or financial condition of the Company.

      (b) Schedule 2.23 of the Disclosure Schedule sets forth a brief description of each governmental order applicable to the Company or any of its properties or assets, and no such governmental order has or has had a material adverse effect or could affect the legality, validity or enforceability of this Agreement, any Transaction Document or the consummation of the transactions contemplated by this Agreement or thereby.

      (c) The Company has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities used in and, individually or in the aggregate, material to the business or financial condition of the Company (collectively, the “Permits”). A true, correct and complete list of all the Permits is set forth in Schedule 2.23 of the Disclosure Schedule. The Company has conducted its business in substantial compliance with all material terms and conditions of the Permits.

      2.24 Environmental Matters. (a) The Company is and has been in compliance for the past three years with all applicable statutes, laws or regulations relating to the environment or the protection of human health and worker safety, all past non-compliance has been resolved without any ongoing obligation, cost, or liability and, to the knowledge of the Company after due inquiry, no material expenditures will be required in order to comply with any applicable statutes, laws or regulations in the future. No Hazardous Materials (as defined below) are used or have been used, stored, released, manufactured, treated or disposed of by the Company or, to the Company’s knowledge, by any other person or entity, on any property currently or formerly owned, leased, used or occupied by the Company or any of its predecessors.

      (b) The Company is not conducting, and has not undertaken or completed, any clean up, or effort to (i) remove, treat or handle Hazardous Materials in the environment; (ii) restore or reclaim the environment or natural resources; (iii) prevent the release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the environment; or (iv) perform remedial investigations, feasibility studies, corrective actions, closures and postremedial or postclosure studies, investigations, operations, maintenance and monitoring on, about or in any real property, either voluntarily or pursuant to the order of any governmental authority or the requirements of any applicable law or regulation relating to the protection of human health, safety or the environment.

      (c) There are no Environmental Claims (defined below) pending or threatened against the Company or any of the real property, and to the knowledge of the Company after due inquiry there are no circumstances that could reasonably be expected to form the basis of any such Environmental Claim, including, without limitation, with respect to any off-site disposal location presently or formerly used by the Company or any of its predecessors or with respect to any previously owned or operated facilities.

      (d)     For the purposes of this Agreement, (A) “Environmental Claims” means any and all actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating to any applicable law or regulation concerning the protection of human health, safety or the environment, but for sake of clarification shall not include matters regulated by the US Department of Agriculture and (B) “Hazardous Materials” shall mean (i) materials, substances or wastes which are listed or otherwise defined or regulated as “hazardous” or “toxic” or as a pollutant, contaminant or waste under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment, the control of hazardous wastes, or other activities involving hazardous substances, wastes or materials, including building materials, or (ii) any petroleum products or byproducts, PCBs, asbestos or nuclear materials.

      2.25 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company other than (i) the fees and expenses of Delafield pursuant to an agreement between the Company and Delafield dated April 18, 2002, and (ii) the fee to The Shemano Group. The fees payable to each of Delafield and The Shemano Group are set forth on Schedule 2.25, which fees and expenses will be paid by the Company.

      2.26 Disclosure. The Company has fully provided the Purchasers with all information which the Purchasers have requested for deciding whether to purchase the Securities. Neither this Agreement nor any other statement or certificate made or delivered in connection with the Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary not to make the statements herein untrue or misleading. The Company is not aware of any facts pertaining to the Company which could have a material adverse effect on the Company and which has not been disclosed in this Agreement or the Disclosure Schedule or the Company SEC Reports. Any financial projections and other estimates provided to the Purchaser by the Company were based on the Company’s experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections or estimates, believed to be reasonable. As of the date hereof no facts have come to the attention of the Company that would, in its opinion, require the Company to revise or amplify in any material respect the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

      2.27 Key Employees. Schedule 2.27 of the Disclosure Schedule lists the name, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, “golden parachute” and other like benefits paid or payable (in cash or otherwise) in 2000, 2001 and 2002, the date of employment and a description of the position and job function of each current salaried employee, officer, director, consultant or agent of the Company whose annual compensation exceeded (or, in 2003, is expected to exceed) $100,000.

      2.28 Certain Interests.

      (a) Except as set forth in Schedule 2.28 of the Disclosure Schedule, no stockholder, officer or director of the Company and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such stockholder, officer or director:

(i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company ; provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are also listed on any national securities exchange or Nasdaq, shall not be deemed to be a “financial interest” so long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

(ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company uses or has used in the conduct of the business of the Company or otherwise; or

(iii) has outstanding any indebtedness of any kind to the Company.

      (b) Except as set forth in Schedule 2.28 of the Disclosure Schedule the Company has no liability or any other obligation of any nature whatsoever to any officer, director or stockholder of the Company or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder.

      2.29 Real Property.

      (a) Schedule 2.29 of the Disclosure Schedule lists: (i) the street address of each parcel of owned real property, (ii) the date on which each parcel of owned real property was acquired, (iii) the current owner of each parcel of owned real property and (iv) information relating to the recordation of the deed pursuant to which each parcel of owned real property was acquired.

      (b) Schedule 2.29 of the Disclosure Schedule lists: (i) the street address of each parcel of leased real property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of leased real property, and (iii) the terms (referencing applicable renewal periods) and rental payment amounts (including all escalations) pertaining to each such parcel of leased real property.

      (c) Except as described in Schedule 2.29 of the Disclosure Schedule, there is no material violation of any Law (including for this section, without limitation, any building, planning or zoning law) relating to any of the real property. The Company has made available to the Purchasers true, legible and complete copies of each deed for each parcel of owned real property and, to the extent available, for each parcel of leased real property and all the title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other encumbrances, title documents and other documents relating to or otherwise affecting the real property, the operations of the Company or any other uses thereof. The Company is in peaceful and undisturbed possession of each parcel of real property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the real property for the purposes for which it is currently being used. All existing water, sewer, steam, gas, electricity, telephone, cable, fiber optic cable, Internet access and other utilities required for the construction, use, occupancy, operation and maintenance of the real property are adequate for the conduct of the business of the Company as it has been and currently is conducted. There are no material latent defects or material adverse physical conditions affecting the real property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the real property. The Company has not leased or subleased any parcel or any portion of any parcel of real property to any other person and no other person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement, nor has the Company assigned its interest under any lease or sublease listed in Schedule 2.29 of the Disclosure Schedule to any third party.

      (d) Schedule 2.29 of the Disclosure Schedule sets forth a true and complete list of all leases and subleases relating to the real property and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including, without limitation, consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases, the Company has not exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise by a lessor or landlord of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including, without limitation, any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, “Options”).

      (e) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the best knowledge of the Company after due inquiry, threatened against the real property.

      (f) All the real property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement and the Transaction Documents will not require the issuance of any new or amended certificate of occupancy and, to the best knowledge of the Company after due inquiry, there are no facts that would prevent the real property from being occupied by the Company after the Closing in the same manner as occupied by the or Company immediately prior to the Closing.

      (g) All improvements on the real property constructed by or on behalf of the Company or, to the best knowledge of the Company after due inquiry, constructed by or on behalf of any other person, were constructed in compliance with all applicable laws (including, but not limited to, any building, planning or zoning Laws) affecting such real property.

      (h) No improvements on the real property and none of the current uses and conditions thereof violate any encumbrance, applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the real property, other than those which are transferable with the real property, are required by any governmental authority having jurisdiction over the real property.

      (i) The rental set forth in each lease or sublease of the leased real property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

      (j) The Company has the full right to exercise any options contained in the leases and subleases pertaining to the leased real property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such options with respect thereto.

      3.     Representations and Warranties by the Purchasers. Each Purchaser severally represents and warrants to the Company with respect to itself only as follows:

3.1 Investment Intent; Authority. This Agreement is made with each Purchaser in reliance upon such Purchaser’s representation to the Company, evidenced by such Purchaser’s execution of this Agreement, that each such Purchaser is acquiring the Securities for the Purchaser’s own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or any state securities laws. Each Purchaser has the full right, power, authority and capacity to enter into and perform the Transaction Documents and the Transaction Documents will constitute a valid and binding obligation of such Purchaser, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

3.2 No Breach; Consents. The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by each Purchaser of the transactions contemplated thereby do not conflict with or result in any material breach of any of the provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of, the Articles of Incorporation or Bylaws or other constating documents of each Purchaser, or any law, statute, rule or regulation or order, judgment or decree to which such Purchaser is subject. Purchaser is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of the Transaction Documents or the consummation of the transactions contemplated thereby.

3.3 Securities Not Registered. Each Purchaser understands and acknowledges that the offering of the Securities will not be registered under the Securities Act or under any state securities laws on the grounds that the offering and sale of the Securities contemplated by this Agreement are exempt from registration under the Securities Act and under any state securities laws, and that the Company’s reliance upon such exemptions is predicated, in part, upon each Purchaser’s representations set forth in this Agreement. Each Purchaser acknowledges and understands that resale of the Securities may be restricted indefinitely unless the Securities are subsequently registered under the Securities Act or an exemption from such registration and such qualification is available.

3.4 No Transfer. Each Purchaser (and any Permitted Transferee) (i) acknowledges that the Notes and Series F Stock are non-transferable without the consent of the Company, except that each Purchaser (and any Permitted Transferee) shall be permitted to transfer any of the Notes and Series F Stock, in the case of a holder that is an entity, to its partners or members or to an entity affiliated with such holder, partner or member, or in the case of a holder that is a natural person, for estate planning purposes, provided that each transferee is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and the Company receives evidence satisfactory to it (which may include an opinion of counsel reasonably satisfactory to the Company) that such transfer will not result in a violation of the Securities Act or any state securities laws (a “Permitted Transferee”), and (ii) covenants that in no event will it dispose of any of the Conversion Shares, except (A) in conjunction with an effective registration statement under the Securities Act or pursuant to a transaction not requiring registration under the Securities Act and (B) in compliance with the applicable securities regulations and laws of any state. Each Purchaser acknowledges and agrees that the Notes, Series F Stock and the Conversion Shares will contain a legend to the foregoing effect.

3.5 Accredited Investor. Each Purchaser (i) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act; and (ii) has the ability to bear the economic risks of the prospective investment, including a complete loss of such Purchaser’s investment in the Securities. If the Purchaser was organized for the purpose of acquiring the Securities, each equity investor of the Purchaser meets the requirements of parts (i) and (ii) of this subsection.

3.6 Access to Information. Each Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

3.7 Knowledge and Experience. Each Purchaser has such knowledge and experience in financial or business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Securities.

3.8 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any Purchaser.

      4.     Payment of the Notes.

      4.1 Optional Prepayments. The Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Notes in whole or in part without premium or penalty in accordance with each Purchasers respective Pro Rata Share. “Pro Rata Share” means, as to any Purchaser at any time, a fraction, the numerator of which is the amount of the outstanding principal amount of the Note of such Purchaser at such time and the denominator of which is the aggregate outstanding principal amount of the Notes of all Purchasers.

      4.2 Option to Call for Prepayments. Upon the occurrence of the following events, the Company shall provide to Administrative Agent written notice of such event and the Administrative Agent may require the Company to prepay the Notes in accordance with each Purchaser’s respective Pro Rata Share in an aggregate amount equal to 100% of the following:

(a) Asset Dispositions. The Net Available Proceeds of any disposition for cash of any asset or assets by the Company not in the ordinary course of business the combined consideration for which is $100,000 or greater (“Asset Disposition”). “Net Available Proceeds” shall mean the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company directly or indirectly as consideration for such Asset Disposition, net (x) legal, title and recording tax expenses, commission and other fees and expenses paid by the Company in connection with such Asset Disposition, (y) and repayment by the Company of any indebtedness secured by property subject to such Asset Disposition and (z) any federal, state and local income tax estimated to be payable by the Company as a result of such Asset Disposition (but only to the extent that such estimated taxes are paid to the relevant federal state or local government authority within six months of the date of such Asset Disposition.

(b) Excess Cash Flow. Excess Cash Flow for the most recently completed fiscal year. “Excess Cash Flow” means, for any fiscal year, an amount equal to (i) EBITDA minus (ii) the sum of (A) the aggregate amount of regularly scheduled payments required to be made by the Company on all items of indebtedness or liabilities that, in accordance with GAAP, would be classified as liabilities on the balance sheet of the Company, (B) all interest, premium payments, debt discount, fees, charges and related expenses of the Company in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and not already subtracted pursuant to clause (A) above, and the portion of rent expense of the Company with respect to such period under capital leases that is treated as interest in accordance with GAAP and (C) the amount of capital expenditures made in respect of the normal replacements and maintenance which are properly charged to current operations, in each case for such period. “EBITDA” means, for any period, for the Borrower, an amount equal to net income for such period plus (i) the following amounts as stated on the financial statements for the appropriate period to the extent deducted in calculating such net income (A) interest charges for such period, (B) the provision for federal, state, local and foreign income taxes payable by the Borrower for such period, (C) the amount of depreciation and amortization expense deducted in determining such net income and (D) other expenses of the Company reducing such net income which do not represent a cash item in such period or any future period and minus (ii) all non-cash items increasing net income for such period.

(c) Application of Mandatory Prepayments. Each prepayment under this Section 4.2 shall be accompanied by interest accrued on the amount prepaid to the date of prepayment.

      4.3 Repayment of the Notes. The Company shall repay the Notes in accordance with the terms of the Notes.

      4.4 Registered Form. Any and all payments hereunder or under the Notes only will be payable to the registered holder of the Notes on the books of the Company.

      4.5 Taxes. The Company is authorized to withhold from payments hereunder or under the Notes and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and any such amounts withheld shall be treated as payments hereunder or under the Notes, as applicable.

      5.     Administrative Agent.

      5.1 Appointment and Authorization of Administrative Agent. Each Purchaser hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Transaction Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Transaction Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      5.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

      5.3 Liability of Administrative Agent. Neither the Administrative Agent nor any person related or affiliated with the Administrative Agent (“Agent-Related Person”) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Purchaser or participant for any recital, statement, representation or warranty made by any party to this Agreement (“Loan Party”) or any affiliate thereof, contained herein or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document, or for the value of or title to any collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of any Loan Party or any other party to any Transaction Document to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor any Agent-Related Person shall be under any obligation to any Purchaser or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of any Loan Party or any affiliate thereof.

      5.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected and incur no liability in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Purchasers as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the

Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Purchasers.

      5.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default (as defined herein or in the Notes) unless the Administrative Agent shall have received written notice from a Purchaser or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Purchasers of its receipt of any such notice and forward a copy thereof to each Purchaser and will notify the Purchasers if it has actual knowledge that an Event of Default has occurred. The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Purchasers. However, if the Administrative Agent seeks and receives the consent of the Purchasers holding a majority of the outstanding principal amount of the Notes or acts in response to a direction by any Purchaser holding at least 5% of the outstanding principal amount of the Notes with respect to an Event of Default, the Administrative Agent shall take such action with respect to such Event of Default as directed.

      5.6 Indemnification of Administrative Agent. The Purchasers shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (as defined herein) incurred by it; provided, however, that no Purchaser shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Purchasers shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. The undertaking in this Section shall survive repayment of the Notes and the resignation of the Administrative Agent. “Indemnified Liabilities” shall mean any costs or out-of-pocket expenses (including attorney costs) incurred by the Administrative Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) of the Transaction Documents or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company, including, without limitation, any actual or prospective claim, liability, loss, diminution in value, damages, costs and expenses, interest, awards, judgments and penalties, litigation, investigation or proceeding relating to any of the foregoing, (including, without limitation, attorneys’ and consultants’ fees and expenses) (a “Loss”) whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether the Administrative Agent is a party thereto.

      5.7 Administrative Agent in its Individual Capacity. With respect to its purchase of the Notes and Series F Stock, DB shall have the same rights and powers under the Transaction Documents as any other Purchaser and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Purchaser” and “Purchasers” include DB in its individual capacity.

      5.8 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Purchasers and the Company. If the Administrative Agent resigns under this Agreement, the Purchasers shall appoint from among the remaining Purchasers a successor administrative agent for the Purchasers, which successor administrative agent shall be subject to the consent of the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Purchasers acting collectively shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Purchasers appoint a successor administrative agent as provided for above.

      5.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Purchasers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Purchasers and the Administrative Agent and their respective agents and counsel and all other amounts due the Purchasers and the Administrative Agent under Section 5.6) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Purchaser to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Purchasers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 5.6.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Purchaser any plan of reorganization, arrangement, adjustment or composition affecting the Losses or the rights of any Purchaser or to authorize the Administrative Agent to vote in respect of the claim of any Purchaser in any such proceeding.

      5.10 Collateral Matters. Subject to the limitations contained in the Security Agreement, the Purchasers irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any security interest on any property granted to or held by the Administrative Agent under the Security Agreement or the Notes upon payment in full of the Notes secured by such security interest in the Collateral (as defined in the Security Agreement); and upon request by the Administrative Agent at any time, the Purchasers will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 5.10.

      5.11 Plan of Reorganization. In the event that proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or a voluntary or involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced, the Purchasers and the Company agree that the Company and the Purchasers must unanimously agree upon and approve any plan of reorganization before such plan may be submitted by any of the Purchasers, whether in a secured capacity or otherwise, or the Company to a court of competent jurisdiction for formal approval and adoption. None of the Company or any of the Purchasers shall unreasonably withhold its approval of such plan of reorganization.

      6.     Event of Default. An occurrence of any of the following, unless waived by the Purchasers in writing, shall constitute an “Event of Default” under this Agreement and the Notes:

6.1 Payment Default. The Company fails to pay when due any amount owing under the Notes.

6.2 Covenant Default. The Company shall fail to perform any obligation or violates any of the covenants, representations or warranties, contained in this Agreement, or fail or neglect to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in the Transaction Documents and such failure, if subject to cure, continues for a period of ten (10) days after written notice to the Company from the Administrative Agent.

6.3 Voluntary Bankruptcy or Insolvency Proceeding. The Company shall (i) apply for or consent to the appoint of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in substantial part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing.

6.4 Involuntary Bankruptcy or Insolvency Proceeding. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days of commencement.

      7.     Rights of the Purchasers upon Default.

      7.1 Purchaser or Administrative Agent May Accelerate Notes.

      Except as provided in Section 7.2 below, upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, each Purchaser or the Administrative Agent on behalf of all Purchasers may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to such Purchaser or all Purchasers, as the case may be, to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in the Transaction Documents notwithstanding.

      7.2 Automatic Acceleration of Notes.

      Upon the occurrence or existence of any Event of Default (a) described in Sections 6.3 and 6.4 of this Agreement, or (b) by breach by the Company of Section 8.1, 8.3 or 8.11 of this Agreement, as the case may be, immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in the Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence of any Event of Default, the Administrative Agent and each Purchaser shall have the right to exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by action at law or by suit in equity.

      8.     Company Covenants.

      8.1 Conduct of Business Prior to Closing. The Company shall observe each term set forth in this Section 8.1 and agrees that, from the date hereof until the Closing Date, unless otherwise consented to by the Administrative Agent in writing (other than Subsection 8.1(b) which requires the consent from each of the Purchasers in writing):

(a) The business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of the Company’s business, and the Company’s past custom and practice;

(b) The Company shall not, directly or indirectly, do or permit to occur any of the items enumerated in Section 2.15(a)-(d), (f)-(h), (j)-(r), or enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 8.1(b);

(c) Except as contemplated hereby, the Company shall not, directly or indirectly, enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants;

(d) Except as contemplated hereby, the Company shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any current or former employees or any director;

(e) The Company shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(f) The Company shall continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice, and shall not shorten or lengthen the customary payment cycles for any of its payables or receivables except as contemplated by the Company and the Purchasers;

(g) The Company shall (i) use its best efforts to preserve intact the Company’s business organization and goodwill, keep available the services of the Company’s officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Company; (ii) confer on a regular and frequent basis with representatives of Purchasers to report operational matters and the general status of ongoing operations; (iii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at the Closing; (iv) notify Administrative Agent of any emergency or other change in the normal course of the Company’s business or in the operation of the Company’s properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of the Company or to the Company’s or Purchasers’ ability to consummate the transactions contemplated by the Transaction Documents; and (v) promptly notify each Purchaser in writing if the Company shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue in any respect.

      8.2 Access to Books and Records.

      (a) Between the date hereof and the Closing Date, the Company shall afford to Purchasers and authorized representatives (the “Purchasers’ Representatives”) access at reasonable times and upon reasonable notice to the offices, properties, other facilities, books, records, officers, employees, attorneys, accountants and other items of the Company, and otherwise provide such assistance as is reasonably requested by Purchasers in order that Purchasers may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the Company.

      (b) Each Purchaser will hold, and will cause its consultants, advisers, representatives, officers, directors and employees to hold, in confidence all documents and information furnished to it by or on behalf of the Company in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain letter agreement entered into between the Company and DB dated as of February 18, 2003.

      (c) Notwithstanding anything to the contrary in this Agreement, the Note or any other agreement contemplated by the transaction hereunder (and any transactions related thereto), the Company, each Purchaser, their subsidiaries and respective representatives, affiliates, employees, officers, directors or other agents are hereby authorized to disclose to any and all persons, without limitation of any kind the tax treatment and tax structure of the transactions contemplated hereunder (and any transactions related thereto).

      8.3 Board Size. The Company shall take all necessary actions required, and shall use its best efforts to cause the shareholders of the Company to take any necessary action, in order to cause the following:

      (a) the Board of Directors of the Company (the “Board”) shall consist of seven (7) individuals (each a “Director”); and

      (b) while any, or any portion of, the Notes remain outstanding, the Purchasers shall have the right to designate five (5) Directors to the Board (“Purchaser Designees”) and identify such existing Directors that are required to resign in order to accommodate such designation, such Director designees to meet the requirements of all applicable regulatory bodies including but not limited to the SEC and the Nasdaq Stock Market, including rules regarding the independence of directors, and the Company shall take any action necessary to cause the Purchaser Designees to be appointed to the Board and the Directors of the Company shall appoint such designees to the Board and tender their resignations, if requested by Purchasers, in accordance with the Charter Documents and the requirements of the Washington Business Corporation Act (“WBCA”). While any, or any portion of, the Notes remain outstanding, Purchasers shall have the right and the Company and the Directors of the Company shall take any action necessary to cause the removal or replacement of any of the Purchaser Designees and any such replacements thereof. With respect to this Section 8.3(b), (i) DB shall have the right to designate two (2) Purchaser Designees, (ii) Briazz Venture shall have the right to designate two (2) Purchaser Designees and (iii) Spinnaker shall have the right to designate one (1) Purchaser Designee. If a Purchaser transfers, in accordance with the terms of this Agreement and the Notes, 50% or more of the then current outstanding principal amount of such Note, the number of Purchaser Designees such Purchaser shall have the right to designate shall be reduced by one. Further, if a Purchaser transfers, in accordance with the terms of the Notes, 75% or more of the original principal amount of such Note, the Purchaser shall no longer have the right to designate any Purchaser Designee. A Permitted Transferee of any Note shall have the right to designate (i) one Purchaser Designee if the Permitted Transferee holds 50% or more of the then current outstanding principal amount of such transferred Note or (ii) the total number of Purchaser Designees such Purchaser had the right to designate if the Permitted Transferee holds 75% or more of the then current outstanding principal amount of such transferred Note.

      8.4 Good Standing. The Company shall maintain its existence in its jurisdiction of formation and maintain qualification in each material jurisdiction in which the Company is required to do so.

      8.5 Termination of Financing Statements.

      The Company will file or cause to be filed UCC-3 termination statements with respect to the financing statements filed in favor of (i) Briazz Venture and Spinnaker immediately following Closing, and (ii) Laurus and CAPCO following the repayment of the Company’s indebtedness to such parties.

      8.6 Indemnification and Directors’ and Officers’ Insurance. (a) From and after the Closing Date, the Company will fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company’s customary form for directors joining the Company’s Board of Directors prior to the Closing Date) and any indemnification provisions under the Charter Documents as in effect immediately prior to the Closing Date.

      (b) For a period of six years after the Closing Date, the Company will maintain in effect, if available, directors’ and officers’ liability insurance covering those persons who, as of immediately prior to Shareholder Approval or the Closing Date, are covered by the Company’s directors’ and officers’ liability insurance policy (the “Insured Parties”) on terms no less favorable to the Insured Parties than those of the Company’s present directors’ and officers’ liability insurance policy; provided, however, that in no event will the Company be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 150% of such annual premium).

      (c) The provisions of this Section 8.6 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. The Company will not, and Purchasers will not permit the Company to, merge or consolidate with any other entity unless the Company will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 8.6.

      8.7 Shareholder Approval. The Company shall, promptly after the date of this Agreement, take all action necessary in accordance with the Exchange Act, the WBCA and its Charter Documents to convene a meeting of the shareholders of the Company as soon as practicable but in no event later than July 31, 2003, for the purpose of voting to approve this Agreement and the related transactions, including the increase in the Company’s authorized number of Shares from 100 million to 150 million and adoption of the Company’s 2003 Stock Option Plan (the “Shareholder Approval”), and the Company shall consult with Purchasers in connection therewith. The Company shall use its best efforts to solicit from the shareholders of the Company proxies in favor of the Agreement and shall take all other actions necessary or advisable to secure the vote required by the WBCA and the Nasdaq Stock Market. The Company shall, through its Board, recommend to its stockholders that they give the Shareholder Approval. The Board shall be permitted to (a) not recommend to the Company stockholders that they give the Shareholder Approval or (b) withdraw or modify in a manner adverse to the Purchasers its recommendation to the Company’s stockholders that they give the Shareholder Approval, but only if and to the extent that the Board determines in good faith, after consultation with counsel, that failing to take any such action would breach the fiduciary duties of the Board.

      8.8 Listing of Conversion Shares. The Company shall file a Notice for Listing of Additional Shares and all related documentation required by the Nasdaq SmallCap Market relating to the issuance of the Conversion Shares reserved for issuance upon conversion of the Series F Stock as soon as practicable but in no case later than 5 business days following the date of this Agreement in accordance with the rules of the Nasdaq Stock Market.

      8.9 Executive Officer Retention. Prior to the Closing Date, the Company shall have entered into agreements with the individuals to be named executive officers of the Company as contemplated by the Company and the Purchasers effective as of the Closing Date (the “Executive Officers”) setting forth the terms and conditions of their employment and in consideration for such agreements, on the Closing Date, the Company shall issue to the Executive Officers shares of Series F Stock to purchase a number of Conversion Shares equal to (w) the product resulting from multiplying (1) the Fully-Diluted Number of Outstanding Shares immediately prior to Closing, by (2) 6.0%, multiplied by (x) ten (10). The Company and the Purchasers shall determine the individuals to be appointed Executive Officers and the Post-Exercise Percentage to be held by each Executive Officer prior to the Closing Date.

      8.10 Adoption of 2003 Stock Option Plan. Prior to the Closing Date, the Company shall have adopted the 2003 Stock Option Plan in substantially the form attached as Exhibit F hereto. Following Shareholder Approval of the 2003 Stock Option Plan and the Closing Date, the Company shall (i) make all necessary federal and state filings in a timely manner in order to allow for stock option grants in all states where the Company does business and (ii) grant to employees of the Company options to purchase an aggregate number of Shares equal to (w) the product resulting from multiplying (1) the Fully-Diluted Number of Outstanding Shares immediately prior to Closing, by (2) 6.0%, multiplied by (x) ten (10). The Company and the Purchasers shall determine the identity of the optionees and amount of the individual option grants prior to the Closing Date. The Company has made no commitments regarding the grant of stock options under the 2003 Stock Option Plan as of the date hereof.

      8.11 No Solicitation or Negotiation.

      The Company agrees that between the date of this Agreement and the earlier of (a) the Closing and (b) the termination of this Agreement, neither the Company nor any of its respective affiliates, officers, directors, representatives or agents will (i) solicit, initiate, consider, encourage or accept any other proposals or offers from any person (A) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or assets of the Company (other than inventory to be sold in the ordinary course of business consistent with past practice or relating to the closure of its central kitchens), (B) to enter into any merger, consolidation or other business combination with the Company or (C) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to the Company or (ii) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other person to seek to do any of the foregoing. The Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to, any of the foregoing. The Company shall notify the Purchasers promptly if any such proposal or offer, or any inquiry or other contact with any person with respect thereto, is made and shall, in any such notice to the Purchasers, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Company agrees not to, without the prior written consent of the Purchasers, release any person from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

      8.12 Negative Covenants. While the Notes remain outstanding, the Company shall not take any of the following actions without the prior written consent of a majority of the directors designated by the Purchasers:

(a) use or apply any of the proceeds of the Notes otherwise than in accordance with Section 8.14;

(b) create, incur or assume any indebtedness for borrowed money or issue any debt securities exceeding $100,000, which shall not include accounts payable;

(c) issue any shares of the Company’s capital stock other than as contemplated hereby or pursuant to outstanding convertible securities listed on Schedule 2.10 of the Disclosure Schedule hereto;

(d) permit any material change to the Company’s business other than as contemplated by the parties; it being the understanding of the parties that the Company intends to seek franchising agreements with respect to one or more of its markets;

(e) amend or waive any provision of the Company’s Charter Documents, other than an amendment and restatement of the Company’s Articles of Incorporation to remove the designations of preferred stock if no such shares of preferred stock remain outstanding or as contemplated by this Agreement;

(f) convey, sell, lease, transfer or otherwise dispose of all or any material business, asset, property or right, other than such dispositions in the ordinary course of business or as otherwise contemplated by this Agreement;

(g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof;

(h) dissolve, liquidate, wind up or permit the change of control of the Company other than as contemplated hereby, “change of control” being defined for this purpose as a transaction or series of related transactions that has the effect of transferring more than 50% of the voting power of the Company assuming the conversion of all outstanding Series F Stock (other than to shareholders, or those with the right to acquire shares of the Company’s capital stock upon the conversion or exercise of outstanding securities);

(i) declare or pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock;

(j) (i) make any material change in its accounting methods or practices for tax purposes, (ii) make any material tax election, (iii) amend any material Return or (iv) settle or compromise any material tax liability, except, in each case, in the ordinary course of business consistent with past practice; or

(k) enter into any agreement or understanding with respect to any of the foregoing.

      8.13 Taxes.

      The Company and any Tax Affiliate shall pay, or cause to be paid, when due, all Taxes imposed on the Company and any Tax Affiliate; provided, however, the Company and any Tax Affiliate shall not be required to pay any such Tax so long as the validity thereof shall be actively contested in good faith by appropriate proceedings and such Company or Tax Affiliate shall have set aside on its books adequate reserves (determined in accordance with generally accepted accounting principles) with respect to any such Tax so contested.

      8.14 Dedicated Use of Proceeds.

      The Company shall use the proceeds of the sale of the Series F Stock and Notes to make the payments specified on Schedule 8.14. The remainder of the proceeds shall be used as determined by the Board and the management of the Company.

      9. Conditions to the Obligations of the Purchasers.

      Unless such conditions are waived by the Purchasers, the obligation of each Purchaser to purchase and pay for such Purchaser’s Note is subject to the satisfaction in the sole judgment of the Purchasers, on or before the Closing Date, of the following conditions:

      9.1 Representations and Warranties. The representations and warranties of the Company not qualified by materiality shall be true in all material respects, and the representations and warranties of the Company qualified by materiality shall be true and correct, on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date.

      9.2 Compliance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

      9.3 Consents. The Company shall have obtained, or caused to be obtained, each consent and approval required in order to complete the transactions contemplated hereby, including but not limited to the consent of Laurus and CAPCO.

      9.4 Board and Shareholder Authorization. This Agreement, the Transaction Documents and the transactions contemplated hereby and thereby shall have been duly and validly authorized by the Board and the shareholders of the Company, and the Company shall have delivered to Purchasers evidence, in form satisfactory to Purchasers’ counsel, of such authorization and approval.

      9.5 Deliveries by the Company. Purchasers shall have received the following:

(a) the Notes and the Series F Stock, for each of the Purchasers, for the amounts set forth in the Schedule of Investors for each Purchaser;

(b) receipts for each of the Purchasers in the amount paid by such Purchaser, regardless whether such payment was made in readily available funds or by cancellation of existing senior secured notes, warrants or Series D Preferred Stock or Series E Preferred Stock;

(c) a true and complete copy, certified by the Secretary, of the resolutions duly and validly adopted by the Board and the shareholders of the Company evidencing their authorization of the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

(d) a copy of (i) the Articles of Incorporation, as amended, of the Company, certified by the Secretary of State of the State of Washington, as of a date not earlier than five business days prior to the Closing Date and accompanied by a certificate of the Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such Articles of Incorporation since such date, and (ii) the Bylaws of the Company, certified by the Secretary of the Company;

(e) valid existence or good standing certificates for the Company from the Secretary of State of the State of Washington and from the Secretary of State in each other jurisdiction in which the properties owned or leased by the Company, or the operation of its business in such jurisdiction, requires the Company to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five business days prior to the Closing Date;

(f) a written opinion from counsel for the Company, dated the date of the Closing Date, addressed to Purchasers and satisfactory to Purchaser’s counsel;

(g) resignations (effective as of the Closing Date) from such of the Company’s officers and directors as Purchasers shall have requested prior to the Closing Date;

(h) an executed copy of each of the Transaction Documents to the extent not provided under Section 9.5(a);

(i) a copy of the Company’s audited financial statements for the fiscal year ended December 29, 2002, certified by the Company’s Chief Executive Officer and Chief Financial Officer; and

(j) a certificate from an officer of the Company stating that the conditions specified in Section 9 have been fulfilled.

      9.6 Briazz Venture and Spinnaker Participation. Participation by Briazz Venture and Spinnaker as Purchasers and surrender or conversion of all debt and equity securities of the Company held by Briazz Venture and Spinnaker as payment of their respective purchase price for the Notes and Series F Stock.

      9.7 Due Diligence. Satisfactory completion of Purchasers’ due diligence investigation.

      9.8 Directors and Officers. Appointment of the directors designated by Purchasers (effective as of the Closing Date) and appointment of the Executive Officers of the Company as provided in writing by Purchasers (effective as of the Closing Date).

      9.9 Delafield Hambrecht. Execution by Delafield of an amendment to the agreement between the Company and Delafield reasonably satisfactory to the other Purchasers reflecting the fee arrangement set forth on Schedule 2.25.

      9.10 UCC Filings. The Company shall have executed and filed a UCC-1 Financing Statement attached in the form acceptable to Purchaser’s counsel (the “Financing Statement”) with the Department of Licensing of the State of Washington.

      9.11 Laurus Documents. Execution by Laurus and the Company of an amendment to the convertible promissory note held by Laurus dated June 18, 2002, as amended (“Laurus Note”), reasonably satisfactory to the Purchasers. Execution by Laurus, the Company, the Purchasers and Flying Food Group, LLC of an Intercreditor Agreement reasonably acceptable to the Purchasers reflecting the relative rights among the parties.

      10.     Conditions to Obligations of the Company.

      10.1 Representations and Warranties. The representations and warranties in Section 3 of this Agreement shall be true in all material respects on and as of the Closing Date as to all of the Purchasers with the same effect as though such representations and warranties had been made on and as of the Closing Date (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality”).

      10.2 Deliveries by the Purchaser.

      At the Closing, each Purchaser shall deliver to the Company:

(a) the purchase price amount, made in readily available funds or by cancellation of existing senior secured notes, warrants, Series D Preferred Stock or Series E Preferred Stock or conversion of amounts owed Delafield, as the case may be, as set out beside such Purchaser’s name on the Schedule of Investors;

(b) executed counterparts of each of the Transaction Documents; and

(c) the certificates and other documents required to be delivered pursuant to this Section 10;

(d) a certificate from an authorized representative of each Purchaser stating that the conditions specified in Section 10 have been fulfilled.

      10.3 Tax Forms. Each Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9 or other documentation, as applicable, establishing such Purchaser’s exemption from U.S. federal withholding tax as of the Closing Date.

      10.4 Consents. The Company shall have obtained all required waivers, consents and agreements, including but not limited to consents from Laurus and CAPCO satisfactory to the Company, relating to the transactions contemplated by the Transaction Documents.

      10.5 Compliance. Each Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

      11.     Indemnification.

      11.1 Survival of Representations and Warranties. (a) The representations and warranties of the Company contained in this Agreement and the Transaction Documents shall survive the Closing until the second anniversary of the Closing Date; provided, however, that (i) the representations and warranties made pursuant to Sections 2.1, 2.2, 2.7, 2.8, and 2.23 shall survive indefinitely and (ii) the representations and warranties made pursuant to Section 2.17 shall survive until the 120th day following the expiration of the applicable statute of limitations with respect to tax liabilities. Neither the period of survival nor the liability of the Company with respect to the Company’s representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Company, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

      (b) The representations and warranties of the Purchasers contained in this Agreement and the Transaction Documents shall survive the Closing until the second anniversary of the Closing Date; provided, however, that the representations and warranties made pursuant to Sections 3.1, 3.2, 3.6 and 3.7 shall survive indefinitely. Neither the period of survival nor the liability of the Purchasers with respect to the Purchaser’s representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Company. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Company to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

      11.2 Indemnification by the Company.

      The Purchasers and their affiliates, officers, directors, employees, agents, successors and assigns (each a “Purchaser Indemnified Party”) shall be indemnified and held harmless by the Company for and against any and all Losses, arising out of or resulting from:

(a) the breach of any representation or warranty made by the Company contained in this Agreement and the Transaction Documents; or

(b) the breach of any covenant or agreement by the Company contained in the Transaction Documents.

To the extent that the Company’s undertakings set forth in this Section 11.2 may be unenforceable, the Company shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties.

      11.3 Indemnification by the Purchasers.

      Each of the Purchasers, on a several and not joint basis, hereby agrees to indemnify and hold harmless the Company and its affiliates, officers, directors, employees, agents, successors and assigns (each a “Company Indemnified Party”) for and against any and all Losses, arising out of or resulting from:

(a) the breach of any representation or warranty made by such Purchaser contained in this Agreement or the Transaction Documents; or

(b) the breach of any covenant or agreement by such Purchaser contained in this Agreement or the Transaction Documents.

To the extent that any indemnification obligation of a Purchaser pursuant to this Section 11.3 may be unenforceable under applicable Law, such Purchaser shall contribute the maximum amount that it is are permitted to contribute in respect of such indemnification obligation under such applicable Law in satisfaction of all Losses incurred by the Company Indemnified Parties.

      11.4 Indemnification.

      An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of the Indemnifying Party under this Section 11 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section IX (“Third Party Claims”) shall be governed by and be contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 11 except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Section 11. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

      11.5 Limits on Indemnification.

      Notwithstanding the provisions of this Section 11, the Indemnifying Party shall not be liable to the Indemnified Party until the aggregate amount of all indemnifiable Losses exceeds $50,000 (the “Basket Amount”), in which case the Indemnifying Party shall be obligated to indemnify the Indemnified Parties for the aggregate amount of all such indemnified Losses including the Basket Amount up to the maximum amount as specified in this Section 11.5. The maximum amount of indemnifiable Losses which may be recovered from an Indemnified Party arising out of or resulting from the causes set forth in Section 11.2(a) or 11.3(a), as the case may be, shall be an amount equal to the Purchase Price.

      12.     Termination.

      12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by the mutual consent of Purchasers and the Company;

(b) by any Purchaser, on the one hand, or the Company, on the other, if there has been a material misrepresentation, material breach of warranty or material breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement; or

(c) by any Purchaser, on the one hand, or the Company, on the other, if the transactions contemplated by this Agreement have not been consummated by June 30, 2003; provided that, no party will be entitled to terminate this Agreement pursuant to this Section 12.1(c) if such party’s willful breach of this Agreement has prevented the consummation of the transactions contemplated by this Agreement.

      12.2 Effect of Termination. In the event of termination of this Agreement by any Purchaser, on the one hand, or the Company, on the other, as provided in Section 12.1, all provisions of this Agreement shall terminate and there shall be no liability on the part of any of Purchasers or the Company or their respective shareholders, officers, or directors, except that Sections 8.2(b), 13.3 and 13.5 hereof shall survive indefinitely, except that parties shall remain liable for willful breaches of this Agreement prior to the time of such termination.

      13.     Miscellaneous.

      13.1 Waivers, Amendments and Termination. Except as otherwise provided, any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and each Purchaser.

      13.2 Press Releases and Announcements. Prior to the Closing Date, no party hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of the Company without prior written approval of the other party hereto, except as may be necessary to comply with the requirements of this Agreement or applicable law. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

      13.3 Legal Fees and Expenses. Each party to this Agreement shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Transaction Documents; provided, however, that, on the Closing Date or promptly thereafter, the Company shall reimburse all reasonable legal fees and expenditures incurred by counsel to the Purchasers with respect to the negotiation, execution, delivery and performance of the Transaction Documents as set forth on Schedule 8.14.

      13.4 Entire Agreement. This Agreement and the Transaction Documents together with all exhibits attached hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement shall govern with respect to any inconsistencies between this Agreement and any other Transaction Documents.

      13.5 Governing Law. The Transaction Documents and all actions arising out of or in connection with the Transaction Documents shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

      13.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to a Purchaser, to the address set forth on such Purchaser’s signature page hereto, or at such other address or number as the Purchaser shall have furnished to the other parties in writing, with a copy (which shall not constitute notice) to Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022-6069, Telecopy: (212) 848-7179, Attention: Stephen Besen, and, in the case of Spinnaker, with a copy (which shall not constitute notice) to Fulbright & Jaworki L.L.P., 666 Fifth Avenue, New York, New York 10103, Telecopy: (212) 318-3101, Attention: John E. Depke, and, in the case of Briazz Venture, with a copy (which shall not constitute notice) to Shefsky & Froelich Ltd., 444 North Michigan Avenue, Chicago, Illinois 60611, Telecopy: (312) 527-5921, Attention: Michael Choate, or (b) if to the Company, at BRIAZZ, INC., 3901 — 7th Avenue South, #200, Seattle, WA 98108, Attention: Chief Executive Officer, fax (206) 467-1970, with a copy to Dorsey & Whitney LLP, 1420 Fifth Avenue, Suite 3400, Attention: Kimberley R. Anderson, fax (206) 903-8820 or at such other address or number as the Company shall have furnished to the Purchasers in writing.

      13.7 Validity. If any provision of the Transaction Documents shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      13.8 Counterparts. This Agreement may be executed in any number of counterparts but all of which together shall be deemed to constitute one instrument.

      13.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

      13.10 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Company and the other Purchasers (which consent may be granted or withheld in the sole discretion of the Company or the Purchasers); provided, however, that each of the Purchasers may assign this Agreement or any of its rights and obligations hereunder to one or more affiliates of such Purchaser without the consent of the Company or the other Purchasers.

      13.11 No Third Party Beneficiaries. Except for the provisions of Section 11 and Section 8.6 relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, including, without limitation, any union or any current employee or former employee of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

      13.12 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 13.12

[Signature Page Follows]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

BRIAZZ, INC.,
a Washington corporation

By:	/s/ VICTOR D. ALHADEFF

Its: Chairman

PURCHASERS:

DEUTSCHE BANK LONDON AG, ACTING
THROUGH DB ADVISORS, LLC, FOR
ITSELF AND AS ADMINISTRATIVE AGENT

By:	/s/ GLEN MACMULLIN / /s/ PAUL BIGLER

Name: Glen MacMullin / Paul Bigler
Title: Director / Managing Director
Address: 31 West 52nd Street
New York, New York, 10019
Fax: 646-324-7313
Attn: Michelle Morini

BRIAZZ VENTURE L.L.C.

By:	/s/ SUE LING GIN

Name: Sue Ling Gin
Title: Manager
Address: 212 N. Sangamon, 1A
Chicago, IL 60607
Fax: 312-243-5088
Attn:

SPINNAKER INVESTMENT PARTNERS, L.P.
By: Spinnaker Capital Partners, LLC
Its: General Partner

By:	/s/ CHARLES C. MATTESON, JR.

Name: Charles C. Matteson, Jr.
Title:
Address: 2425 Post Rd. Suite 103
Southport, CT 06890
Fax: 203-256-1653
Attn: C.C. Matteson

DELAFIELD HAMBRECHT, INC.

By:	/s/ JD DELAFIELD

Name: JD Delafield
Title: CEO
Address: 701 5th Ave. Suite 5800
Seattle, WA 98177
Fax: 206 254 4199
Attn: JD Delafield

SCHEDULE OF INVESTORS

		Post-Exercise Percentage or
Investor Name and Address	Principal Amount of Note	Number of Shares

DB Advisors, LLC	$3,400,000	48.407%
Briazz Venture L.L.C.	$2,000,000	28.474%
Spinnaker Investment Partners, L.P.	$500,000	7.119%
Delafield Hambrecht, Inc.	$100,000	1,000,000

Amount and Form of Payment of Purchase Price

	Principal Amount of
	Senior Secured	Number of Shares	Shares of
Name of Investor	Notes	Underlying Warrants	Preferred Stock	Other

DB Advisors, LLC	—	—	—	$3,400,000 cash
Briazz Venture L.L.C.	$2,000,000	1,193,546	100 shares of series D convertible preferred stock	—
Spinnaker Investment Partners, L.P.	$550,000	1,193,546	25 shares of series E convertible preferred stock	—
Delafield Hambrecht, Inc.	—	—	—	conversion of $100,000 owed pursuant to letter agreement dated February 18, 2002

Exhibit A

FORM OF NOTE

Exhibit B

FORM OF ARTICLES OF AMENDMENT

Exhibit C

ALLOCATION OF PURCHASE PRICE

      The purchase price for a Note and Series F Stock shall be allocated to the Note and Series F Stock in the following amounts:

Series F Stock	$0.00001 per share
Notes	remainder of the Purchase Price

Exhibit D

FORM OF SECURITY AGREEMENT

Exhibit E

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit F

FORM OF 2003 STOCK OPTION PLAN

APPENDIX B

BRIAZZ, INC.

2003 Stock Plan

ARTICLE 1

GENERAL PROVISIONS

      1.1.     Purpose of the Plan. This Plan is intended to promote the interests of the Corporation by providing eligible persons, who are employed by or serving the Corporation or any Parent or Subsidiary, with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

      Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

      1.2.     Structure of the Plan.

      A.     The Plan shall be divided into two separate equity incentive programs:

(i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock; and

(ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

      B.     The provisions of Articles 1 and 4 shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

      1.3.     Administration of the Plan.

      A.     The Primary Committee and the Board shall have concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. (Options that are granted to Section 16 Insiders by the entire Board will not be exempt from the million dollar compensation deduction limitation of Code Section 162(m).) Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee should be authorized by a disinterested majority of the Board.

      B.     The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

      C.     Each Plan Administrator shall have the authority (subject to the provisions of the Plan) to determine:

(i) with respect to the option grants made pursuant to the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the exercise price, the vesting schedule (if any) applicable to the shares subject to the option and the maximum term for which the option is to remain outstanding; and

(ii) with respect to stock issuances pursuant to the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

      D.     Each Plan Administrator shall have the authority (subject to the provisions of the Plan) to establish such rules and procedures as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issued under the Plan as it may deem necessary or advisable. Decisions of the Plan Administrator under the Plan shall be binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option granted or stock issued under the Plan.

      E.     Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Primary Committee or any Secondary Committee and reassume all powers and authority previously delegated to such committee.

      F.     To the maximum extent permitted by law, the Corporation shall indemnify each member of the Board who acts as the Plan Administrator, as well as any other Employee of the Corporation with duties under the Plan, against expenses and liabilities (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan, unless the losses are due to the individual’s gross negligence or lack of good faith. The Corporation will have the right to select counsel and to control the prosecution or defense of the suit. In the event that more than one person who is entitled to indemnification is subject to the same claim, all such persons shall be represented by a single counsel, unless such counsel advises the Corporation in writing that he or she cannot represent all such persons under applicable rules of professional responsibility. The Corporation will not be required to indemnify any person for any amount incurred through any settlement unless the Corporation consents in writing to the settlement.

      1.4.     Eligibility. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees,

(ii) members of the Board and the members of the board of directors of any Parent or Subsidiary, and

(iii) independent contractors who provide services to the Corporation (or any Parent or Subsidiary).

      1.5.     Stock Subject to the Plan.

      A.     The shares of Common Stock issuable under the Plan shall be shares of authorized but unissued or reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock that may be issued and outstanding or subject to options outstanding under the Plan shall not exceed  shares.

      B.     Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to their being exercised in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of the Discretionary Option Grant Program. Unvested shares issued under the Plan and subsequently (a) cancelled or (b) repurchased by the Corporation, at a price per share not greater than the option exercise or direct issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option granted pursuant to the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable pursuant to the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance made pursuant to the Plan, then the number of shares of Common Stock available for issuance pursuant to the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

      C.     Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Plan Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

ARTICLE 2

DISCRETIONARY OPTION GRANT PROGRAM

      2.1.     Exercise Price.

      A.     The exercise price per share shall be fixed by the Plan Administrator.

      B.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section 4.1 and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) with shares of Common Stock held for the requisite period, if any, necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares and this procedure is not prohibited by law, through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions to (1) a brokerage firm approved by the Corporation to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (2) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

      Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

      2.2.     Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten years measured from the date that the option is granted.

      2.3.     Effect of Termination of Service.

      A.     The following provisions shall govern the exercise of any options granted to Optionee pursuant to the Discretionary Option Grant Program that are outstanding at the time Optionee’s Service ceases:

(i) Immediately upon Optionee’s cessation of Service, each option shall terminate with respect to the unvested shares subject to such option.

(ii) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct, then each option shall terminate immediately with respect to all shares subject to such option.

(iii) Should Optionee’s Service terminate for reasons other than Misconduct, then each option shall remain exercisable during such period of time after Optionee’s Service ceases as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no option shall be exercisable after its Expiration Date. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date Optionee’s Service ceases. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, each option shall terminate with respect to any vested shares subject to the option.

      B.     Understanding that there may be adverse tax and accounting consequences to doing so, the Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while Optionee remains in Service, to:

(i) extend the period of time for which the option is to remain exercisable following Optionee’s cessation of Service, but in no event beyond the Expiration Date, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of Optionee’s cessation of Service but also with respect to one or more additional installments in which Optionee would have vested had Optionee continued in Service.

      2.4.     Unvested Shares. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Should Optionee’s Service cease while the shares issued upon the early exercise of Optionee’s option are still unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share at the time Optionee’s Service ceases. Once the Corporation exercises its repurchase right, Optionee shall have no further shareholder rights with respect to those shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Any repurchases must be made in compliance with the relevant provisions of applicable law.

      2.5.     Limited Transferability of Options. Options shall be exercisable only by Optionee during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following Optionee’s death. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

      2.6.     Incentive Options. The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.6, all the provisions of Articles 1, 2 and 4 shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options are not subject to the terms of this Section 2.6.

      A.     Eligibility. Incentive Options may only be granted to Employees.

      B.     Exercise Price. If an Incentive Option is granted to a 10% Shareholder, the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date the option is granted and, if an Incentive Option is granted to an Optionee who is not a 10% Shareholder, the exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the date the option is granted.

      C.     Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee pursuant to the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee’s options exceed that limit, they will be treated as Non-Statutory Options (but all of the other provisions of the option shall remain applicable), with the first options that were awarded to Optionee to be treated as Incentive Options.

      D.     Term. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the Expiration Date shall not be more than five years from the date the option is granted.

2.7.	Change in Control/ Proxy Contest.

      A.     In the event a Change in Control occurs, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this Discretionary Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to such option. However, the shares subject to an outstanding option shall not become vested on an accelerated basis if and to the extent: (i) the option is to be assumed or substituted with a new option by the successor corporation (or parent thereof) in accordance with Section 424(a) of the Code, (ii) the option is to be replaced with a cash incentive program of any successor corporation (or parent thereof) which preserves the spread existing at the time of the Change in Control on any unvested shares and provides for subsequent payout of that spread no later than the time Optionee would vest in those shares subject to the option, (iii) the option is to be continued in full force and effect pursuant to the terms of the Change in Control transaction, or (iv) the acceleration of the vesting of such option is subject to other limitations imposed by the Plan Administrator.

      B.     All outstanding repurchase rights under the Discretionary Option Grant Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the consummation of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction, (ii) any property (including cash payments) issued with respect to any unvested shares of Common Stock is to be held in escrow and released no later than as provided by the vesting schedule in effect for the unvested shares or (iii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

      C.     Immediately following the consummation of the Change in Control, all outstanding options granted pursuant to the Discretionary Option Grant Program shall terminate, except to the extent assumed or substituted by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

      D.     Each option granted pursuant to the Discretionary Option Grant Program that is assumed, substituted or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year. To the extent the holders of Common Stock receive cash consideration in whole or part for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to the

Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

      E.     Among its discretionary powers, the Plan Administrator shall have the ability to structure an option (either at the time the option is granted or at any time while the option remains outstanding) so that some or all of the shares subject to that option shall automatically become vested (and the option shall become exercisable for such shares) upon (i) the occurrence of a Change in Control, (ii) the consummation of a Proxy Contest, (iii) the occurrence of any other specified event and/or (iv) the Involuntary Termination of Optionee’s Service within a designated period of time following a specified event. In addition, the Plan Administrator may provide that one or more of the Corporation’s repurchase rights with respect to some or all of the unvested shares held by Optionee upon (a) the occurrence of a Change in Control, (b) the consummation of a Proxy Contest, (c) upon the occurrence of any other specified event and/or (d) the Involuntary Termination of Optionee’s Service within a designated period of time following a specified event shall immediately terminate and all of the shares shall become vested.

      F.     The portion of any Incentive Option accelerated in connection with a Change in Control or Proxy Contest shall remain exercisable as an Incentive Option only to the extent the $100,000 limitation set forth in Section 2.6(C) is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option.

ARTICLE 3

STOCK ISSUANCE PROGRAM

      3.1.     Purchase Price.

      A.     The purchase price per share shall be fixed by the Plan Administrator.

      B.     Shares of Common Stock may be issued pursuant to the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

      3.2.     Vesting Provisions.

      A.     Shares of Common Stock issued pursuant to the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over Participant’s period of Service or upon attainment of specified performance objectives. Shares of Common Stock may also be issued pursuant to the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

      B.     Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which Participant may have the right to receive with respect to Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to Participant’s unvested shares of Common Stock and shall be treated as if they had been acquired on the same date as such shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

      C.     Should Participant cease to remain in Service while one or more shares of Common Stock issued pursuant to the Stock Issuance Program are unvested or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then the Corporation shall have the right to repurchase those shares at a price per share equal to the lower of (i) the purchase price paid per share or (ii) the Fair Market Value per share on the date Participant’s Service ceases. The terms upon which such repurchase right shall be exercisable shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Any repurchases must be done in compliance with applicable state corporate law.

      D.     The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) that would otherwise occur upon the cessation of Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver may be effected at any time and shall result in the immediate vesting of Participant’s interest in the shares of Common Stock to which the waiver applies.

      E.     Outstanding share right awards granted pursuant to the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

      3.3.     Shareholder Rights. Subject to the terms of the Stock Issuance Agreement, Participant shall have full shareholder rights with respect to any shares of Common Stock issued to Participant pursuant to the Stock Issuance Program, whether or not Participant’s interest in those shares is vested. Accordingly, Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Cash dividends constitute taxable compensation to Participant and are deductible by the Corporation (unless Participant has made an election under Section 83(b) of the Code).

      3.4.     Change in Control/Proxy Contest.

      A.     Upon the occurrence of a Change in Control, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continue in full force and effect pursuant to the terms of the transaction, (ii) the property (including cash payments) issued with respect to the unvested shares is held in escrow and released no later than as provided by the vesting schedule in effect for the unvested shares of Common Stock issued to Optionee pursuant to the terms of the Change in Control transaction, or (iii) such accelerated vesting is precluded by limitations imposed by the Plan Administrator.

      B.     The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or at any time while the Corporation’s repurchase rights are outstanding, to provide that those rights shall automatically terminate in whole or in part on an accelerated basis, and some or all of the shares of Common Stock subject to those terminated rights shall immediately vest, upon the occurrence of a Change in Control, a Proxy Contest or another event, or in the event Participant’s Service is Involuntary Terminated within a designated period of time following a specified event.

ARTICLE 4

MISCELLANEOUS MATTERS

      4.1.     Tax Withholding.

      A.     The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares granted pursuant to the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

      B.     The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock issued pursuant to the Plan (other than the options granted to non-Employee Board member or independent contractors) with the right to use shares of Common Stock in satisfaction of all or part of the withholding taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

(i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares.

(ii) Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the withholding taxes).

So as to avoid adverse accounting treatment, the number of shares of Common Stock that may be withheld for this purpose shall not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules. Shares of Common Stock used to satisfy withholding tax obligations must have been held for the requisite period, if any, necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes.

      4.2.     Share Escrow/ Legends. Unvested shares of Common Stock may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until Participant’s or Optionee’s interest in such shares vest or may be issued directly to Participant or Optionee with restrictive legends on the certificates evidencing the fact that Participant or Optionee does not have a vested right to them.

      4.3.     Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the holder of record of the purchased shares.

      4.4.     Cancellation and Regrant of Options. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options granted pursuant to the Plan and to grant in substitution new options covering the same or a different number of shares of Common Stock.

      4.5.     Effective Date and Term of the Plan.

      A.     The Plan shall become effective immediately on the Plan Effective Date. Options may be granted pursuant to the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants made pursuant to the Automatic Option Grant Program may also be made on the Plan Effective Date to any non-Employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Corporation’s shareholders approve the Plan. If such shareholder approval is not obtained within twelve months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

      B.     The Plan shall terminate upon the earlier of (i) the expiration of the ten year period measured from the date the Plan is adopted by the Board or (ii) the termination of the Plan by the Board. All options and unvested stock issuances outstanding at the time of the termination of the Plan shall continue in effect in accordance with the provisions of the documents evidencing those options or issuances.

      4.6.     Amendment or Termination. The Board shall have complete and exclusive power and authority to amend or terminate the Plan or any awards made hereunder. However, no such amendment or termination of the Plan shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless Optionee or Participant consents to such amendment or termination. In addition, certain amendments may require approval of the Corporation’s shareholders.

      4.7.     Regulatory Approvals.

      A.     The implementation of the Plan, the granting of any options pursuant to the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) pursuant to the Stock Issuance

Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted, and the shares of Common Stock issued, pursuant to it.

      B.     No shares of Common Stock or other assets shall be issued or delivered pursuant to the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable pursuant to the Plan, and all applicable listing requirements of any stock exchange or trading system, including the Nasdaq Stock Market, on which Common Stock is then traded. No shares of Common Stock shall be issued or delivered pursuant to the Plan if doing so would violate any internal policies of the Corporation.

      4.8.     No Employment or Service Rights. Nothing in the Plan shall confer upon Optionee or Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of Optionee or Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

      4.9.     No Restraint. Neither the grant of options nor the issuance of Common Stock under the Plan shall affect the right of the Corporation to undertake any corporate action.

      4.10.     Use of Proceeds. Any cash proceeds received by the Corporation from the sale of shares of Common Stock pursuant to the Plan shall be used for any corporate purpose.

      4.11.     California Blue Sky Provisions. If the Common Stock is not exempt from California securities laws, the following provisions shall apply to any sale of Common Stock or any option granted to an individual who is eligible to receive such grant pursuant to the Plan who resides in the State of California.

      A.     Option Grant Program.

      (i) The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

(a) The exercise price per share applicable to each option shall not be less than 85% of the Fair Market Value per share of Common Stock on the date the option is granted.

(b) If the person to whom the option is granted is a 10% Shareholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date the option is granted.

      (ii) The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than 20% per year vesting, with the initial vesting to occur not later than one year after the option grant date. However, such limitation shall not apply to any option grants made to individuals who are officers, directors or independent contractors of the Corporation.

      (iii) Unless Optionee’s Service is terminated for Misconduct (in which case the option shall terminate immediately), the option (to the extent it is vested and exercisable at that the time Optionee’s Service ceases) must remain exercisable, following Optionee’s termination of Service, for at least (a) six months if Optionee’s Service terminates due to death or Permanent Disability or (b) thirty days in all other cases.

      B.     Stock Issuance Program.

(i) The Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than 20% per year vesting, with initial vesting to occur not later than one year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers, directors or independent contractors of the Corporation.

(ii) The purchase price per share for shares issued under the Stock Issuance Program shall be fixed by the Plan Administrator but shall not be less than 85% of the Fair Market Value per share of Common

Stock on the issue date. However, the purchase price per share of Common Stock issued to a 10% Shareholder shall not be less than 100% of such Fair Market Value.

      C.     Share Reserve. The maximum number of shares of Common Stock that may be issued over the term of the Plan together with the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Corporation shall not exceed 30% of the then outstanding shares (on an as if converted basis) of the Corporation unless a percentage higher than 30% is approved by at least  2/3 of the outstanding shares of the Corporation entitled to vote on such matter.

      D.     Repurchase Rights. To the extent specified in a stock purchase agreement or stock issuance agreement, the Corporation and/or its shareholders shall have the right to repurchase any or all of the unvested shares of Common Stock held by an Optionee or Participant when such person’s Service ceases. However, except with respect to grants to officers, directors, and independent contractors of the Corporation, the repurchase right must satisfy the following conditions:

(i) The Corporation’s right to repurchase the unvested shares of Common Stock must lapse at the rate of at least 20% per year over five years from the date the option was granted pursuant to the Discretionary Option Grant Program or the shares were issued pursuant to the Stock Issuance Program.

(ii) The Corporation’s repurchase right must be exercised within ninety days of the date that Service ceased (or the date the shares were purchased, if later).

(iii) The purchase price must be paid in the form of cash or cancellation of the purchase money indebtedness for the shares of Common Stock.

      E. Information Requirements. Annually, the Corporation shall deliver or cause to be delivered to each Optionee or Participant, no later than such information is delivered to the Corporation’s security holders, one of the following:

(i) The Corporation’s annual report to security holders containing the information required by Rule 14a-3(b) under the Exchange Act for its latest fiscal year;

(ii) The Corporation’s annual report on Form 10-K for its latest fiscal year;

(iii) The Corporation’s latest prospectus filed pursuant to 424(b) under the 1933 Act that contains audited financial statements for the latest fiscal year, provided that the financial statements are not incorporated by reference from another filing, and provided further that such prospectus contains substantially the information required by Rule 14a-3(b); or

(iv) The Corporation’s effective Exchange Act registration statement containing audited financial statements for the latest fiscal year.

Appendix

      The following definitions shall be in effect under the Plan:

      A.     Board shall mean the Corporation’s Board of Directors.

      B.     Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets; or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders;

provided, however, that the Plan Administrator shall have the authority to exempt any transaction from the definition of Change of Control.

      C.     Code shall mean the Internal Revenue Code of 1986, as amended.

      D.     Common Stock shall mean the Corporation’s common stock.

      E.     Corporation shall mean BRIAZZ, INC., a Washington corporation, or the successor to all or substantially all of the assets or voting stock of BRIAZZ, INC. which has assumed the Plan.

      F.     Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article 2 of the Plan.

      G.     Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      H.     Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

      I.     Exercise Date shall mean the date on which the option shall have been exercised in accordance with the applicable option documentation.

      J.     Expiration Date shall mean the close of business at the Corporation’s headquarters on the date the option expires as set forth in Optionee’s Notice of Stock Option Grant.

      K.     Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as

A-1

such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate but shall be determined without regard to any restrictions other than a restriction which, by its term, will never lapse.

(iv) For purposes of same day sales, the Fair Market Value shall be deemed to be the amount per share for which the shares of Common Stock were sold.

      L.     Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

      M.     Involuntary Termination shall mean:

(i) such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation within 60 days following (a) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (b) a reduction in his or her base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Corporation (or any Parent or Subsidiary) employing the individual or (c) a relocation of such individual’s place of employment by more than fifty miles if such change, reduction or relocation is effected without the individual’s written consent.

      N.     Misconduct shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Optionee or Participant, (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or of any Parent or Subsidiary), or (iii) any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. However, if the term or concept has been defined in an employment agreement between the Corporation and Optionee or Participant, then Misconduct shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

      O.     Non-Statutory Option shall mean an option that does not qualify as an Incentive Option.

      P.     Optionee shall mean any person to whom an option is granted pursuant to the Plan.

      Q.     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      R.     Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

      S.     Permanent Disability or Permanently Disabled shall mean the inability of Optionee or Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-Employee Board member to perform his or her usual duties as a director by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more.

A-2

      T.     Plan shall mean this Briazz, Inc. 2003 Stock Incentive Plan.

      U.     Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

      V.     Plan Effective Date shall mean the date the Corporation’s shareholders approve the Plan at the Annual Meeting of Shareholders on July 29, 2003.

      W.     Primary Committee shall mean the committee comprised of one or more Board members designated by the Board to administer the Discretionary Option Grant and Stock Issuance Programs. To obtain the benefits of Rule 16b-3, there must be at least two members on the Primary Committee and all of the members must be “non-employee” directors as that term is defined in the Rule or the entire Board must approve the grant(s). Similarly, to be exempt from the million dollar compensation deduction limitation of Code Section 162(m), there must be at least two members on the Primary Committee and all of the members must be “outside directors” as that term is defined in Code Section 162(m).

      X.     Proxy Contest shall mean a change in ownership or control of the Corporation effected through a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time the Board approved such election or nomination.

      Y.     Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

      Z.     Section 16 Insider shall mean an executive officer or director of the Corporation or the holder of more than 10% of a registered class of the Corporation’s equity securities, in each case subject to the short-swing profit liabilities of Section 16 of the Exchange Act.

      AA.     Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a member of the board of directors or an independent contractor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

      BB.     Stock Issuance Agreement shall mean the agreement entered into by the Corporation and Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

      CC.     Stock Issuance Program shall mean the stock issuance program in effect under Article 3 of the Plan.

      DD.     Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      EE.     10% Shareholder shall mean the owner of stock (after taking into account the constructive ownership rules of Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

A-3

APPENDIX C

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 10-Q

(MARK ONE)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED March 30, 2003

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM TO .

COMMISSION FILE NUMBER 000-32527

BRIAZZ, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	91-1672311
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

3901 7TH AVENUE SOUTH, SUITE 200

SEATTLE, WASHINGTON 98108-5206
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(206) 467-0994

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

      Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐

      The number of outstanding shares of common stock, no par value, of the Registrant at April 30, 2003 was 5,990,916.

      Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of Exchange Act).     Yes ☐          No ☑

BRIAZZ, INC.

INDEX TO THE FORM 10-Q
FOR THE 13-WEEK PERIOD ENDED March 30, 2003

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

BRIAZZ, INC.

BALANCE SHEETS

	March 30,	December 29,
	2003	2002

	(Unaudited)

	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$667	$491
Current portion of restricted certificates of deposit	65	40
Accounts receivable, net of allowance of $125 (2003) and $135 (2002)	248	428
Inventory	430	409
Prepaid expenses	305	611
Other current assets	206	154

Total current assets	1,921	2,133
Property and equipment, net	7,111	7,897
Restricted certificates of deposit, net of current portion	398	423
Deferred debt issue cost, deposits and other assets	578	252

Total assets	$10,008	$10,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Line of credit borrowings	$—	$129
Accounts payable, including amounts due to related party	3,264	2,737
Accrued compensation	767	758
Other accrued liabilities	1,116	894
Notes payable	1,303	1,390
Notes payable to related party (Note 3)	2,000	1,025
Current portion of capital lease obligations	122	109

Total current liabilities	8,572	7,042
Capital lease obligations, net of current portion	194	234

Total liabilities	8,766	7,276

Commitments and contingencies (Notes 2 and 8)
Stockholders’ equity
Preferred stock, Series D, no par value; 100 shares authorized and
100 issued (2003) and 0 (2002) shares issued and outstanding	—	—
Common stock and additional paid in capital, no par value; 100,000,000 shares authorized; 5,990,916 (2003) and 5,880,173 (2002) shares issued and outstanding	73,972	73,819
Deferred stock compensation	—	(203)
Accumulated deficit	(72,730)	(70,187)

Total stockholders’ equity	1,242	3,429

Total liabilities and stockholders’ equity	$10,008	$10,705

The accompanying notes are an integral part of these financial statements.

BRIAZZ, INC.

STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended

	March 30,	March 31,
	2003	2002

	(Unaudited)

	(In thousands, except share
	data)
Sales
Retail	$5,116	$5,294
Branded Sales	1,676	2,062

Total Sales	6,792	7,356

Operating Expenses
Cost of food and packaging	3,194	2,813
Occupancy expenses	1,114	996
Labor expenses	2,020	2,726
Depreciation and amortization	794	788
Other operating expenses	289	371
General and administrative expenses	1,609	1,851
Loss on disposal of assets	163	2
Provision for asset impairment and store closure	—	16

Total operating expenses	9,183	9,563

Loss from operations	(2,391)	(2,207)

Other (expense) income
Interest and other expense	(155)	(10)
Interest and other income	3	32

	(152)	22

Net loss	$(2,543)	$(2,185)

Basic and diluted net loss per share	$(0.43)	$(0.37)

Weighted-average shares used in computing basic and diluted net loss per share	5,977,291	5,831,370

The accompanying notes are an integral part of these financial statements.

BRIAZZ, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Deferred
			Stock	Accumulated
	Shares	Amount	Compensation	Deficit	Total

	(Unaudited)
	(In thousands)
Balance at December 29, 2002	5,880	$73,819	$(203)	$(70,187)	$3,429
Issuance of shares for convertible debt	40	8	—	—	8
Issuances of stock warrants and modifications of stock warrants and convertible notes to reduce exercise and conversion price	—	128	—	—	128
Amortization of deferred compensation	—	—	203	—	203
Employee stock purchase plan	71	17	—	—	17
Net loss	—	—	—	(2,543)	(2,543)

Balance at March 30, 2003	5,991	$73,972	$—	$(72,730)	$1,242

The accompanying notes are an integral part of these financial statements.

BRIAZZ, INC.

STATEMENTS OF CASH FLOWS

	Thirteen Weeks Ended

	March 30,	March 31,
	2003	2002

	(Unaudited)
	(In thousands)
Cash flows from operating activities
Net loss	$(2,543)	$(2,185)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of deferred compensation	203	87
Non-cash interest expense	119	—
Depreciation and amortization	794	788
Loss on disposal of assets	163	2
Provision for asset impairment and store closure	—	16
Changes in operating assets and liabilities:
Accounts receivable	180	(184)
Inventory	(21)	(13)
Prepaid expenses and other current assets	254	(299)
Accounts payable	498	252
Accrued compensation	9	(241)
Other accrued liabilities	221	(17)
Other	(159)	(4)

Net cash used in operating activities	(282)	(1,798)

Cash flows from investing activities
Purchases of property and equipment	(10)	(643)
Other	—	8

Net cash used in investing activities	(10)	(635)

Cash flows from financing activities
Change in checks issued in excess of bank deposits	30	(227)
Repayment of line-of-credit borrowings	(129)	—
Repayment of notes payable	—	(40)
Proceeds from notes payable, preferred stock and warrants	975	—
Debt and preferred stock issuance costs	(398)	—
Decrease in restricted certificates of deposit	—	79
Proceeds from employee stock purchase plan	17	19
Repayment of capital lease obligation	(27)	—

Net cash provided (used) by financing activities	468	(169)

Net increase (decrease) in cash and cash equivalents	176	(2,602)
Cash and cash equivalents
Beginning of period	491	6,193

End of period	$667	$3,591

Supplemental disclosure of cash flow information
Cash paid for interest	$36	$10

Supplemental disclosure of non-cash investing and financing activities
Addition to additional paid-in-capital relating to issuance of warrants and modification of warrants and convertible notes to reduce exercise and conversion price	$128	$—

Notes payable converted to common stock	$8	$—

The accompanying notes are an integral part of these financial statements.

BRIAZZ, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 1.     Summary of operations and significant accounting policies

      Operations — BRIAZZ, INC. (“BRIAZZ” or the “Company”) distributes branded lunch and breakfast foods through multiple points of distribution in urban and suburban locations. The Company commenced operations in 1995 in Seattle and opened new markets in San Francisco in 1996, Chicago in 1997 and Los Angeles in 1998. The Company’s business strategy is to solidify its current markets and as funding becomes available, build BRIAZZ into a national brand by expanding in major metropolitan areas across the United States. The Company’s retail distribution network includes BRIAZZ cafés, as well as box lunch and catered platter delivery. The Company also distributes its products through select wholesale accounts. Each market obtains products from a central kitchen; which prepares meals daily. Until December 2002 the Company operated a central kitchen in each market. The Company’s Chicago and Los Angeles central kitchens were closed in late 2002 and the Seattle central kitchen was closed in February 2003. It is expected the San Francisco central kitchen will close by the end of the second quarter of 2003. Upon closure of the central kitchens, the Company has contracted for the production of its products.

      At March 30, 2003, the Company operated 12 cafés in Seattle, 15 cafés in San Francisco, 8 cafés in Chicago and 10 cafés in Los Angeles.

      Interim financial information — The financial information at March 30, 2003, and for the 13-week periods ended March 30, 2003 and March 31, 2002 is unaudited but includes all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation, in all material respects, of its financial position, operating results and cash flows for the interim dates and periods presented. The results of operations for the 13-week period ended March 30, 2003 are not necessarily indicative of results to be expected for the entire fiscal year or future periods.

      Use of estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Impairment of long-lived assets — The Company reviews its long-lived assets for impairment, whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. When such an event occurs, management determines whether there has been an impairment by comparing the anticipated undiscounted future net cash flows at the lowest level for which there are identifiable cash flows, which is at the store level, to the related asset’s carrying value. If an asset is considered impaired, the asset is written down to fair value, which is determined based either on discounted cash flows or appraised values, depending on the nature of the asset.

      Accounts Payable — The Company’s banking system provides for the daily replenishment of disbursement bank accounts as checks are presented. Included in accounts payable at March 30, 2003 and December 29, 2002 is $187,000 and $157,000, respectively, representing the excess of outstanding checks over cash on deposit at the bank on which the checks were drawn.

      Stock-based compensation — The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25 (“APB No. 25”), “Accounting for Stock Issued to Employees” and complies with the disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (“SFAS No. 123”), “Accounting for Stock-Based Compensation.” As amended by SFAS No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure.” Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the deemed fair value of the Company’s stock and the exercise price of the option. Unearned compensation is amortized on a straight-line basis over the vesting period of the individual options. Certain

BRIAZZ, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

warrants owned by employees contain provisions which result in the application of variable plan accounting in accordance with the provisions of FASB Interpretation No. 44 (“FIN No. 44”). For those warrants, compensation expense is adjusted quarterly as the market price of the Company’s common stock changes at prices in excess of the exercise price.

      Had the Company applied the provisions of SFAS No. 123 to all stock option grants, the Company’s net loss would have been increased to the pro forma amounts indicated below (in thousands except share data):

	Thirteen-Weeks Ended

	March 30,	March 31,
	2003	2002

Net loss attributable to common stockholders, as reported	$(2,543)	$(2,185)
Add:
Total compensation cost included in net loss	203	87
Deduct:
Total stock-based employee compensation expense determined under fair value based method for all awards	(603)	(175)

Proforma net loss	$(2,943)	$(2,273)

Net loss per share:
Basic and diluted — as reported	$(0.43)	$(0.37)
Basic and diluted — pro forma	$(0.49)	$(0.39)

      Net loss per share — The computation of basic and diluted net loss per share is based on the weighted-average number of shares of common stock outstanding during the period, and excludes all outstanding options and warrants to purchase common stock from the calculation of diluted net loss per share, as such securities are anti-dilutive for all periods presented.

      The following table presents the calculation of basic and diluted net loss per share (in thousands, except share and per share data):

	13-Week Period Ended

	March 30, 2003	March 31, 2002

Net loss	$(2,543)	$(2,185)

Weighted–average shares used in computing basic and diluted net loss per share	5,977,291	5,831,370

Basic and diluted net loss per share	$(0.43)	$(0.37)

Shares excluded from loss per share calculation:
Options to purchase common stock	788,004	920,176
Convertible debt	1,113,414	—
Warrants to purchase common stock	2,523,950	930,404

Total shares excluded	4,425,368	1,850,580

      Reclassifications — Certain components of prior year revenues and expenses have been reclassified to conform to current year classifications. The reclassifications have no effect on stockholder’s equity or net loss.

      Recent accounting pronouncements — In July 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”). SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of

BRIAZZ, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. At adoption of SFAS No. 143 the Company did not have any asset retirement obligations.

      In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS No. 146”). SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The adoption of SFAS No 146 did not have a material impact on the Company’s financial position or results of operation.

Note 2.     Financial condition and basis of presentation

      The Company has incurred substantial operating losses and negative cash flows from operations since inception and had an accumulated deficit of $72.7 million and a working capital deficit of $6.7 million at March 30, 2003. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company has financed its operations principally through the net proceeds from debt and equity offerings. The Company’s ability to continue as a going concern is dependant upon numerous factors, including its ability to obtain additional financing, its ability to increase its level of future revenues and its ability to reduce operating expenses. The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability of assets and liquidation of liabilities that may result from this uncertainty.

      As described in Note 8, subsequent to March 30, 2003, the Company has raised additional cash from the sale of its debt and equity securities, and as previously disclosed has entered into a letter of intent to sell additional securities. There can be no assurance that the Company will be able to obtain additional financing, increase revenues, reduce expenses or successfully complete other steps to continue as a going concern. If the Company is unable to obtain sufficient funds to satisfy its cash requirements, it may be forced to curtail operations, dispose of assets, seek extended payment terms from its vendors, or consider other alternatives. Such events would materially and adversely affect the Company’s financial position and results of operations.

Note 3.     Notes payable and other borrowings

      In June 2002, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”) in connection with the issuance of a $1.25 million 14% convertible note (the “14% convertible note”) to Laurus and a warrant to purchase 250,000 shares of common stock. The 14% convertible note is collateralized by all of the Company’s assets. During the fiscal quarter ended March 30, 2003, convertible notes of approximately $8,000 were converted into 40,200 shares of company stock. During the fiscal quarter ended March 30, 2003, the 14% convertible note was amended to among other things, change the Fixed Conversion Price to $0.10 per share and defer principal payments, under certain conditions, to July 2003. Additionally, in March 2003, terms of the 250,000 warrants issued in June 2002 were amended to, among other things, change the exercise price to $0.10 per share and suspend the right of Laurus to exercise the warrant until the earlier of June 30, 2003 or the closing on an investment by Deutsche Bank or any of its affiliates. As a result of the amended conversion price for the notes and exercise price for the warrants being less than the market price of the common stock on the amendment date, the Company recorded the related beneficial conversion features estimated fair value of $107,000 as original issue discount and an increase in common stock and additional paid-in capital during the fiscal quarter ended March 30, 2003.

      In March 2003, the Company issued $2 million of promissory notes, 100 shares of series D preferred stock, and warrants to purchase 1,193,546 shares of common stock at a price per share of $0.50 to Briazz Venture L.L.C. (“Briazz Venture”) an affiliate of Flying Food Group, Inc. (“FFG”) in consideration for

BRIAZZ, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

approximately $550,000 cash and conversion of $1.45 million of outstanding demand notes. The Company recorded a debt discount of approximately $21,000 relating to the issuance of warrants. All Company assets are pledged as collateral for the notes. The notes bear interest at 10% per year, payable monthly, and are due March 6, 2004, subject to earlier maturity under certain conditions. Terms of the notes include certain covenants, including, among others, restrictions on the payment of dividends, limitation on additional indebtedness, and compliance with financial covenants, including minimum future EBITDA and maximum accounts payable. The Company has complied with or obtained waivers relating to such covenants. The warrants are immediately exercisable and have a five year term, subject to shareholder approval of conversion of series D preferred stock into common stock at which time, the warrants are cancelled. Subject to shareholder approval, series D preferred stock would be convertible, for a term of five years, at the option of the holder, into approximately 66.7% of the Company’s outstanding common stock on a fully-diluted post-conversion basis, such percentage being adjustable under certain conditions. Upon the occurrence of any event of default under this 10% note, the amount due and owing under the note shall be increased to 130% of the then outstanding aggregate principal amount of the note together with any accrued and unpaid interest and fees. While any event of default is continuing, a default rate of 14% will apply and FFG may declare all amounts owing under the note immediately due and payable.

Note 4.     Stock Options

      The Company maintains the BRIAZZ 1996 Stock Option Plan (the “Plan”) to provide for granting of incentive stock options and nonqualified stock options to employees, directors, consultants and certain other non-employees as determined by the Plan Administrator. The Company has authorized 1,165,000 shares of common stock for issuance under the Plan. The date of grant, option price, vesting period and other terms specific to options granted under the Plan are determined by the Plan Administrator. Options granted under the Plan generally expire ten years from date of grant and vest over periods ranging from date of grant to five years. In March 2003, the Company Board of Directors accelerated vesting on stock options such that all outstanding options became fully vested. The following summarizes stock option activity from December 29, 2002 to March 30, 2003 (shares in thousands, except exercise price):

		Weighted-
		Average
	Shares	Exercise Price

Options outstanding, December 29, 2002	1,050	$5.96
Options granted	—	N/A
Options forfeited	(262)	$2.76

Options outstanding, March 30, 2003	788	$7.02

      Prior to 2002, the Company granted stock options to employees (which vested over four years) and directors at exercise prices deemed to be below the fair value of the underlying stock on the date of grant. Related deferred stock compensation is being amortized generally over a four-year vesting period. As a result of these grants and acceleration of vesting in March 2003, the Company recorded deferred stock compensation of approximately $203,000 and $87,000 in thirteen week periods ended March 30, 2003 and March 31, 2002, respectively.

Note 5.     Segment information

      The Company manages its business through four reportable segments: Retail, Branded Sales, Kitchens and General and Administrative. Retail consists of sales generated through the Company’s cafés. Branded Sales consists of two subgroups: 1) box lunch, catering and vending and 2) wholesale and grocery. Branded Sales subgroups consist of sales which are aggregated because they have similar economic characteristics.

BRIAZZ, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Kitchens consist of unallocated cost of products and packaging, along with unallocated costs of kitchen operations. General and Administrative consists of costs incurred by the corporate office as well as those administrative costs incurred by Retail. Management evaluates segment performance primarily based on sales and segment operating income (loss). Information regarding the Company’s assets is not disaggregated by segment or otherwise. The following table presents certain financial information for each segment (amounts in thousands):

	13-Weeks Ended

	March 30,	March 31,
	2003	2002

Retail
Net Sales	$5,116	$5,294
Cost of food and packaging	(2,299)	(1,953)

	2,817	3,341
Cost of operations	(3,217)	(3,030)
Provision for asset impairment, store closure and loss on disposal	—	(17)

Income (loss) from operations	$(400)	$294

EBITDA	$164	$764

Branded Sales
Box Lunch, Catering and Vending
Net Sales	$967	$1,337
Cost of food and packaging	(365)	(405)

	602	932

Wholesale and Grocery
Net Sales	709	725
Cost of food and packaging	(443)	(395)

	266	330

Total Branded Sales
Net Sales	1,676	2,062
Cost of food and packaging	(808)	(800)

	868	1,262
Cost of operations	(745)	(1,054)

Income from operations	$123	$208

EBITDA	$197	$269

Kitchens
Unallocated cost of food and packaging	$(87)	$(60)
Unallocated cost of operations	(427)	(856)
Provision for asset impairment, store closure and loss on disposal	(163)	(1)

Loss from operations	$(677)	$(917)

EBITDA	$(482)	$(760)

BRIAZZ, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

	13-Weeks Ended

	March 30,	March 31,
	2003	2002

General and Administrative
Loss from operations	$(1,437)	$(1,792)

EBITDA	$(1,313)	$(1,674)

Total
Net Sales	$6,792	$7,356
Cost of food and packaging	(3,194)	(2,813)

	3,598	4,543
Cost of operations	(5,826)	(6,732)
Provision for asset impairment, store closure and loss on disposal	(163)	(18)

Loss from operations	$(2,391)	$(2,207)

EBITDA	$(1,434)	$(1,401)

      In the table above, EBITDA represents earnings before interest expense, interest income, income taxes, depreciation, amortization loss on disposal of assets, and provision for asset impairment and store closure. EBITDA data is included because management understands that such information is considered by certain investors as an additional basis on which to evaluate a company’s ability to pay interest, repay debt and make capital expenditures. Because all companies do not calculate EBITDA identically, the above presentation of EBITDA is not necessarily comparable to similarly entitled measures of other companies. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, measures of operating performance as determined in accordance with generally accepted accounting principles. A reconciliation of net loss to EBITDA is as follows:

	Thirteen Weeks Ended

	March 30,	March 31,
	2003	2002

Net loss	$(2,543)	$(2,185)
Add back:
Depreciation and amortization	794	788
Loss (gain) on disposal of assets	163	2
Provision for asset impairment and store closure	—	16
Interest and other expense	155	10
Interest and other income	(3)	(32)

EBITDA	$(1,434)	$(1,401)

Note 6.     Commitments and contingencies

      The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. Company management currently believes that resolution of such legal matters will not have a material adverse impact on the Company’s financial position, results of operations or cash flows.

      The Company is party to an agreement entered into in 2002 with an investment banking firm to become the Company’s exclusive financial advisor with respect to raising capital or otherwise assisting with financing transactions. Pursuant to the agreement, among other things, the Company owes the financial advisor a

BRIAZZ, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

financing fee of 7% of gross financing proceeds, or 5% in certain financings. In addition, in the event of a transaction, as defined in the agreement, a transaction fee of $750,000 is payable to the financial advisor. In April 2003, the Company received an invoice from the financial advisor for approximately $751,000. The Company, the financial advisor and existing and prospective investors are in the process of negotiations regarding the timing and amounts to be paid with respect to this invoice. Based upon an understanding with the financial advisor and prospective investors, if the proposed financing closes as presently proposed, the transaction fee would be significantly reduced.

Note 7.     Related Parties

      The Company’s $500,000 note payable to a bank is collateralized by the pledge of a certificate of deposit in such amount owned by the Company’s founder.

      As further described in Note 3, in March 2003, the Company issued securities to FFG, such that, subject to shareholder approval, FFG could own approximately 66.7% of the Company’s common stock on a fully-diluted, post conversion basis.

      In December 2002, the Company entered into a Food Production Agreement, pursuant to which the Company now purchases its food products from FFG in the Chicago, Los Angeles and Seattle markets. The agreement has a term of ten years subject to earlier termination (i) by FFG upon 180-days’ notice if the Company fails to obtain shareholder approval for the issuance of common stock upon the conversion of shares of Series D Preferred Stock held by FFG’s affiliate or (ii) by either party if the other party becomes insolvent. Purchases from FFG approximated $1.47 million during the fiscal quarter ended March 30, 2003. Included in accounts payable at March 30, 2003 is $820,000 due to FFG.

Note 8.     Subsequent events

      On April 10, 2003, the Company completed the offer and sale of $550,000 in secured promissory notes, warrants, and series E preferred stock to Spinnaker Investment Partners, L.P. (“Spinnaker”), a fund managed by Spinnaker Capital Partners, LLC (Spinnaker Capital). One of the Company’s directors is a director of Spinnaker Capital. Spinnaker anticipates converting these securities into the proposed financing with DB Advisors, LLC, as previously announced and discussed below. In consideration for $550,000 in cash, Spinnaker was issued a $550,000 secured promissory note, a five-year warrant exercisable for 1,193,546 shares of the Company’s common stock at a price per share of $0.50, and 25 shares of series E preferred stock. The terms of the note, warrant and series E preferred stock are substantially similar to the terms of the note, warrant and series D preferred stock issued to Briazz Venture in March 2003. Spinnaker was granted registration rights covering the shares of common stock issuable upon conversion of the series preferred stock and exercise of the warrant. The Company also agreed to cause up to one person designated by Spinnaker to be appointed to the Company’s Board of Directors. Proceeds of the financing will be used for working capital, after deduction of expenses and a $50,000 management fee payable to Spinnaker Capital. In connection with the financing, Spinnaker Capital, Laurus and FFG and its affiliates, including Briazz Venture, entered into an inter-creditor agreement in which they agreed that their respective security interests in the Company’s assets would rank equally in priority.

      The $550,000 secured promissory note bears interest at 10% per year. Interest is payable monthly in arrears, in cash. The note matures, and all principal and accrued and unpaid interest becomes due, on March 6, 2004. The note may, however, become due prior to March 6, 2004 if the Company fails to meet financial covenants set forth in the note.

      If shareholders approve the conversion of series D and series E preferred stock, the series E preferred stock will be convertible at the option of the holder, for an aggregate conversion price of up to $500,000 for a period of five years, into approximately one quarter ( 1/4) of the number of shares of common stock into which

BRIAZZ, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

the series D preferred stock is convertible. The number of shares of common stock into which series E preferred stock may be converted and the conversion price per share of common stock will initially be fixed on the date that the series E preferred stock first becomes convertible. If the Company’s shareholders approve the conversion of preferred stock, then based upon outstanding securities as of April 10, 2003, assuming that the Company does not issue, cancel or modify any of its securities prior to the date of shareholder approval and assuming that Briazz Venture and Spinnaker do not exercise their warrants prior to the date of shareholder approval, the series D preferred stock would initially be convertible into a total of approximately 33,171,900 shares of common stock at a conversion price of approximately $0.06 per share of common stock, and the series E preferred stock would initially be convertible into a total of approximately 8,292,975 shares of common stock at a conversion price of approximately $0.06 per share. The exact number of shares of common stock that may be issued on conversion of the series D and series E preferred stock and the exact conversion price of the series D and series E preferred stock cannot be determined until the date shareholder approval is received.

      If series E preferred stock becomes convertible, then so long as the secured promissory note issued to Spinnaker remains outstanding, such preferred stock will be entitled to vote, with certain exceptions, together with common stock on an as-converted basis. If the conversion of series D and E preferred stock is not approved by the Company’s shareholders, such preferred stock will not become convertible at the option of the holder and will not be entitled to vote on an as-converted basis. Any shares of series D and E preferred stock outstanding on the fifth anniversary of the initial issuance of such preferred stock will be automatically converted into shares of common stock at a rate of  1/25th of a share of common stock per share of such preferred stock.

      Subject to certain exceptions, if any additional shares of common stock or any securities convertible or exercisable for shares of common stock at an effective price that is less than the conversion price of the series D and E preferred stock or exercise price of the warrant are issued, the conversion or exercise price will be adjusted to equal the effective price at which the new securities were issued. Upon the series D and E preferred stock becoming convertible, the warrants automatically terminate. Any exercise of the warrant prior to such time will reduce the aggregate conversion price and number of shares issuable upon conversion of such preferred stock.

      As previously disclosed, the Company entered into a letter of intent to sell senior secured notes and warrants to purchase common stock (the “DB securities”) to DB Advisors, LLC, an affiliate of Deutsche Bank, and other investors, which would result in additional cash proceeds of $3.9 million. Briazz Venture has agreed to participate in the proposed financing with DB Advisors if the financing is substantially on the same terms as set forth in the letter of intent and if the agreements and related documentation are satisfactory to Briazz Venture. Spinnaker has agreed to participate in the proposed financing with DB Advisors if the financing is substantially on the same terms as set forth in the letter of intent. If Spinnaker and Briazz Venture were to participate in the proposed financing with DB Advisors, their secured promissory notes, warrants and preferred stock would be cancelled as payment for the DB securities.

Item 2:     Management’s Discussion and Analysis of Financial Condition and Results of Operations

      This report contains statements that may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include comments regarding our ability to comply with the financial covenants set forth in note agreements, the number of shares of our common stock into which the shares of our series D and series E preferred stock may become convertible, the conversion price at which the shares of our series D and series E preferred stock may become convertible, our proposed financing with DB Advisors, LLC and other investors, and the expected outsourcing of our food production in San Francisco. Our actual results and the timing of certain events could differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of our operating results, our ability to obtain additional financing on terms favorable to us, or at all, our ability to compete successfully, our ability to successfully transition food production to third parties, our reliance upon FFG, our ability to meet our obligations, actions of our debt holders, landlords and suppliers, office occupancy, our ability to maintain current cafe locations and secure new ones, food and labor costs, and operation in only four geographic areas. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the risk factors set forth in exhibit 99.1 and in other filings on file with the SEC, which risk factors are incorporated herein as though fully set forth.

      Forward-looking statements can be identified by use of words such as “may,” “will,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative or other variations of these words, or other comparable words or phrases. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements or other future events. Moreover, neither we nor anyone else assumes responsibility for the accuracy and completeness of forward-looking statements. We are under no duty to update any of our forward-looking statements after the date of this filing. You should not place undue reliance on forward-looking statements.

      Overview — BRIAZZ prepares and sells high-quality, branded lunch and breakfast foods for the “on-the-go” consumer. We sell our products primarily through our company-operated cafes, through delivery of box lunches and catered platters directly to corporate customers and through selected wholesale accounts. Our core products are sandwiches, salads and soups, which are complemented by a variety of fresh baked goods, premium juices, Starbucks coffees and fresh fruit.

      As of May 2003, we currently operate a total of 44 cafés in Seattle, San Francisco, Chicago and Los Angeles. Our growth strategy is to open new cafés in our existing markets and, when appropriate, enter into new markets served by one of the central kitchens of FFG or another suitable supplier. The two café decrease since year end is due to the closure of two under-performing locations, one in each of the first and second quarters of 2003. Due to, among other things, capital restrictions, we do not currently plan to open any cafés in 2003. Our growth strategy is to open new cafés in our existing markets and, when appropriate, enter into new markets.

      In December 2002, we contracted with FFG to assemble and package substantially all of our food products used at our café locations and in our branded sales. Pursuant to this agreement we closed our central kitchens and transferred our food production to FFG in the Chicago and Los Angeles markets in December 2002 and in the Seattle market at the end of February 2003. Due to FFG’s insufficient capacity in San Francisco, we intend to outsource our food production in San Francisco to another company and to close our remaining central kitchen in San Francisco by the end of the second quarter of 2003. We believe that contracting our food production to another party, such as FFG, will allow us to reduce our overhead in our existing markets and may allow us to lower the costs of entry into new markets served by their central kitchens. There can be no assurance that the transition to third-party central kitchens for food preparation will be successful or that the Company will be able to realize anticipated cost savings.

      We have evaluated the grocery segment of our wholesale business and decided to withdraw from this distribution channel. We remain committed to growing profitable wholesale accounts. We are working with

FFG in Chicago and New York markets to supply Starbucks branded sandwiches and salads to Starbucks Stores in the future.

      As a result of central kitchen closures and reductions in corporate personnel, there was a decrease of 64 employees from the beginning of the year, or 17%, to 307 employees at March 30, 2003, 55 full-time salaried and 252 hourly. These employee reductions will result in decreases in labor expenses in 2003.

      Our common stock was transferred to the Nasdaq SmallCap Market on January 27, 2003, because we failed to meet the requirements for listing on the Nasdaq National Market. There are a number of continuing requirements that must be met in order for our common stock to remain eligible for quotation on the Nasdaq SmallCap Market. We do not currently meet the SmallCap Market requirements that a company maintain a minimum bid price of $1.00 and a minimum market value of publicly held shares of $1 million. Nasdaq has provided us with a temporary exemption from these requirements provided that, among other things, we evidence compliance with the $2.5 million shareholders’ equity requirement, we come into compliance with the requirement for a market value of publicly held shares of $1 million by June 5, 2003 and we come into compliance with the requirement for a minimum bid price of $1.00 by August 25, 2003. We are not currently in compliance with the $2.5 million shareholders’ equity requirement. We may therefore be delisted, after which our common stock may continue to be quoted on the OTC Bulletin Board. If we are delisted from the Nasdaq SmallCap Market, it may be more difficult for our shareholders to sell their shares and the market price of our common stock may be depressed. We are discussing the possibility of extensions of time to come into compliance with Nasdaq.

      Geographic Markets — We currently operate in four markets: Seattle, San Francisco, Chicago and Los Angeles. We have presented our sales results here by geographic market to help you understand our business, but we do not operate our business in geographic segments. We manage our business through four reportable segments: Retail, Branded Sales, Kitchens, and General & Administrative. Retail consists of sales generated through the Company’s cafés. Branded Sales consists of two subgroups: 1) box lunch, catering and vending and 2), wholesale and grocery. Branded Sales consists of sales which are aggregated because they have similar economic characteristics. Kitchens consist of unallocated cost of products and packaging, along with unallocated costs of kitchen operations. General and Administrative consists of costs incurred by the corporate office as well as those administrative costs incurred by Retail. Management evaluates segment performance primarily based on sales and segment operating income (loss).

      Below is a comparison of sales in each market for the thirteen weeks ended March 30, 2003 and March 31, 2002. Market pre-tax profit (loss) consists of sales less expenses related to each market other than corporate general and administrative expense. Sales include sales from cafés, box lunches, catering, vending, wholesale, grocery and other accounts. Expenses for each market consist of occupancy expense, labor expense, general and administrative expense, other operating expense, depreciation and amortization and provision for asset impairment and store closure. Each of these items are described in more detail in “Results of Operations.” Because corporate general and administrative included depreciation and amortization related to corporate assets corporate general and administrative totals will differ from the General and Administrative segment financial information.

GEOGRAPHIC MARKETS

	Thirteen Weeks Ended

	March 30,	March 31,
	2003	2002

	(In thousands)
Seattle
Sales:
Retail	$1,319	$1,429
Branded Sales	787	1,151

Total sales	$2,106	$2,580

	Thirteen Weeks Ended

	March 30,	March 31,
	2003	2002

	(In thousands)
Cost of food and packaging:
Retail	$(587)	$(529)
Branded Sales	(348)	(498)
Unallocated cost of products and packaging	(40)	(2)

Total cost of food and packaging	$(975)	$(1,029)

Income (loss) from operations	$(180)	$(14)

Cafes	12	13
San Francisco
Sales:
Retail	$1,773	$1,780
Branded Sales	294	329

Total sales	$2,067	$2,109

Cost of food and packaging:
Retail	$(661)	$(644)
Branded Sales	(95)	(103)
Unallocated cost of products and packaging	(47)	(45)

Total cost of food and packaging	$(803)	$(792)

Income (loss) from operations	$(327)	$(132)

Cafes	15	12
Chicago
Sales:
Retail	$915	$1,094
Branded Sales	313	281

Total sales	$1,228	$1,375

Cost of food and packaging:
Retail	$(481)	$(413)
Branded Sales	(205)	(93)
Unallocated cost of products and packaging	—	3

Total cost of food and packaging	$(686)	$(503)

Income (loss) from operations	$(311)	$(146)

Cafes	8	10
Los Angeles
Sales:
Retail	$1,109	$991
Branded Sales	282	301

Total sales	$1,391	$1,292

	Thirteen Weeks Ended

	March 30,	March 31,
	2003	2002

	(In thousands)
Cost of food and packaging:
Retail	$(570)	$(367)
Branded Sales	(160)	(107)
Unallocated cost of products and packaging	—	(15)

Total cost of food and packaging	$(730)	$(489)

Income (loss) from operations	$(136)	$(123)

Cafes	10	8
All Markets
Sales:
Retail	$5,116	$5,294
Branded Sales	1,676	2,062

Total sales	$6,792	$7,356

Cost of food and packaging:
Retail	(2,299)	(1,953)
Branded Sales	(808)	(801)
Unallocated cost of products and packaging	(87)	(59)

Total cost of food and packaging	$(3,194)	$(2,813)

Loss from operations before general and administrative	$(954)	$(415)
Corporate general and administrative	(1,437)	(1,792)

Loss from operations	$(2,391)	$(2,207)

Total cafes	45	43

      The following table sets forth statement of operations data for the periods indicated as a percentage of net sales:

	Thirteen Weeks Ended

	March 30,	March 31,
	2003	2002

	(As a percentage of sales)
Statement of Operations Data
Sales:
Retail	75.3%	72.0%
Branded Sales	24.7%	28.0%

Total Sales	100.0%	100.0%
Operating Expenses:
Cost of food and packaging	47.0%	38.2%
Occupancy expenses	16.4%	13.5%
Labor expenses	29.7%	37.0%
Depreciation and amortization	11.7%	10.7%
Other operating expenses	4.3%	5.0%
General and administrative expenses	23.7%	25.2%
(Gain)/Loss on Sale of Assets	2.4%	0.0%
Provision for asset impairment and store closure	0.0%	0.2%

Total operating expenses	135.2%	130.0%

Loss from operations	(35.2)%	(30.0)%
Other (expense) income	(2.2)%	0.3%

Net loss	(37.4)%	(29.7)%

Results of Operations 13-Week Period Ended March 30, 2003 Compared with 13-Week Period Ended March 31, 2002

      Sales — Total sales decreased by $0.57 million, or 7.7%, from $7.36 million to $6.79 million.

      Retail sales decreased by $0.17 million, or 3.4%, from $5.29 million to $5.12 million. Same-store sales decreased by $0.57 million, or 11.6%, from $4.91 million to $4.34 million. The decrease in sales was primarily due to the continued decrease in occupancy rates of many of the buildings in which we are located.

      Branded sales decreased by $0.38 million, or 18.7%, from $2.06 million to $1.68 million. This decrease was primarily due to a continued decrease in Tully’s sales and the discontinuation of sales to Quality Food Centers (“QFC”). QFC was discontinued due to unprofitable sales.

      The wholesale and grocery subgroup of Branded sales, which generally has lower margins than our other distribution channels, had provided us with an opportunity to more fully utilize the excess capacity of our central kitchens. The Company has evaluated the grocery segment of our wholesale business and decided to withdraw from this distribution channel. The Company remains committed to growing profitable wholesale accounts.

      Operating expenses — Operating expenses consist of costs of food and packaging, occupancy, labor, depreciation and amortization, other operating, general and administrative, loss on disposal of assets, and provision for asset impairment and store closure. Total operating expenses decreased by $0.38 million, or 4.0%, from $9.56 million to $9.18 million. As a percentage of sales, our operating expenses increased from 130.0% to 135.2%. The increase in percentage of sales was primarily due to the decrease in sales.

      Cost of food and packaging increased by $0.38 million, or 13.5%, from $2.81 million to $3.19 million and as a percentage of sales from 38.2% to 47.0%. Cost of food and packaging increased due to our food production being outsourced, which to a certain extent, are offset by decreases in labor, depreciation and other operation expenses.

      Cost of food and packaging for retail sales increased by $0.35 million, or 17.7%, from $1.95 million to $2.30 million. Cost of food and packaging for branded sales decreased by $10,000, from $0.80 million to $0.81 million. Cost of food and packaging for retail increased due to our food production being outsourced, which to a certain extent, are offset by decreases in labor, depreciation and other operation expenses. The decrease for branded sales was due to the lower sales volumes, offset by increased cost due to having outsourced food production. Unallocated cost of food and packaging for kitchens increased by $27,000 due to decreased sales.

      Occupancy expenses consists of costs related to the leasing of retail space for our cafes and our central kitchens. Occupancy expense increased by $0.11 million, or 11.8%, from $1.0 million to $1.11 million, the decreases from central kitchen closures being more than offset by rents for cafés opened in 2002 after the first quarter. As a percentage of sales, occupancy expense increased from 13.5% to 16.4%, primarily due to decreased sales. Our rents are fixed or variable determined as a percentage of sales, or a combination of both.

      Labor expenses consist of wages and salaries paid to employees. Labor expenses decreased by $0.71 million, or 25.9%, from $2.73 million to $2.02 million. As a percentage of sales, labor expenses decreased from 37.0% to 29.7%. These decreases were primarily due to decreased labor expenses from outsourcing food production and thus eliminating central kitchen labor.

      Depreciation and amortization relates to leasehold improvements, equipment and vehicles. Depreciation and amortization expense remained constant at $0.79 million. As a percentage of sales, depreciation and amortization increased from 10.7% to 11.7%. This increases was due to the decrease in sales.

      Other operating expenses consist of direct operating, marketing, repair and maintenance expense. Other operating expenses decreased by $80,000, from $0.37 million to $0.29 million. As a percentage of sales, other operating expenses decreased from 5.0% to 4.3%. These decreases were primarily due to realization of certain cost control actions and efficiencies.

      General and administrative expenses relate to the support functions performed by our corporate office, such as finance, human resources, marketing, food development and information systems. This expense primarily consists of salaries of senior management and staff, and our corporate office lease and related office expenses. General and administrative expenses decreased by $0.24 million, or 13.1%, from $1.85 million to $1.61 million. Primarily the decrease was due to layoffs. As a percentage of sales, general and administrative expenses decreased from 25.2% to 23.7%.

      Pursuant to a plan to close its four company owned central kitchens and outsource production of the Company’s branded food products, the Los Angeles and Chicago central kitchens were closed in late 2002. During the fiscal quarter ended March 30, 2003, the Company closed its Seattle central kitchen. The Company recorded a net loss on disposal of assets of $163,000 from the central kitchen closures relating to the Seattle central kitchen and adjustments to previously recorded losses on the Chicago and Los Angeles central kitchens.

      Other (Expense) Income — Other (expense) income includes interest and other expense and interest and other income. Other expense increased by $0.17 million from $20,000 income to $0.15 million in expense. This increase was due to the interest expense from the new notes payable. As a percentage of sales, other (expense) income increased from 0.3% to (2.2%).

      Net Loss — Net loss increased by $0.35 million, or 10.8%, from $2.19 million to $2.54 million. This increase was primarily due to decreased sales. As a percentage of sales, net loss increased from 29.7% to 37.4%.

      EBITDA represents earnings before interest expense, interest income, income taxes, depreciation, amortization, loss on disposal of assets, and provision for asset impairment and store closure. EBITDA data is included because management understands that such information is considered by certain investors as an additional basis on which to evaluate a company’s ability to pay interest, repay debt and make capital expenditures. Because all companies do not calculate EBITDA identically, the presentation of EBITDA in this Quarterly Report is not necessarily comparable to similarly entitled measures of other companies. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, measures of operating performance as determined in accordance with generally accepted accounting principles. EBITDA for the thirteen-week periods ended March 30, 2003 and March 31, 2002 was ($1.43) million and ($1.4) million, respectively. The decrease in EBITDA was primarily due to decreased sales.

Liquidity and Capital Resources

      Net cash used in operating activities during the 13-weeks ended March 30, 2003 and March 31, 2002 was $0.28 million and $1.8 million, respectively. Net cash used in operating activities in each period resulted primarily from net loss before non-cash charges and changes in working capital.

      Net cash used in investing activities for the 13-weeks ended March 30, 2003 and March 31, 2002 was approximately $0.01 million and $0.64 million, respectively. Net cash used in investing activities resulted from capital additions primarily related to opening additional cafés during the 13-weeks ended March 31, 2002.

      Net cash provided (used) by financing activities for the 13-weeks ended March 30, 2003 and March 31, 2002 was $0.47 million and ($0.17) million, respectively. The financing activities during 2003 consisted primarily of cash received from the net proceeds of $0.98 million in debt financing from FFG, which was offset by debt issue costs and $0.13 million in repayment of the line of credit.

      Since inception we have financed our operations primarily through the issuance of capital stock and debt. Since inception through March 30, 2003, we have raised cash of approximately $67 million from sales of debt and equity securities. In addition to funding capital expenditures, which have approximated $28 million since inception, cash provided by financing activities has funded our initiatives in business and market development and related operating losses. Since inception through March 30, 2003, we have incurred net losses of approximately $65.7 million. In the near term, operating losses may continue despite actions taken to reduce negative cash flow from operations. Actions taken to reduce negative cash flow from operations, including improving operational efficiencies, cost controls and cutbacks, workforce reductions and closing of certain under-performing cafés, continued during 2003.

      In March 2003, certain terms of the note with Laurus Master Fund, Ltd. (“Laurus”) were amended to, among other things, change the Fixed Conversion Price to $0.10 per share. The amendment to the note suspends our obligation to make monthly payments of principal until the first business day of the month following the earlier of June 30, 2003 or the closing on an investment by Deutsche Bank or any of its affiliates, suspends the right of Laurus to demand conversion under the note until the earlier of June 30, 2003 or the closing on an investment by Deutsche Bank or any of its affiliates, and restructures the repayment schedule for the remaining payments over a seven month period following the resumption of principal payments. Additionally, in March 2003, terms of the 250,000 warrants issued in June 2002 were amended to, among other things, change the exercise price to $0.10 per share and suspend the right of Laurus to exercise the warrant until the earlier of June 30, 2003 or the closing on an investment by Deutsche Bank or any of its affiliates. As a result of the amended conversion price for the notes and exercise price for the warrants being less than the market price of the common stock on the amendment date, the Company recorded the estimated fair value of $107,000 feature as original issue discount and an increase in common stock and additional paid-in capital.

      In August 2002, we entered into a one-year $1.0 million revolving credit line based upon and collateralized by our accounts receivable. We pay daily fees of 0.0667% computed on the outstanding daily balance. As of March 30, 2003, approximately $152,000 was available for borrowing, none of which had been drawn. As a result of lock box deposits being swept to the lender exceeding Company draw-down on the line, at March 30, 2003, the Company had a receivable balance due from the lender of approximately $137,000, most of which was subsequently drawn. We expect that our accounts receivable and the amounts available to us under this facility will be reduced during 2003, primarily due a reduction in our sales to wholesale accounts.

      In September 2002, we entered into a $500,000 note payable borrowing from U.S. Bank. The note is secured by a certificate of deposit owned by the Company’s Chief Executive Officer and bears interest, payable monthly, at an annual rate of 3.59%. The note was initially due March 31, 2003, which has since been extended to March 31, 2004.

      In March 2003, we completed the offer and sale of $2.0 million in secured promissory notes, series D preferred stock and warrants to purchase common stock to Briazz Venture, L.L.C., an affiliate of FFG (“Briazz Venture”), pursuant to which we issued a $2.0 million secured promissory note in consideration for approximately $0.55 million in cash and conversion of the $1.45 million principal amount of outstanding demand notes issued to FFG and its affiliates, $450,000 of which was borrowed by the Company during January and February 2003. We also issued a five-year warrant exercisable for 1,193,546 shares of our common stock at a price per share of $0.50, and 100 shares of series D preferred stock, and granted registration rights covering the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrant. We agreed to cause up to one person designated by FFG to be appointed to our Board of Directors, subject to increase if we receive shareholder approval. We agreed that, if we receive shareholder approval, we will cause up to five persons designated by Briazz Venture to be appointed to our Board of Directors, in accordance with the rules and regulations of Nasdaq or any exchange on which our common stock is listed. The promissory note is secured by all of our assets and bears interest at 10% per year. Interest is payable monthly in arrears, in cash. The note matures, and all principal and accrued and unpaid interest becomes due, on March 6, 2004. The note may, however, become due prior to March 6, 2004 if we fail to meet financial covenants set forth in the note. Terms of the notes include certain covenants, including, among others, restrictions on the payment of dividends, limitation on additional indebtedness, and compliance with financial covenants, including minimum future EBITDA and maximum accounts payable. The Company has complied with or obtained waivers relating to such covenants.

      The maturity date of the note is dependent upon our financial performance. The note requires that as of the end of each fiscal quarter beginning with the second fiscal quarter of 2003, we will have either generated positive EBITDA for such fiscal quarter or we will have generated positive EBITDA for the cumulative period beginning on the first day of the second fiscal quarter of 2003 through the end of the fiscal quarter in question. In the event we do not achieve at least one of these goals in any fiscal quarter, the note will mature on the 45th day after the end of the fiscal quarter. For example, if we do not generate positive EBITDA for our second fiscal quarter of 2003, which ends on June 29, 2003, the note will be due on August 13, 2003. For purposes of the note, EBITDA means net income before extraordinary items, income taxes, interest expense, investment income, non-recurring expenses, depreciation and amortization, plus any losses incurred by us because of FFG’s failure to comply with certain of its obligations under the food production agreement. In each of the last five completed fiscal years, we have generated negative EBITDA. We are not currently able to determine whether we will generate positive EBITDA during the second, third or fourth fiscal quarters of 2003.

      If our shareholders approve the conversion of the series D preferred stock, the series D preferred stock will be convertible at the option of the holder, for an aggregate conversion price of up to $2.0 million for a period of five years, into that number of shares of our common stock as is equal to 66.7% (the “Applicable Percentage”) of our outstanding shares of common stock, on a post-conversion, fully-diluted basis as measured on the date of shareholder approval (but excluding from the calculation of our fully-diluted share capital the Series E preferred stock and, subject to certain limitations, shares subject to our outstanding stock options and other shares reserved for issuance under our stock incentive plans). The number of shares of our common stock into which our series D preferred stock may be converted and the conversion price per share of common stock will initially be fixed on the date that the series D preferred stock first becomes convertible in accordance with the foregoing formula.

      On April 10, 2003, the Company completed the offer and sale of $550,000 in secured promissory notes, warrants, and series E preferred stock to Spinnaker Investment Partners, L.P. (“Spinnaker”), a fund managed by Spinnaker Capital Partners, LLC. In consideration for $550,000 in cash, Spinnaker was issued a $550,000 secured promissory note, a five-year warrant exercisable for 1,193,546 shares of the Company’s common stock at a price per share of $0.50, and 25 shares of series E preferred stock. The terms of the note, warrant and series E preferred stock are substantially similar to the terms of the note, warrant and series D preferred stock issued to Briazz Venture on March 6, 2003. The $550,000 secured promissory note bears interest at 10% per year. Interest is payable monthly in arrears, in cash. The note matures, and all principal and accrued and unpaid interest becomes due, on March 6, 2004. The note may, however, become due prior to March 6, 2004 if the Company fails to meet financial covenants set forth in the note. Spinnaker was granted registration rights covering the shares of common stock issuable upon conversion of the series preferred stock and exercise of the warrant. The Company also agreed to cause up to one person designated by Spinnaker to be appointed to the Company’s Board of Directors. Proceeds of the financing will be used for working capital, after deduction of expenses and a $50,000 management fee payable to Spinnaker Capital Partners, LLC. In connection with the financing, Spinnaker, Laurus Master Fund, Ltd. and Flying Food Group, L.L.C. and its affiliates, including Briazz Venture, entered into an inter-creditor agreement in which they agreed that their respective security interests in the Company’s assets would rank equally in priority.

      If shareholders approve the conversion of series D and series E preferred stock, the series E preferred stock will be convertible at the option of the holder, for an aggregate conversion price of up to $500,000 for a period of five years, into one quarter (1/4) of the number of shares of common stock into which the series D preferred stock is convertible. The number of shares of common stock into which series E preferred stock may be converted and the conversion price per share of common stock will initially be fixed on the date that the series E preferred stock first becomes convertible. If the Company’s shareholders approve the conversion of preferred stock, then based upon outstanding securities as of April 10, 2003, assuming that the company does not issue, cancel or modify any of its securities prior to the date of shareholder approval and assuming that Briazz Venture and Spinnaker do not exercise their warrants prior to the date of shareholder approval, the series D preferred stock would initially be convertible into a total of approximately 33,171,900 shares of common stock at a conversion price of approximately $0.06 per share of common stock, and the series E preferred stock would initially be convertible into a total of approximately 8,292,975 shares of common stock at a conversion price of approximately $0.06 per share of common stock. The exact number of shares of common stock that may be issued on conversion of the series D and series E preferred stock and the exact conversion price of the series D and series E preferred stock cannot be determined until the date shareholder approval is received.

      If series D and E preferred stock becomes convertible, then so long as the secured promissory note issued to Briazz Venture and Spinnaker remains outstanding, such preferred stock will be entitled to vote, with certain exceptions, together with common stock on an as-converted basis. If the conversion of series D and E preferred stock is not approved by the Company’s shareholders, such preferred stock will not become convertible at the option of the holder and will not be entitled to vote on an as-converted basis. Any shares of series D and E preferred stock outstanding on the fifth anniversary of the initial issuance of such stock will be automatically converted into shares of common stock at a rate of 1/100th and 1/25th of a share of common stock per share of series D and E preferred stock, respectively.

      Subject to certain exceptions, if any additional shares of common stock or any securities convertible or exercisable for shares of common stock at an effective price that is less than the conversion price of the series D and E preferred stock or exercise price of the warrants are issued, the conversion or exercise price will be adjusted to equal the effective price at which the new securities were issued. Upon the series D and E preferred stock becoming convertible, the warrants will automatically terminate. Any exercise of the warrants prior to such time will reduce the aggregate conversion price and number of shares issuable upon conversion of the series D and E preferred stock.

      As previously announced, the Company entered into a letter of intent to sell senior secured notes and warrants to purchase common stock (the “DB securities”) to DB Advisors, LLC, an affiliate of Deutsche Bank (“DB”), and other investors. If completed, this financing would result in additional cash proceeds of approximately $3.9 million and conversion of securities issued to FFG and Spinnaker into DB securities, and their secured promissory notes, warrants and preferred stock would be cancelled. The notes would bear interest at Libor plus 1%, mature two years from date of closing and be collateralized by a pledge of all Company assets. In addition to notes, investors would receive warrants equal to approximately 78% of the common shares of BRIAZZ on a fully-diluted, post-exercise basis with an exercise price of $0.10 per share and members of management would receive warrants to purchase 12% of the common shares of BRIAZZ on a fully-diluted, post-exercise basis on the same terms as the investors. Additionally, the investors would be entitled to designate four of the five directors serving on the BRIAZZ board of directors. The closing of the financing is subject to, among other things, negotiation and execution of definitive documents and satisfaction of conditions to closing, including the receipt of BRIAZZ shareholder approval and the conversion by FFG of its investment securities as described above. There can be no assurance that the negotiations with the investors will be successful or that the offering will be completed. The Company anticipates using the additional cash proceeds from this financing to repay a portion of the Company’s current outstanding debt with the remainder used for working capital.

      The Company is party to an agreement entered into in 2002 with an investment banking firm to become the Company’s exclusive financial advisor with respect to raising capital or otherwise assisting with financing transactions. Pursuant to the agreement, among other things, the Company owes the financial advisor a financing fee of 7% of gross financing proceeds, or 5% in certain financings. In addition, in the event of a transaction, as defined in the agreement, a transaction fee of $750,000 is payable to the financial advisor. In April 2003, the Company received an invoice from the financial advisor for approximately $751,000. The Company, the financial advisor and existing and prospective investors are in the process of negotiations regarding the timing and amount of any payment with respect to this invoice. Based upon an understanding with the financial advisor and prospective investors, if the proposed financing closes as presently proposed, the transaction fee would be significantly reduced.

      At March 30, 2003, we had cash and cash equivalents of approximately $0.5 million. Since March 30, 2003, we have used a combination of cash and cash equivalents, operating revenues and the proceeds of additional borrowings to meet our immediate cash needs; however, we will need additional capital in the immediate future by the end of the second quarter of 2003 in order to continue operating our business. We are attempting to conserve cash by reducing expenses and by delaying or deferring payments to some of our suppliers and on some of our leases. We will need to raise additional capital to finance our operations, as well as to enhance our operations, fund our expansion, respond to competitive pressures and repay our borrowings when they become due. There can be no assurance that we will be able to obtain additional financing at terms favorable to us, or at all, reduce expenses or successfully complete other steps to continue as a going concern. If we are unable to obtain sufficient funds to satisfy our cash requirements within the required timeframe on terms favorable to us, we may be forced to curtail operations, dispose of assets, or seek extended payment terms from our vendors. Such events would materially and adversely affect our financial position and results of operations. In the event that such steps are not sufficient, or we believe that they will not be sufficient, we may be required to discontinue our operations.

      Poor financial results, inability to comply with the terms of our borrowings, unanticipated expenses or unanticipated opportunities that require financial commitments could give rise to additional financing requirements sooner than we expect. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our existing shareholders would be reduced, and these securities may have rights, preferences or privileges senior to those of our common stock. If adequate funds are not available or are not available on acceptable terms, our ability to enhance our services, fund our expansion, respond to competitive pressures or take advantage of business opportunities would be significantly limited, and we might need to significantly restrict or discontinue our operations.

      The accompanying financial statements have been prepared on the basis that we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability of assets and liquidation of liabilities that may result from this uncertainty. We have incurred substantial operating losses and negative cash flows from operations since inception and had an accumulated deficit of $72.7 million at March 30, 2003. As disclosed in the report of independent accountants on our annual financial statements and included in our Annual Report on Form 10-K, these matters raise substantial doubt about our ability to continue as a going concern. To date, we have financed operations principally through the net proceeds from debt and equity offerings. Our ability to continue as a going concern is dependent upon numerous factors, including our ability to obtain additional financing, our ability to increase our level of future revenues or our ability to reduce operating expenses.

      Recent accounting pronouncements — In July 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”). SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. The adoption of SFAS No. 143 did not have a material impact on the Company’s results of operation or financial position.

      In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS No. 146”). SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The adoption of SFAS No 146 did not have a material impact on the Company’s financial position or results of operation.

      Critical Accounting Policies — We have identified the policies below as critical to our business operations and the understanding of our results of included in operations. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to the Consolidated Financial Statements included in this Quarterly Report on Form 10-Q and in our December 29, 2002 Annual Report on Form 10-K. Preparation of financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

      Revenue Recognition — The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101), as amended by SAB 101A and 101B. SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the fee charged for services rendered and products delivered and the collectibility of those fees. Should changes in conditions cause management to determine these criteria are not met for certain future transactions, revenue recognized for any reporting period could be adversely affected. The Company has concluded that its revenue recognition policy is appropriate and in accordance with generally accepted accounting principles and SAB No. 101.

      Valuation of Long-Lived Assets — We periodically review the carrying value of our long-lived assets for continued appropriateness. This review is based upon our projections of anticipated future cash flows. We record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items. Our cash flow estimates are based on historical results adjusted to reflect our best estimate of future market and operating conditions. While we believe that our estimates of future cash flows are reasonable, different assumptions regarding such cash flows could materially affect our evaluations. The net carrying value of assets not recoverable are reduced to their fair value. Our estimates of fair value represent our best estimate based on either discounted cash flows or appraised values, depending on the nature of the asset.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

      We have no derivative financial instruments or derivative commodity investments. We invest our excess cash in investment grade, highly liquid investments, consisting of money market instruments, bank certificates of deposit and short-term investments in commercial paper. We do not believe these investments are subject to significant market risk.

      All of our transactions are conducted, and our accounts are denominated, in United States dollars. Accordingly, we are not exposed to foreign currency risk.

      Many of the food products purchased by us are affected by commodity pricing and are, therefore, subject to price volatility caused by weather, production problems, delivery difficulties, utility costs and other factors that are outside our control. We believe that substantially all of our food and supplies are available from numerous sources, which helps to control food commodity risk; however we will be reliant upon FFG to control food commodity risk for those products we purchase from FFG. We believe we have the ability to increase menu prices, or vary the menu items offered, if needed in response to a food product price increase.

Item 4.	Controls and Procedures

      Evaluation of Disclosure Controls and Procedures — Under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, the Company evaluated the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-14(c) under the Exchange Act as of a date (the “Evaluation Date”) within 90 days prior to the filing date of this report. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of the Evaluation Date, the Company’s disclosure controls and procedures were effective in timely alerting the material information relating to the Company required to be included in the Company’s periodic SEC filings.

      Changes in Internal Controls — During the fourth quarter of fiscal 2002, the Company’s chief financial officer resigned. During the first quarter of fiscal 2003, the Company’s controller and president resigned. Due to the impact of these resignations, the Company hired consultants to assist with the preparation of its financial statements and Exchange Act reports. The Company will continue to utilize consultants until it has hired a full-time chief financial officer. Other than these changes, there were no significant changes made in the Company’s internal controls during the period covered by this report or, to the Company’s knowledge, in other factors that could significantly affect these controls subsequent to the Evaluation Date.

PART II — OTHER INFORMATION

Item 1.	Legal Proceedings

      The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. Company management currently believes that resolution of such legal matters will not have a material adverse impact on the Company’s financial position, results of operations or cash flows.

Item 2.	Changes in Securities and Use of Proceeds

      Changes in Constituent Instruments and Rights — Information regarding the Company’s Series D and Series E Preferred Stock, and the terms thereof, has been previously reported by the Company in Company’s December 29, 2002 Annual Report on Form 10-K and a Form 8-K dated April 10, 2003

      Recent Sales — We issued demand notes to an affiliate of FFG in the following principal amounts, for the face amount in cash: $100,000 on December 30, 2002, $100,000 on January 6, 2003 and $225,000 on January 6, 2003. The demand notes were issued to an accredited investor and, if deemed to be securities, in reliance upon Section 4(2) and Rule 506 of Regulation D under the Securities Act.

      We issued $2.0 million principle amount of senior secured promissory notes, 100 shares of Series D Preferred Stock and a warrant to purchase 1,193,546 shares of common stock at an exercise price of $0.50 per share to an affiliate of FFG on March 6, 2003, for approximately $0.55 million in cash and conversion of $1.45 million in demand notes. The securities were issued to an accredited investor in reliance upon Section 4(2) and Rule 506 of Regulation D under the Securities Act. The terms of the securities are more fully described elsewhere in this report.

      We issued 40,200 shares of common stock to Laurus upon conversion of $8,260 of the amount outstanding under the Laurus convertible note. The securities were issued to an accredited investor in reliance upon Section 4(2) and Rule 506 of Regulation D under the Securities Act.

Item 3.	Defaults Upon Senior Securities

      None.

Item 4.	Submission of Matters to a Vote of Security Holders

      None.

Item 5.	Other Information

      None.

Item 6.	Exhibits and Reports on Form 8-K

      (a) Exhibits.

Exhibit
Number	Description

3.1(2)	Amended and Restated Articles of Incorporation.
3.1.1(5)	Articles of Amendment filed March 5, 2003 (including designation of Series D Convertible Preferred Stock).
3.1.2(6)	Articles of Amendment filed April 10, 2003 (including designation of Series E Convertible Preferred Stock).
3.2(5)	Amended and Restated Bylaws.
4.1(2)	Specimen Stock Certificate for Common Stock.
4.2(5)	Specimen Stock Certificate for Series D Convertible Preferred Stock
4.3(6)	Specimen Stock Certificate for Series E Convertible Preferred Stock.
10.1(1)(2)	1996 Amended Stock Option Plan.
10.2(1)(2)	Form of Option Agreement (1996 Plan — Fresh Options prior to February 2001).
10.3(1)(2)	Form of Option Agreement (1996 Plan — other options prior to February 2001).
10.4(1)(2)	2001 Employee Stock Purchase Plan.
10.5(2)	Form of Warrant (Series C Convertible Preferred Stock financing).
10.6(1)(2)	Employment Agreement between BRIAZZ and Charles William Vivian dated July 14, 1999.
10.7(2)	Form of Registration Rights Agreement among BRIAZZ and certain of our shareholders dated August 15, 1997, as amended.
10.8(2)	Agreement between BRIAZZ and Stusser Realty Group Limited Partnership dated January 1998.
10.9(2)	Sublease between BRIAZZ and Stusser Electric Company regarding 3901 7th Avenue South, Seattle, WA dated February 6, 1998.
10.10(2)	Sublease Amendment between BRIAZZ and Stusser Electric Company regarding 3901 7th Avenue South, Seattle, WA dated August 28, 2000.
10.12(2)	Lease between BRIAZZ and Mission-Taylor Properties regarding 225 Mendell St., San Francisco, CA dated June 28 1996.
10.13(2)	Amendment to Lease between BRIAZZ and Mission-Taylor Properties regarding 225 Mendell St., San Francisco, CA dated May 25, 2000.
10.14(2)	Lease between BRIAZZ and Time Realty Investments, Inc. regarding 200 Center St., El Segundo, CA dated December 15, 1997.

Exhibit
Number	Description

10.15(5)	Surrender of Possession and Termination of Lease Agreement dated December , 2002 regarding lease between BRIAZZ and Time Realty Investments, Inc. regarding 200 Center St., El Segundo, CA dated December 15, 1997.
10.16(2)	Industrial Building Lease between BRIAZZ and Walnut Street Properties, Inc. regarding 1642 Lake Street, Chicago, IL dated April 7, 1997.
10.17(1)(2)	Form of Option Agreement (1996 Plan — all options since February 2001).
10.18(2)	Noncompetition Agreement between BRIAZZ and Victor D. Alhadeff dated October 18, 1996.
10.19(3)	Convertible Note made by BRIAZZ in favor of Laurus Master Fund, Ltd. dated June 18, 2002 in the principal amount of $1,250,000.
10.20(3)	Common Stock Purchase Warrant issued by BRIAZZ to Laurus Master Fund, Ltd. dated June 18, 2002.
10.21(3)	Security Agreement made by BRIAZZ in favor of Laurus Master Fund, Ltd. dated June 18, 2002.
10.22(5)	Allonge dated December 2, 2002 to the Convertible Note issued by the Company to Laurus Master Fund, Ltd. on June 18, 2002.
10.24(5)	Common Stock Purchase Warrant issued by BRIAZZ to Laurus Master Fund, Ltd. dated December 2, 2002.
10.25(5)	Allonge dated January , 2003 to the Convertible Note issued by BRIAZZ to Laurus Master Fund, Ltd. on June 18, 2002.
10.26(5)	Allonge dated as of February 26, 2003 to the Convertible Note dated June 18, 2002 issued by BRIAZZ to Laurus Master Fund, Ltd. on June 18, 2002.
10.27(5)	Allonge dated as of February 26, 2003 to the Warrant issued by BRIAZZ to Laurus Master Fund, Ltd. on June 18, 2002.
10.28(4)	Form of Secured Convertible Demand Note used in October 2002.
10.29(5)	Form of Secured Convertible Demand Note used in December 2002 and January 2003.
10.30(5)	Food Production Agreement between BRIAZZ and Flying Food Group, L.L.C. dated December 1, 2002
10.31(5)	Amended Security Agreement between BRIAZZ, Flying Food Group, L.L.C. and New Management, Ltd., dated December 3, 2002.
10.32(5)	Amended and Restated Purchase Agreement between BRIAZZ and Briazz Venture, L.L.C., dated March 5, 2003.
10.33(5)	$2,000,000 Senior Secured Note issued by BRIAZZ in favor of Briazz Venture, L.L.C., dated March 6, 2003.
10.34(5)	Warrant to purchase 1,193,546 shares of Common Stock issued by BRIAZZ to Briazz Venture, L.L.C. dated March 6, 2003.
10.35(5)	Amendment dated March 6, 2003 between BRIAZZ and Briazz Venture, L.L.C. to Security Agreement dated December 3, 2002.
10.36(5)	Voting Agreement between Briazz Venture, L.L.C. and Victor D. Alhadeff, dated as of March 6, 2003.
10.37(5)	Registration Rights Agreement between BRIAZZ and Briazz Venture, L.L.C., dated March 6, 2003.
10.38(6)	Purchase agreement between BRIAZZ and Spinnaker Investment Partners, L.P., dated April 10, 2003
10.39(6)	$550,000 Senior Secured Note issued by BRIAZZ in favor of Spinnaker Investment, L.P., dated April 10, 2003
10.40(6)	Warrant to purchase 1,193,546 shares of Common Stock issued by BRIAZZ to Spinnaker Investment Partners, L.P., dated April 10, 2003

Exhibit
Number	Description

10.41(6)	Amended and Restated Security Agreement by and among BRIAZZ, Briazz Venture, L.L.C. and Spinnaker Investment Partners, L.P., dated April 10, 2003
10.42(6)	Amended and Restated Agreement Between Creditors by and among BRIAZZ, Laurus Master Fund, Ltd., Spinnaker Investment Partners, L.P. and Flying Food Group L.L.C. and any of its affiliates, including but not limited to Briazz Venture, L.L.C., dated April 10, 2003
10.43(6)	Amended and Restated Registration Rights Agreement by and among BRIAZZ, Spinnaker Investment Partners, L.P. and Flying Food Group L.L.C. and any of its affiliates, including but not limited to Briazz Venture, L.L.C., dated April 10, 2003
99.1	Risk Factors
99.2	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

(1)	Indicates management contract.

(2)	Incorporated by reference to our registration statement on Form S-1 (No. 333-54922).

(3)	Incorporated by reference to our Form 8-K filed on July 20, 2002.

(4)	Incorporated by reference to our Form 10-Q for the quarter ended September 29, 2002.

(5)	Incorporated by reference to our Form 10-K for the year ended December 29, 2002.

(6)	Incorporated by reference to our Form 8-K dated April 10, 2003.

      (b) Reports on Form 8-K

      The Company filed a Form 8-K dated December 30, 2002 to report the issuance of a demand note, entering into the food production agreement, and a repayment election under the Laurus note.

      The Company filed a Form 8-K dated January 24, 2003 to disclose that the Company’s common stock was transferred to the Nasdaq SmallCap Market.

      The Company filed a Form 8-K dated February 21, 2003 to report entering into a letter of intent to sell securities to DB Advisors, LLC and other investors.

      The Company filed a Form 8-K dated March 4, 2003 to report the closing of the Briazz Venture $2.0 million financing transaction.

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, BRIAZZ, INC. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BRIAZZ, INC.

By:	/s/ VICTOR D. ALHADEFF

Victor D. Alhadeff
Chief Executive Officer, Chief Financial Officer,
Secretary and Chairman of the Board

Date: May 14, 2003

CERTIFICATIONS

I, Victor D. Alhadeff, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors of Briazz, Inc., certify that:

      1. I have reviewed this Quarterly Report on Form 10-Q of BRIAZZ, INC.;

      2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

      3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

      4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

(a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

(b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the “Evaluation Date”); and

(c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

      5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

(a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

      6. The registrant’s other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ VICTOR D. ALHADEFF

Victor D. Alhadeff
Chief Executive Officer, Chief Financial Officer,
Secretary and Chairman of the Board of Directors

Date: May 14, 2003

PROXY

ANNUAL MEETING OF SHAREHOLDERS, JULY 29, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BRIAZZ, INC.

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of the shareholders’ meeting to be held July 29, 2003 and the proxy statement, and appoints Victor D. Alhadeff the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BRIAZZ, INC. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the offices of BRIAZZ, INC., on Tuesday, July 29, 2003 at 10:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy are as of June 12, 2003, and shall be voted in the manner set forth on the reverse side.

(Continued and to be signed on reverse side)

Address Change (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲

MARK, SIGN, AND DATE YOUR PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE WE HAVE PROVIDED OR RETURN IT TO BRIAZZ, INC., 3901 7TH AVENUE SOUTH, SUITE 200, SEATTLE, WASHINGTON 98108.	Mark here for address change and note on the reverse side	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Vote on Proposal			FOR	AGAINST	ABSTAIN	WITHHELD FOR ALL
1.	Approve the election of the nominated director.		☐			☐
	01	Victor D. Alhadeff
	02	Charles C. Matteson, Jr.
Withheld for the nominees you list below: (write the nominees name in the space provided below.)

2.	Approve the proposed financing and related actions described in Proposal No. 2, as follows:
	a.	Approve the issuance of the promissory notes, shares of Series F Preferred Stock and common stock options described in Proposal No. 2.	☐	☐	☐
	b.	Approve the right of the investors to designate up to five directors.	☐	☐	☐
	c.	Approve the adoption of the stock incentive plan described in Proposal No. 2.	☐	☐	☐
	d.	Approve the amendment of the articles of incorporation to increase the number of authorized shares of common stock to 250 million shares.	☐	☐	☐
If any one part of Proposal No. 2 is not approved, then the transactions contemplated by Proposal No. 2 may not be completed.

		FOR	AGAINST	ABSTAIN

3.	In the event shareholders do not approve Proposal No. 2, or if such financing is not completed, approve (i) the issuance of shares of the common stock upon conversion of shares of Series D Preferred Stock and Series E Convertible Preferred Stock and warrants issued in the Bridge Financings, and (ii) the right of BV to designate five of our directors pursuant to the financings completed in March and April 2003.	☐	☐	☐
4.	Approve the 2003 Stock Plan.	☐	☐	☐

5.	Approve the amendment of the articles of incorporation to eliminate any series of preferred stock that is no longer outstanding or subject to a right to acquire.	☐	☐	☐

6.	To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.	☐	☐	☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Signature	Signature	Date

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

▲ Detach here from proxy voting card. ▲